                                                                     EXHIBIT 2.2

     THE FOLLOWING DOCUMENT DOES NOT CONSTITUTE AN OFFER TO BUY, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES. THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE COMBINATION TRANSACTION WILL BE OFFERED ONLY PURSUANT TO A PROSPECTUS/PROXY STATEMENT INCLUDED IN A REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     ALL DORCHESTER HUGOTON UNITHOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE PROSPECTUS/PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE RELATED SOLICITATION/RECOMMENDATIONS THAT WILL BE PROVIDED
TO EACH UNITHOLDER REQUESTING SUCH UNITHOLDER'S VOTE, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. A COPY OF THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS, WHEN FINALIZED, WILL BE MAILED TO DORCHESTER HUGOTON UNITHOLDERS AND WILL BE AVAILABLE FROM DORCHESTER HUGOTON ON REQUEST. THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS WILL ALSO BE AVAILABLE ON THE INTERNET AT THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE AT HTTP://WWW.SEC.GOV.

     Dorchester Hugoton and its General Partners, and their respective directors and/or officers, as applicable, may be deemed under the Rules of the Securities and Exchange Commission to be "participants in the solicitation" of proxies from the security holders of Dorchester Hugoton in favor of the transaction. SECURITY HOLDERS OF DORCHESTER HUGOTON MAY OBTAIN INFORMATION REGARDING THE INTERESTS OF THE "PARTICIPANTS IN THE SOLICITATION" BY READING THE PROSPECTUS.

                             CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                               SAM PARTNERS, LTD.,

                             VAUGHN PETROLEUM, LTD.,

                          SMITH ALLEN OIL & GAS, INC.,

                                P.A. PEAK, INC.,

                              JAMES E. RALEY, INC.,

                   DORCHESTER MINERALS MANAGEMENT GP LLC, AND

                        DORCHESTER MINERALS MANAGEMENT LP



                          DATED AS OF DECEMBER 13, 2001

                                Table of Contents

                                                                                                               Page
                                                                                                               ----
ARTICLE I  CONTRIBUTION TRANSACTIONS..............................................................................2
         1.1  Contribution to General Partner by SAM and Vaughn...................................................2
         1.2  Contribution to General Partner by SAOG.............................................................3
         1.3  Contribution to General Partner by Peak and Raley...................................................3
         1.4  Partnership Agreement and Consideration.............................................................3
         1.5  Contributions to DMMLLC;  LLC Agreement and Consideration...........................................3
         1.6  The Closing.........................................................................................3
         1.7  Closing Deliveries..................................................................................4

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS....................................................4
         2.1  Existence and Good Standing.........................................................................4
         2.2  Authority...........................................................................................5
         2.3  Equity Ownership....................................................................................5
         2.4  No Violation........................................................................................5
         2.5  Consents and Approvals..............................................................................5
         2.6  Acquisition Entirely for Own Account................................................................5
         2.7  Disclosure of Information;  Due Diligence...........................................................6
         2.8  Investment Experience;  Accredited Purchaser Status.................................................6
         2.9  Restricted Securities...............................................................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF GENERAL PARTNER AND DMMLLC.........................................6
         3.1  Existence and Good Standing.........................................................................6
         3.2  Authority...........................................................................................7
         3.3  No Violation........................................................................................7
         3.4  Consents and Approvals..............................................................................7

ARTICLE IV  ADDITIONAL COVENANTS..................................................................................7
         4.1  Taxes...............................................................................................7
         4.2  Amendment and Restatement of Agreements.............................................................7

ARTICLE V  CONDITIONS TO THE CLOSING..............................................................................7
         5.1  Conditions to Each Party's Obligation to Close......................................................7

ARTICLE VI  TERMINATION, AMENDMENT AND WAIVER.....................................................................8
         6.1  Termination.........................................................................................8
         6.2  Effect of Termination...............................................................................8
         6.3  Extensions;  Waiver.................................................................................8

ARTICLE VII  REMEDIES.............................................................................................8
         7.1  Right to Indemnification Not Affected by Knowledge..................................................8
         7.2  Indemnification by the Contributors.................................................................9
         7.3  Notice and Defense of Third-Party Claims............................................................9

                                Table of Contents
                                   (continued)

                                                                                                               Page
                                                                                                               ----
         7.4  Limitations of Liability...........................................................................10
         7.5  Specific Performance; Injunctive and Other Equitable Relief........................................10

ARTICLE VIII  MISCELLANEOUS......................................................................................11
         8.1  Survival of Representations and Warranties.........................................................11
         8.2  Brokers and Finders................................................................................11
         8.3  Entire Agreement;  Assignment......................................................................11
         8.4  Amendment and Modification.........................................................................11
         8.5  Waiver;  Consents..................................................................................11
         8.6  Further Assurances.................................................................................11
         8.7  Severability.......................................................................................11
         8.8  Address for Notices................................................................................12
         8.9  Governing Law......................................................................................14
         8.10  Descriptive Headings..............................................................................14
         8.11  Parties in Interest;  No Third-Party Beneficiary..................................................14
         8.12  Counterparts......................................................................................14
         8.13  Incorporation by Reference........................................................................14
         8.14  Certain Definitions...............................................................................15

                                LIST OF EXHIBITS


Exhibit A      Form of Limited Liability Agreement of DMMLLC
Exhibit B      Form of Limited Partnership Agreement of General Partner
Exhibit C      Form of Transfer Restriction Agreement
Exhibit D      Percentage Interests in DMMLLC
Exhibit E      Form of Assignment

                             CONTRIBUTION AGREEMENT

         This Contribution Agreement (the "Agreement"), dated as of December 13, 2001, is by and among SAM Partners, Ltd., a Texas limited partnership ("SAM"), Vaughn Petroleum, Ltd., a Texas limited partnership ("Vaughn"), Smith Allen Oil & Gas Company, Inc., a Texas corporation ("SAOG"), P.A. Peak, Inc., a Delaware corporation ("Peak"), James E. Raley, Inc., a Delaware corporation ("Raley"), Dorchester Minerals Management LP, a Delaware limited partnership ("General Partner") and its general partner, Dorchester Minerals Management GP LLC, a Delaware limited liability company ("DMMLLC"). Each of SAM, Vaughn, SAOG, Peak and Raley is a "Contributor" and, collectively, they are sometimes referred to as the "Contributors." Each of SAM, Vaughn, SAOG, Peak, Raley, General Partner and DMMLLC is a "Party" and, collectively, they are sometimes referred to as the "Parties."

                                    RECITALS

         WHEREAS, General Partner was formed on December 12, 2001 pursuant to the Delaware Revised Uniform Limited Partnership Act upon the filing of a certificate of limited partnership with the office of the Secretary of State of Delaware. DMMLLC is the sole general partner of General Partner. The Contributors are currently the sole limited partners of General Partner;

         WHEREAS, DMMLLC was formed on December 12, 2001 pursuant to the Delaware Limited Liability Company Act upon the filing of a certificate of formation with the office of the Secretary of State of Delaware. The Contributors are currently the sole members of DMMLLC;

         WHEREAS, Republic Royalty Company, a Texas general partnership of which SAM and Vaughn are the general partners ("RRC"), Spinnaker Royalty Company, L.P., a Texas limited partnership, of which SAOG is the general partner ("SRC") and Dorchester Hugoton, Ltd., a Texas limited partnership of which Peak and Raley are the general partners ("DHL"), are engaged in a transaction which will result in the combination of the businesses and properties of RRC, SRC and DHL (the "Transaction") pursuant to a Combination Agreement of even date herewith (the "Combination Agreement");

         WHEREAS, prior to or simultaneously with the closing of the Transaction, RRC will be converted into a Delaware limited partnership (and after such conversion the term "RRC" shall be deemed to refer to such limited partnership as well);

         WHEREAS, as a result of the Transaction, but prior to the Closing (as defined herein), SAM, Vaughn, and SAOG will each own general partner interests in Dorchester Minerals, L.P., a Delaware limited partnership (the
"Partnership");

         WHEREAS, as a result of the Transaction, but prior to the Closing, Peak and Raley will each own limited partner interests in the Partnership;

         WHEREAS, SAM, Vaughn and SAOG desire to contribute their general partner interests in the Partnership to General Partner and certain cash to DMMLLC in accordance with the terms and provisions of this Agreement;

         WHEREAS, Peak desires to contribute its limited partner interests in the Partnership and certain cash to a limited partnership to be formed prior to the Closing as an indirect subsidiary of Peak ("Peak LP"), and immediately thereafter, to cause Peak LP to contribute such limited partner interests and certain cash to General Partner and certain cash to DMMLLC (collectively, the "Peak Contribution"), and at Closing, Peak LP shall replace Peak as a member of DMMLLC and as a limited partner of General Partner;

         WHEREAS, in order to effect the steps contemplated by the Peak Contribution in a single transaction with the contributions by the other Contributors pursuant to the terms and provisions of this Agreement, Peak will contribute (i) its limited partner interests in the Partnership and certain cash directly to General Partner in exchange for Peak LP's receipt from the General Partner of the consideration provided for herein and (ii) certain cash to DMMLLC in exchange for Peak LP's receipt from DMMLLC of the consideration provided for herein;

         WHEREAS, Raley will be converted into a Delaware general partnership prior to Closing (and after such conversion the term "Raley" shall be deemed to refer to such general partnership as well), and Raley desires to contribute its limited partner interests in the Partnership and certain cash to General Partner and certain cash to DMMLLC;

         WHEREAS, in connection with these capital contributions to General Partner and DMMLLC and to admit Peak LP as a substituted member in DMMLLC and a substituted limited partner in General Partner (in each case replacing Peak), the original limited liability company agreement of DMMLLC will be amended and restated in substantially the form attached hereto as Exhibit A (the "LLC Agreement"), the original limited partnership agreement of General Partner will be amended and restated in substantially the form attached hereto as Exhibit B (the "Partnership Agreement"), and the members of DMLLC and partners of General Partner will enter into a transfer restriction agreement in substantially the form attached hereto as Exhibit C (the "Transfer Restriction Agreement");

         WHEREAS, the Parties intend that for federal income tax purposes, the above contributions qualify for non-recognition treatment under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, the Parties are making certain representations, warranties, covenants and indemnities herein as an inducement to the other Parties to enter into this Agreement;

         NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                            CONTRIBUTION TRANSACTIONS

         1.1 Contribution to General Partner by SAM and Vaughn. Subject to the terms and conditions of this Agreement, SAM and Vaughn shall each contribute, convey, assign, transfer, set over and deliver to General Partner at the Closing all of their respective right, title and interest in and to all general partner interests in the Partnership held by them, including, without limitation, the general partner interests issued to them pursuant to the Combination Agreement (collectively, the "SAM/Vaughn Contribution").

         1.2 Contribution to General Partner by SAOG. Subject to the terms and conditions of this Agreement, SAOG shall contribute, convey, assign, transfer, set over and deliver to General Partner at the Closing all of its right, title and interest in and to all general partner interests in the Partnership held by it, including, without limitation, the general partner interests issued to it pursuant to the Combination Agreement (the "SAOG Contribution").

         1.3 Contribution to General Partner by Peak and Raley. Subject to the terms and conditions of this Agreement, Peak and Raley shall each contribute, convey, assign, transfer, set over and deliver to General Partner at the Closing
(i) all of their respective right, title and interest in and to all limited partner interests in the Partnership issued to them pursuant to the Combination Agreement with respect to their general partner interests in DHL and (ii) cash in the amount such that if that amount were added to such Person's capital account in DHL immediately prior to the closing of the Transaction, such Person's capital account balance would equal one-half of one percent (0.5%) of the aggregate capital account balance of all partners of DHL after all cash amounts have been contributed under this Section 1.3 (collectively, the "Peak/Raley Contribution" and together with the SAM/Vaughn Contribution and the SAOG Contribution, the "GP Contributions").

         1.4 Partnership Agreement and Consideration. Subject to the terms and conditions of this Agreement, at the Closing the following will occur: (i) DMMLLC, SAM, Vaughn, SAOG, Raley and Peak LP shall enter into the Partnership Agreement (with Peak joining to evidence its agreement with the substitution of Peak LP), (ii) in exchange for the GP Contributions, "Ownership Interests" as provided in the Partnership Agreement will be issued to SAM, Vaughn, SAOG, Raley and Peak LP (the "LP Interests) and (iii) DMMLLC shall contribute to the General Partner the amounts contributed to DMMLLC pursuant to Section 1.5.

         1.5 Contributions to DMMLLC; LLC Agreement and Consideration. Subject to the terms and conditions of this Agreement, at the Closing the following will occur: (i) SAM, Vaughn, SAOG, Raley and Peak LP shall enter into the LLC Agreement (with Peak joining to evidence its agreement with the substitution of Peak LP) and (ii) each Contributor shall contribute to DMMLLC at Closing cash in an amount equal to the product of (A) the percentage set forth opposite its name on Exhibit D, (B) one-tenth of one percent (0.1%) and (C) the quotient of (x) the aggregate amount (expressed in dollars) at which the GP Contributions are or are to be credited to the capital accounts of the limited partners of the General Partner divided by (y) 0.999 (the "LLC Contributions"), in consideration for the issuance by DMMLLC of "Ownership Interests" as provided in the LLC Agreement ("Member Interests").

         1.6 The Closing. The consummation of the transactions contemplated in this Agreement (the "Closing") will take place at the offices of Thompson & Knight L.L.P., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, simultaneously with or immediately following the closing of the Transaction, or at such other time and place as the Parties may agree. The date on which the Closing occurs is referred to herein as the "Closing Date". All documents entered into at the Closing shall be deemed to have been entered into simultaneously.

         1.7 Closing Deliveries. Subject to the terms and conditions of this
Agreement:

         (a) At the Closing, each of the Contributors will execute and deliver to General Partner, or cause to be so executed and delivered, the following:

                  (i) An assignment in the form attached hereto as Exhibit E of the general and/or limited partner interests in the Partnership representing their respective GP Contributions; and

                  (ii) Such other documents as may be reasonably requested by General Partner.

         (b) At the Closing, General Partner will execute and deliver to each Contributor, or cause to be so executed and delivered, such documents as may be reasonably requested by any Contributor.

         (c) At the Closing, each of the Contributors will deliver, or cause to be delivered, to DMMLLC, the following:

                  (i) an amount of cash (which delivery may be effected by wire transfer of immediately available funds) equal to that determined in accordance with Section 1.5; and

                  (ii) such other documents as may be reasonably requested by DMMLLC.

         (d) At the Closing, DMMLLC will execute and deliver to each Contributor, or cause to be so executed and delivered such documents as may be reasonably requested by any Contributor.

         (e) At the Closing, the parties specified in Section 1.4 shall enter into the Partnership Agreement, the parties specified in Section 1.5 shall enter into the LLC Agreement, and each of SAM, Vaughn, SAOG, Raley and Peak LP shall enter into the Transfer Restriction Agreement.

                                   ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

         Each Contributor hereby separately represents and warrants to General Partner and DMMLLC and to each other Contributor and to Peak LP as of the date hereof the following as to itself only (and, in the case of Section 2.1 and Sections 2.6 through 2.9, Peak also makes such representations and warranties on behalf of Peak LP, which for purposes of Sections 2.6 through 2.9 shall also be deemed a Contributor):

         2.1 Existence and Good Standing. SAM is a limited partnership duly formed and validly existing under the laws of the State of Texas. Vaughn is a limited partnership duly formed and validly existing under the laws of the State of Texas. SAOG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Peak is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. At Closing, Peak LP will be a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Raley is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and at Closing will be a general partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Each Contributor has all requisite corporate or partnership power and authority to carry on its business as it is now being conducted.

         2.2 Authority. Each Contributor has all requisite corporate or partnership power and authority to execute, deliver and perform this Agreement, the Partnership Agreement, the LLC Agreement and the Transfer Restriction Agreement. This Agreement and each other such agreement has been duly and validly executed and delivered by the Contributor and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes the valid and binding obligation of the Contributor, enforceable against such Contributor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

         2.3 Equity Ownership. Each Contributor will at the time of Closing legally and beneficially own the outstanding partnership interests in the Partnership issued to such Contributor pursuant to the Combination Agreement with respect to their general partner interests in RRC, SRC or DHL (as applicable), free and clear of all security interests, claims, liens or other encumbrances of any nature whatsoever.

         2.4 No Violation. The execution and delivery of this Agreement, the consummation of the GP Contributions and the LLC Contributions (collectively, the "Contributions") and the transactions contemplated hereby, including without limitation the execution and delivery of the Partnership Agreement, the LLC Agreement and the Transfer Restriction Agreement, by the Contributor will not
(i) violate any of the formation or governing documents of the Contributor, (ii) violate any provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any mortgage, lien, lease, contract, license, instrument or any other agreement to which such Contributor is a party, (iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon the property of such Contributor, or (iv) to the knowledge of such Contributor, violate or conflict with any order, award, judgment or decree or other restriction of any law, ordinance or regulation to which such Contributor or any of such Contributor's interest, is subject.

         2.5 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with any Governmental Authority, Person or entity, domestic or foreign, is required of or by the Contributor in connection with the execution, delivery and performance of this Agreement by the Contributor and the transactions contemplated hereby, except such, if any, as will have been received, made or done at the time of Closing.

         2.6 Acquisition Entirely for Own Account. This Agreement is made with the Contributor in reliance upon its representation, which by its execution of this Agreement is hereby confirmed, that the LP Interests and Member Interests to be received by the Contributor will be acquired for investment for the Contributor's own account, and not with a view toward the distribution of any part thereof, and that such Contributor has no present intention of selling, granting any participation in, or otherwise distributing the same in a manner contrary to the Securities Act or applicable state securities laws.

         2.7 Disclosure of Information; Due Diligence. Each Contributor represents that it had the opportunity to ask questions of and receive answers from General Partner and DMMLLC regarding General Partner and DMMLLC regarding DMMLLC and the terms and conditions of the offering of the LP Interests and Member Interests hereunder and to obtain additional information necessary to verify the accuracy of the information supplied or to which such Contributor had access.

         2.8 Investment Experience; Accredited Purchaser Status. Each Contributor is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of its investment (including the possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investments in the LP Interests and Member Interests. Each Contributor understands that the LP Interests and Member Interests to be acquired hereunder have not been registered under the Securities Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance on such exemptions is predicated, in part, upon the accuracy of the Contributor's representations and warranties in this Article II. Each Contributor is familiar with Regulation D promulgated under the Securities Act and each is an "accredited investor" as defined in Rule 501(a) of such Regulation D.

         2.9 Restricted Securities. Each Contributor understands that the LP Interests and Member Interests to be acquired hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from General Partner and DMMLLC in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the LLC Agreement or Partnership Agreement, as applicable. Each Contributor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                           GENERAL PARTNER AND DMMLLC

         General Partner and DMMLLC each hereby separately represents and warrants to each Contributor and to Peak LP, as of the date hereof, as follows as to itself only:

         3.1 Existence and Good Standing. General Partner is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. DMMLLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. It has all requisite power and authority to carry on its business as it is now being conducted.

         3.2 Authority. It has all requisite power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by it, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute, as applicable, its valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

         3.3 No Violation. The execution and delivery of this Agreement, the consummation of the Contributions and the transactions contemplated hereby by it will not (i) violate any of its formation or governing documents, (ii) violate any provision of, or result in the breach of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any mortgage, lien, lease, contract, license, instrument or any other agreement to which it is a party, (iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon its property, or (iv) to its knowledge, violate or conflict with any order, award, judgment or decree or other restriction of any law, ordinance or regulation to which it or any of its interest, is subject.

         3.4 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with any Governmental Authority, Person or entity, domestic or foreign, is required of or by it in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except such, if any, as will have been received, made or done at the time of Closing.

                                   ARTICLE IV
                              ADDITIONAL COVENANTS

         4.1 Taxes. For federal income tax purposes, the Parties will treat the Contributions contemplated by this Agreement as qualifying under Section 721 of the Code. For federal income tax purposes, all Parties shall report the transactions under this Agreement in a manner consistent with the preceding sentence.

         4.2 Amendment and Restatement of Agreements. At the Closing, each Contributor, DMMLLC and the General Partner shall take all such action as is within their control to cause the LLC Agreement, the Partnership Agreement and the Transfer Restriction Agreement to be entered into.

                                    ARTICLE V
                            CONDITIONS TO THE CLOSING

         5.1 Conditions to Each Party's Obligation to Close. The respective obligations of each Party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, if permissible, of the following conditions prior to the Closing:

         (a) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect (each Party hereby agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

         (b) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the transactions contemplated by this Agreement or make the consummation of the transactions contemplated by this Agreement illegal; and

         (c) the closing of the Transaction pursuant to the Combination Agreement shall have occurred or be occurring simultaneously with Closing.

                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

         6.1 Termination.

         (a) Any Contributor shall have the right to terminate this Agreement:

                  (i) upon the termination of the Combination Agreement; or

                  (ii) if the transactions contemplated by this Agreement are enjoined by a final, unappealable court order.

         (b) This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing by mutual written agreement of General Partner, DMMLLC and the Contributors.

         6.2 Effect of Termination. If this Agreement is terminated by a Party pursuant to the provisions of Section 6.1, this Agreement shall forthwith become void and there shall be no further obligations on the part of any of the Parties, or their respective stockholders, partners, members, directors, officers, managers, employees, agents or representatives. Notwithstanding the preceding sentence or any other provision set forth herein, nothing in this
Section 6.2 shall relieve any Party from liability for any breach of this Agreement.

         6.3 Extensions; Waiver. At any time prior to the Closing, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and
(c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a Party to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such Party.

                                   ARTICLE VII
                                    REMEDIES

         7.1 Right to Indemnification Not Affected by Knowledge. The right to indemnification in accordance with the provisions of this Article will not be affected by any investigation conducted with respect to, or any Knowledge of the Indemnified Party, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

         7.2 Indemnification by the Contributors. Except as otherwise expressly provided in this Article VII and subject to the limitations stated in this
Article VII, each Contributor agrees to, and shall, defend, indemnify and hold harmless General Partner, DMMLLC and each other Contributor from and against, and shall reimburse General Partner, DMMLLC and each other Contributor for, each and every claim, action, demand, cost, expense, Liability, penalty and other damage incurred by General Partner, DMMLLC and each other Contributor, including, without limitation, reasonable attorney's fees (collectively, a "Loss"), relating to, resulting from or arising out of (including, without limitation, as a result of any allegation by any third party) the following:

                  (a) any inaccuracy in any representation or warranty of the indemnifying Contributor (including, in the case of Peak, Peak LP) under this Agreement; or

                  (b) any breach or nonfulfillment of any covenant, agreement or other obligation of the indemnifying Contributor (including, in the case of Peak, Peak LP) under this Agreement.

         7.3 Notice and Defense of Third-Party Claims. If any judicial, administrative, arbitration or investigatory proceeding or other proceeding, claim or controversy (collectively, a "Proceeding") shall be brought or asserted under this Article VII against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article VII from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all reasonable expenses; provided, that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person's obligations and Liability under and pursuant to the indemnifications set forth in this Article VII. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its rights or obligations under this Article VII. In the event that the Indemnifying Person, within twenty (20) days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of and at the expense of the Indemnifying Person. Anything in this Article VII to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent (which consent shall not be unreasonably withheld), settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding; provided, however, the Indemnified

Person's prior written consent is not required if (A) there is no finding or admission of any violation of law, rule, regulation or other legal requirement or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Person, (B) the Indemnified Person receives as part of such settlement a legal, binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to it, providing that any claimed liability of the Indemnified Person with respect thereto is being fully satisfied by reason of such compromise or settlement and that the Indemnified Person is being released from any and all obligations or liabilities it may have with respect thereto, and (C) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person.

         7.4 Limitations of Liability.

         (a) No party will have any Liability (for indemnification or otherwise) with respect to the matters described in Section 7.2(a) until the total of all Losses incurred or suffered by an Indemnified Person with respect to such matters exceeds $10,000, and then such party shall have Liability for such Indemnified Party's Losses in their entirety, subject to the other limitations contained in this Section 7.4.

         (b) In calculating the amount of any Loss for which any Indemnifying Person is liable under this Article VII there shall be taken into consideration the amount of any insurance recoveries from third-party insurers which the Indemnified Person actually receives as a direct consequence of the circumstances to which the Loss related or from which the Loss resulted or arose, except to the extent such insurance recoveries have or are reasonably anticipated to result in future or retroactive premium increases.

         (c) Notwithstanding anything to the contrary in this Agreement, in no event shall any Party be liable to another Party, except with respect to a Liability imposed as a result of a third-party claim or allegation, for any exemplary, punitive, special, indirect, consequential, remote, or speculative damages, EVEN IF CAUSED BY THE SOLE, JOINT, AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF SUCH PARTY.

         7.5 Specific Performance; Injunctive and Other Equitable Relief. Each Party hereto acknowledges that a violation or attempted violation of any of the covenants and agreements in Sections 1.1, 1.2, 1.3, 1.4 and 1.5 hereof will cause such damage to the other Parties as will be irreparable, the exact amount of which would be difficult or impossible to ascertain and for which there will be no adequate remedy at law, agrees that the other Parties hereto shall be entitled as a matter of right to specific performance and injunctive and other equitable relief in case of such violation or attempted violation as well as any injunctive and other equitable relief in case of such violation or attempted violation as well as any and all costs and expenses sustained or incurred in obtaining any such equitable relief, including, without limitation, reasonable attorneys' fees, and agrees to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunction or other equitable relief.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Survival of Representations and Warranties. The Parties agree that all of their respective representations and warranties contained in this Agreement, the Schedules hereto or any certificate, agreement or document delivered under this Agreement shall survive the Closing.

         8.2 Brokers and Finders. All negotiations on behalf of the Parties relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the Parties and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against any other Party for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

         8.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, except that Peak may assign this Agreement to Peak LP if the obligations of Peak hereunder are assumed in writing by Peak LP and that nothing contained herein shall be deemed to prevent or restrict the conversion of RRC from a Texas general partnership to a Delaware limited partnership or the conversion of Raley from a Delaware corporation to a Delaware general partnership. No assignment shall relieve the assigning party of any obligation hereunder.

         8.4 Amendment and Modification. This Agreement may be amended, modified, terminated, rescinded or supplemented only by written agreement of all of the Parties.

         8.5 Waiver; Consents. Any failure of a Party to comply with any obligation, covenant, agreement or condition herein may be waived by the Party affected thereby only by a written instrument signed by the Party granting such waiver. No waiver, or failure to insist upon strict compliance, by any Party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

         8.6 Further Assurances. From time to time, the Parties shall execute and deliver such further agreements, documents, certificates and other instruments and shall take or cause to be taken such other actions as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

         8.7 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         8.8 Address for Notices. All notices, demands, consents and reports provided for in this Agreement shall be in writing and shall be given to the Parties at the addresses set forth herein or at such other addresses as a Party may hereafter specify in writing. Such notices may be delivered by hand or by telecopy or may be mailed, postage prepaid, by certified or registered mail, by a deposit in a depository for the receipt of mail regularly maintained by the United States Postal Service. All notices which are hand delivered or delivered by telecopy shall be deemed given on the date of delivery. Except as otherwise provided herein, all notices which are mailed in the manner provided above shall be deemed given upon receipt.

         if to SAM:

                    SAM Partners, Ltd.
                    c/o SAM Partners Management, Inc.
                    3738 Oak Lawn Ave., Suite 300
                    Dallas, Texas 75219
                    Attention: H.C. Allen, Jr.
                    Telecopy No.: (214) 559-0301

         with a copy to:

                    Thompson & Knight L.L.P.
                    1700 Pacific Avenue, Suite 3300
                    Dallas, Texas 75201
                    Attention: Joe Dannenmaier
                    Telecopy No.: (214) 969-1751

         if to Vaughn:

                    Vaughn Petroleum, Ltd.
                    c/o VPL (GP), LLC
                    3738 Oak Lawn Ave., Suite 101
                    Dallas, Texas 75219
                    Attention: Benny D. Duncan
                    Telecopy No.: (214) 522-7433

         with a copy to:

                    Thompson & Knight L.L.P.
                    1700 Pacific Avenue, Suite 3300
                    Dallas, Texas 75201
                    Attention: Joe Dannenmaier
                    Telecopy No.: (214) 969-1751
         if to SAOG:

                    Smith Allen Oil & Gas, Inc.
                    3738 Oak Lawn Ave., Suite 300
                    Dallas, Texas 75219
                    Attention: William Casey McManemin
                    Telecopy No.: (214) 559-0301

         with a copy to:

                    Thompson & Knight L.L.P.
                    1700 Pacific Avenue, Suite 3300
                    Dallas, Texas 75201
                    Attention: Joe Dannenmaier
                    Telecopy No.: (214) 969-1751

         if to Peak or Peak LP:

                    P.A. Peak, Inc. or P.A. Peak Holdings, Ltd., as applicable 1919 S. Shiloh Road, Suite 600 - LB48
                    Garland, Texas 75042-8234
                    Attention: Preston A. Peak
                    Telecopy No.: (972) 864-9095

         with a copy to:

                    Bryan E. Bishop, Esq.
                    Locke Liddell & Sapp LLP
                    2200 Ross Avenue, Suite 2200
                    Dallas, Texas 75201
                    Telecopy No.: (214) 740-8800

         if to Raley:

                    James E. Raley, Inc. or James E. Raley General Partnership, as applicable
                    1919 S. Shiloh Road, Suite 600 - LB48
                    Garland, Texas 75042-8234
                    Attention: James E. Raley
                    Telecopy No.: (972) 864-9095

         with a copy to:

                    Bryan E. Bishop, Esq.
                    Locke Liddell & Sapp LLP
                    2200 Ross Avenue, Suite 2200
                    Dallas, Texas 75201
                    Telecopy No.: (214) 740-8800
         if to General Partner:

                    Dorchester Minerals Management LLC
                    3738 Oak Lawn Ave., Suite 300
                    Dallas, Texas 75219
                    Attention: William Casey McManemin, Benny D. Duncan and
                               James E. Raley
                    Telecopy Nos.: (214) 559-0301, (214) 522-7433, and
                                   (972) 864-9095

         with a copies to:

                    Bryan E. Bishop, Esq.
                    Locke Liddell & Sapp LLP
                    2200 Ross Avenue, Suite 2200
                    Dallas, Texas 75201
                    Telecopy No.: (214) 740-8800

                    and

                    Thompson & Knight L.L.P.
                    1700 Pacific Avenue, Suite 3300
                    Dallas, Texas 75201
                    Attention: Joe Dannenmaier
                    Telecopy No.: (214) 969-1751

         8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         8.10 Descriptive Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         8.11 Parties in Interest; No Third-Party Beneficiary. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         8.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         8.13 Incorporation by Reference. Any and all Schedules, Exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

         8.14 Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement.

         (a) "GAAP" means generally accepted United States accounting principles, consistently applied.

         (b) "Governmental Authority" means the governments of the United States and any state or county, city, and political subdivisions that exercises jurisdiction over any Party, and any agency, department, board, or other instrumentality thereof that exercises jurisdiction over any Party.

         (c) "Knowledge." An individual shall be deemed to have "Knowledge" of a particular fact or other matter if the individual has current, actual knowledge of such fact or other matter. An entity shall be deemed to have "Knowledge" of a particular fact or other matter if any general partner, manager, director or executive officer of such entity or such entity's general partner or any member (as applicable) has current, actual knowledge of such fact or other matter.

         (d) "Liability" means any debt, obligation, duty or liability of any nature (including any undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, STRICT LIABILITY, inchoate, implied, vicarious, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

         (e) "Person" means any natural person, corporation, joint venture, partnership, limited partnership, limited liability company, trust, estate, business trust, association, Governmental Authority, or any other juristic entity.

         (a) "Rule 144" means Rule 144, promulgated under the authority of the Securities Act, as amended as of the date hereof.

         (b) "Securities Act" means the Securities Act of 1933, as amended as of the date hereof.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf as of the date first above written.


                                   SAM PARTNERS, LTD.

                                   By:   SAM Partners Management, Inc., its
                                         general partner



                                         By: /s/ H. C. ALLEN, JR.
                                            -----------------------------------
                                         Name: H. C. Allen, Jr.
                                              ---------------------------------
                                         Title: Secretary
                                               --------------------------------


                                   VAUGHN PETROLEUM, LTD.

                                   By:   VPL(GP), LLC, its general partner



                                         By: /s/ ROBERT C. VAUGHN
                                            -----------------------------------
                                         Name: Robert C. Vaughn
                                              ---------------------------------
                                         Title: CEO and Manager
                                               --------------------------------


                                   SMITH ALLEN OIL & GAS, INC.


                                   By: /s/ WM. CASEY MCMANEMIN
                                      -----------------------------------------
                                   Name: Wm. Casey McManemin
                                        ---------------------------------------
                                   Title: Vice President
                                         --------------------------------------


                                   P.A. PEAK, INC.


                                   By: /s/ PRESTON A. PEAK
                                      -----------------------------------------
                                   Name: Preston A. Peak
                                        ---------------------------------------
                                   Title: President
                                         --------------------------------------


                                   JAMES E. RALEY, INC.


                                   By: /s/ JAMES E. RALEY
                                      -----------------------------------------
                                   Name: James E. Raley
                                        ---------------------------------------
                                   Title: President
                                         --------------------------------------

                                   DORCHESTER MINERALS
                                   MANAGEMENT LP

                                   By:      Dorchester Minerals Management LLC,
                                            its general partner

                                         By: /s/ JAMES E. RALEY
                                            -----------------------------------
                                         Name: James E. Raley
                                              ---------------------------------
                                         Title: COO
                                               --------------------------------


                                   DORCHESTER MINERALS
                                   MANAGEMENT GP LLC

                                   By: /s/ JAMES E. RALEY
                                      ------------------------------------------
                                   Name: James E. Raley
                                        ----------------------------------------
                                   Title: COO
                                         ---------------------------------------

                                    EXHIBIT A

   FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF DMMLLC

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                    OF DORCHESTER MINERALS MANAGEMENT GP LLC

                            ------------ ---, ------


================================================================================
THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. NO MEMBERSHIP INTEREST MAY BE SOLD OR OFFERED FOR SALE (WITHIN THE MEANING OF ANY SECURITIES
LAW) UNLESS A REGISTRATION STATEMENT UNDER ALL APPLICABLE SECURITIES LAWS WITH RESPECT TO THE INTEREST IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS IS THEN APPLICABLE TO THE INTEREST. A MEMBERSHIP INTEREST ALSO MAY NOT BE TRANSFERRED OR ENCUMBERED UNLESS THE APPLICABLE PROVISIONS OF THIS AGREEMENT AND THE TRANSFER RESTRICTION AGREEMENT ATTACHED HERETO AS EXHIBIT A ARE SATISFIED.

================================================================================

                                TABLE OF CONTENTS




I.   DEFINITIONS..................................................................................................1
     Section 1.1.  Definitions....................................................................................1

II.  NAME, PRINCIPAL OFFICE, REGISTERED OFFICES AND AGENTS,  TERM,
     STATUS OF MEMBERS AND TAX STATUS.............................................................................8
     Section 2.1.  Name of Company................................................................................8
     Section 2.2.  Principal Office...............................................................................8
     Section 2.3.  Registered Offices and Agents..................................................................8
     Section 2.4.  Term...........................................................................................8
     Section 2.5.  Status of Members..............................................................................8
     Section 2.6.  Tax Status.....................................................................................8

III. CHARACTER OF BUSINESS........................................................................................8
     Section 3.1.  Purposes of the Company........................................................................8

IV.  FORMATION, FOREIGN REGISTRATION AND NO PARTNERSHIP...........................................................8
     Section 4.1.  Formation......................................................................................8
     Section 4.2.  Foreign Registration...........................................................................9
     Section 4.3.  No Partnership.................................................................................9

V.   CAPITAL CONTRIBUTIONS........................................................................................9
     Section 5.1.  Initial Contributions..........................................................................9
     Section 5.2.  Subsequent Contributions.......................................................................9
     Section 5.3.  Return of Contributions........................................................................9
     Section 5.4.  Advances by Members............................................................................9

VI.  RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS....................................................................9
     Section 6.1.  Members' Fees and Reimbursement of Expenses....................................................9
     Section 6.2.  Duties of Members/Other Activities............................................................10
     Section 6.3.  Dealing with Related Persons..................................................................10
     Section 6.4.  Liability of Members..........................................................................10
     Section 6.5.  No Resignation................................................................................10
     Section 6.6.  Power, Voting and Consent.....................................................................10
     Section 6.7.  Succession Plan...............................................................................12

VII. MEETINGS OF THE MEMBERS.....................................................................................12
     Section 7.1.  Annual Meeting................................................................................12
     Section 7.2.  Special Meetings..............................................................................12
     Section 7.3.  Notice of Annual or Special Meeting...........................................................12
     Section 7.4.  Business at Special Meeting...................................................................13
     Section 7.5.  Quorum of Members.............................................................................13
     Section 7.6.  Proxies.......................................................................................13
     Section 7.7.  Action by Written Consent Without a Meeting and Telephonic Meetings...........................13

VIII. BOARD OF MANAGERS..........................................................................................14
     Section 8.1.  Powers........................................................................................14
     Section 8.2.  Number of Managers............................................................................14
       APPOINTING MEMBER.......................................................................   APPOINTED MANAGER     14

     Section 8.3.  Election and Term.............................................................................15
     Section 8.4.  Loss of Appointment Right.....................................................................15
     Section 8.5.  Resignation and Removal.......................................................................16
     Section 8.6.  Compensation of Managers......................................................................16
     Section 8.7.  Chairman of the Board of Managers.............................................................16

IX.  MEETINGS OF THE BOARD OF MANAGERS...........................................................................16
     Section 9.1.  Annual Meeting................................................................................16
     Section 9.2.  Regular Meetings..............................................................................17
     Section 9.3.  Special Meetings..............................................................................17
     Section 9.4.  Location of and Business at Regular or Special Meeting........................................17
     Section 9.5.  Quorum of Managers............................................................................17
     Section 9.6.  Votes.........................................................................................17
     Section 9.7.  Act of Managers Meeting.......................................................................17
     Section 9.8.  Act of Managers as to Former Properties and Operations of Dorchester Hugoton, Ltd.............18
     Section 9.9.  Action by Unanimous Written Consent Without a Meeting and Telephonic Meetings.................19
     Section 9.10.  Interested Managers..........................................................................19
     Section 9.11.  The Advisory Committee.......................................................................19
     Section 9.12.  Operating Committee..........................................................................20
     Section 9.13.  Other Committees.............................................................................21
     Section 9.14.  Procedure, Meetings, Quorum of Committees....................................................21

X.   NOTICES.....................................................................................................21
     Section 10.1.  Methods of Giving Notice.....................................................................21
     Section 10.2.  Waiver of Notice.............................................................................21
     Section 10.3.  Attendance as Waiver.........................................................................21

XI.  OFFICERS....................................................................................................22
     Section 11.1.  Officers.....................................................................................22
     Section 11.2.  Election and Qualification...................................................................22
     Section 11.3.  Salaries.....................................................................................22
     Section 11.4.  Term, Removal and Vacancies..................................................................22
     Section 11.5.  Chief Executive Officer......................................................................22
     Section 11.6.  Chief Operating Officer......................................................................22
     Section 11.7.  Chief Financial Officer......................................................................23

XII. INDEMNIFICATION.............................................................................................23
     Section 12.1.  Right to Indemnification.....................................................................23
     Section 12.2.  Advance of Expenses..........................................................................23
     Section 12.3.  Indemnification of Employees and Agents......................................................24
     Section 12.4.  Appearance as a Witness......................................................................24
     Section 12.5.  Non-Exclusivity of Rights....................................................................24
     Section 12.6.  Insurance....................................................................................24
     Section 12.7.  Member Notification..........................................................................24
     Section 12.8.  No Personal Liability........................................................................24
     Section 12.9.  Interest in Transaction......................................................................24
     Section 12.10.  Successors and Assigns......................................................................25
     Section 12.11.  Savings Clause..............................................................................25
     Section 12.12.  Exculpation.................................................................................25

XIII. ALLOCATIONS................................................................................................25
     Section 13.1.  Consent to Allocations.......................................................................25
     Section 13.2.  Distributive Shares for Tax Purposes.........................................................26
     Section 13.3.  Code Section 704(c)..........................................................................28
     Section 13.4.  Capital Accounts.............................................................................28
     Section 13.5.  Compliance with the Code.....................................................................30

XIV.  DISTRIBUTIONS..............................................................................................30
     Section 14.1.  "Net Cash Flow" Defined......................................................................30
     Section 14.2.  Distribution of Net Cash Flow................................................................30
     Section 14.3.  Amount Withheld..............................................................................31

XV.  TRANSFER OF INTERESTS.......................................................................................31
     Section 15.1.  Transfer Restriction Agreement...............................................................31
     Section 15.2.  Transfers of Interests and Admission of New Members..........................................31
     Section 15.3.  Securities Laws Restrictions.................................................................32

XVI. BOOKS OF ACCOUNT AND COMPANY RECORDS........................................................................33
     Section 16.1.  Books of Account.............................................................................33
     Section 16.2.  Inspection...................................................................................33
     Section 16.3.  Fiscal Year and Accounting Method............................................................33
     Section 16.4.  Financial Reports............................................................................33
     Section 16.5.  Tax Returns..................................................................................33
     Section 16.6.  Tax Elections................................................................................33
     Section 16.7.  Tax Matters Partner..........................................................................34
     Section 16.8.  Bank Accounts................................................................................34

XVII. DISSOLUTION, WINDING UP AND DISTRIBUTION...................................................................34
     Section 17.1.  Events of Dissolution........................................................................34
     Section 17.2.  Dissolution and Winding Up...................................................................35
     Section 17.3.  Final Statement..............................................................................35
     Section 17.4.  Distribution In-Kind.........................................................................35
     Section 17.5.  Deemed Distribution and Recontribution.......................................................35

XVIII. MISCELLANEOUS.............................................................................................36
     Section 18.1.  Execution in Counterparts....................................................................36
     Section 18.2.  Address and Notice...........................................................................36
     Section 18.3.  Partition....................................................................................37
     Section 18.4.  Further Assurances...........................................................................37
     Section 18.5.  Titles and Captions..........................................................................38
     Section 18.6.  Number and Gender of Pronouns................................................................38
     Section 18.7.  Entire Agreement.............................................................................38
     Section 18.8.  Amendment....................................................................................38
     Section 18.9.  Exhibits and Schedules.......................................................................38
     Section 18.10.  Agreement Binding...........................................................................38
     Section 18.11.  Waiver......................................................................................38
     Section 18.12.  Remedies....................................................................................38
     Section 18.13.  GOVERNING LAW...............................................................................38
     Section 18.14.  Dispute Resolution..........................................................................39
     Section 18.15.  Waiver......................................................................................41
     Section 18.16.  U.S. Dollars................................................................................41

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                    OF DORCHESTER MINERALS MANAGEMENT GP LLC


         This Amended and Restated Limited Liability Company Agreement of Dorchester Minerals Management GP LLC dated as of ________ ____ _____ (the "Effective Date"), is entered into by and among SAM Partners, Ltd., a Texas limited partnership, Vaughn Petroleum, Ltd., a Texas limited partnership, Smith Allen Oil & Gas, Inc., a Texas corporation, P.A. Peak Holdings LP, a Delaware limited partnership, and James E. Raley General Partnership, a Delaware general partnership.


                                   WITNESSETH

         WHEREAS, effective December 12, 2001, a Certificate of Formation (the "Certificate") was filed in the office of the Secretary of State of Delaware for the formation of Dorchester Minerals Management GP LLC, a Delaware limited liability company (the "Company");

         WHEREAS, in connection with the formation of the Company, its members executed that certain Limited Liability Company Agreement of Dorchester Minerals Management GP LLC dated December 12, 2001; (the "Original Agreement");

         WHEREAS, the parties hereto desire to amend and restate the Original Agreement as of the date hereof upon the terms and conditions set forth herein and to substitute P.A. Peak Holdings LP, a Delaware limited partnership, as a Member of the Company in lieu of P.A. Peak, Inc., a Delaware corporation;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to continue the Company upon the following terms and conditions and to amend and restate the Original Agreement upon the terms and conditions set forth herein:

                                 I. DEFINITIONS

         Section 1.1. Definitions. The following terms shall have the following meanings when used in this Agreement:

         "AAA" shall have the meaning set forth in Section 18.14 hereof.

         "Act" shall mean the Delaware Limited Liability Company Act, as amended.

         "Actual Depletion Deductions" means with respect to any Member, such Member's actual depletion allowance with respect to such Member's share of production from the oil and gas properties owned by Dorchester Operating LP and Dorchester Minerals; provided that, for purposes of this Agreement and computing a Member's Capital Account, such Member's Actual

Depletion Deductions with respect to any single oil or gas property shall not exceed the adjusted basis of such oil or gas property allocated to such Member (or its predecessor in interest) pursuant to Code Section 613A(c)(7)(D). Each Member shall notify the Company of the amount of its Actual Depletion Deductions within ninety (90) days of the end of each Fiscal Year.

         "Actual Gains or Actual Losses" means with respect to any Member (i) the excess, if any, of such Member's share of the total amount realized from the disposition of any oil or gas property over such Member's remaining adjusted tax basis in such property or (ii) the excess, if any, of such Member's remaining adjusted tax basis in such property over such Member's share of the total amount realized from the disposition of such property. A Member's share of the total amount realized from the disposition of oil or gas property shall be determined pursuant to Treasury Regulations Section 1.704-1(b)(4)(v).

         "Affiliate" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, member, manager or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, member, manager or holder of ten percent (10%) or more of the voting interests of any Person described in clauses
(i) through (iii) of this sentence.

         "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement of Dorchester Minerals Management GP LLC.

         "Appointed Managers" shall have the meaning set forth in Section 8.2 hereof.

         "Appointing Member" shall have the meaning set forth in Section 8.3 hereof.

         "Appointment Right" shall have the meaning set forth in Section 8.2 hereof.

         "Board of Managers" shall mean the Board of Managers for the Company as established and operated pursuant to this Agreement.

         "Book Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (i) the initial Book Value of any asset contributed (or deemed contributed, including as a result of the constructive termination of the Company pursuant to Code Section 708(b)(1)(B)) to the Company shall be such asset's gross fair market value at the time of such contribution;

         (ii) the Book Value of all Company assets shall be adjusted to equal their respective gross fair market values at the times specified in Treasury Regulations under Section 704(b) of the Code if the Company so elects; and

         (iii) if the Book Value of an asset has been determined pursuant to clause (i) or (ii), such Book Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes, except that depreciation deductions shall be computed in accordance with Subparagraph (iv) of the definition of Net Profit and Net Loss and the Book

Value shall be adjusted by the Actual Depletion Deductions or Simulated Depletion Deductions, as applicable.

         "Business Day" shall mean any day other than Saturday or Sunday or any other day upon which banks in Dallas, Texas are permitted or required by law to close.

         "Business Opportunities Agreement" shall have the meaning set forth in
Section 6.2.

         "Capital Account" shall have the meaning set forth in Section 13.4 hereof.

         "Certificate" shall have the meaning set forth in the recitals to this Agreement.

         "Change in Control" shall mean for each Member that the Person or Persons who are in the original Member Control Group of such Member shall no longer directly, or indirectly through one or more entities, possess collectively both the exclusive power to vote or control the voting of, and the exclusive power to dispose or control the disposition of, at least a majority of the equity ownership of the Member.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or its successor.

         "Company" shall mean the limited liability company formed by this Agreement.

         "Company Minimum Gain" shall mean the amount computed under Treasury Regulations Section 1.704-2(d)(1) with respect to the Company's nonrecourse liabilities as determined under Treasury Regulations Section 1.752-1(a)(2).

         "Company Nonrecourse Deductions" shall mean any loss, deduction, or Code Section 705(a)(2)(B) expenditure (or item thereof) that is attributable to nonrecourse liabilities (as defined in Treasury Regulations Section 1.752-1(a)(2)) of the Company and characterized as "nonrecourse deductions" pursuant to Treasury Regulations Section 1.704-2(b)(1) and Section 1.704-2(c).

         "Contribution Agreement" shall mean that certain Contribution Agreement made by and among SAM, Vaughn, SAOG, P.A. Peak, Inc., a Delaware corporation, James E. Raley, Inc., a Delaware corporation, the Partnership and the Company, dated as of December 12, 2001.

         "Covered Person" shall have the meaning set forth in Section 12.1 hereof.

         "Depletable Property" means interests in oil, gas or other minerals eligible for depletion under Code Section 613 or 613A.

         "Disabling Conduct" shall mean conduct that constitutes fraud, willful misconduct, bad faith or gross negligence or conduct that is outside the scope of conduct permitted in this Agreement or is in breach of this Agreement, any Governance Agreement or any other agreement between or among (i) any of the Company, the Partnership, Dorchester Minerals, Dorchester Operating LP and Dorchester Operating LLC and (ii) the Person whose conduct is in question or in knowing violation of applicable laws.

         "Dorchester Minerals" shall mean Dorchester Minerals, Ltd., a Delaware limited partnership.

         "Dorchester Minerals Limited Partnership Agreement" shall mean that certain Amended And Restated Agreement Of Limited Partnership of Dorchester Minerals, Ltd., dated _______________, 200__ made by and among the Partnership as general partner and the limited partners noted therein.

         "Dorchester Operating LLC" shall mean Dorchester Minerals Operating GP LLC, a Delaware limited liability company.

         "Dorchester Operating LP" shall mean Dorchester Minerals Operating LP, a Delaware limited partnership.

         "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

         "Event of Dissolution" shall have the meaning set forth in Section 17.1 hereof.

         "Familial Transfer" shall have the meaning assigned that term in the Transfer Restriction Agreement.

         "Fiscal Year" shall mean the fiscal year of the Company as set forth in
Section 16.3 hereof.

         "Governance Agreements" shall mean this Agreement, the Limited Partnership Agreement, the Dorchester Minerals Limited Partnership Agreement, the limited liability company agreement of Dorchester Operating LLC, the limited partnership agreement of Dorchester Operating LP, the Business Opportunities Agreement, and the Transfer Restriction Agreement.

         "Gross Income" shall mean for each Fiscal Year or other period, an amount equal to the Company's gross income as determined for federal income tax purposes for such Fiscal Year or period but computed with the adjustments specified in Subparagraphs (i) and (iii) of the definition of Net Profit and Net Loss.

         "Independent Managers" shall have the meaning set forth in Section 8.2 hereof.

         "Limited Partnership Agreement" shall mean that certain Amended and Restated Limited Partnership Agreement of Dorchester Minerals Management LP, a Delaware limited partnership, dated as of ______, ___ 200_ by and among the Company, as General Partner, and the Limited Partners noted therein.

         "Managers" shall mean the Appointed Managers and the Independent Managers, and "Manager" shall mean either an Appointed Manager or an Independent Manager.

         "Market Rules" shall have the meaning set forth in Section 8.2.

         "Member" or "Members" shall mean SAM, Vaughn, SAOG, Peak LP, Raley GP and any assignee of all or any part of their respective interests in the Company who is admitted to the Company as a Member in conformity with the provisions of this Agreement.

         "Member Consent" shall have the meaning assigned to it in Section 6.6 hereof.

         "Member Control Group" shall mean (i) for Peak LP: Preston A Peak and his daughter Margaret Peak; (ii) for Raley GP: James E. Raley, his spouse Linda Raley, and his children, Scott E. Raley, Lesley Carver and Jennifer Crowder;
(iii) for Vaughn: David C. Vaughn, Jack C. Vaughn, Jr., Robert C. Vaughn and Benny D. Duncan; (iv) for SAM: Frederick M. Smith, II, Allison Vose Smith and Charles W. Russell, as Trustees of the 2000 Allison Vose Smith Exempt Trust and beneficiaries named therein; Jeannette Smith Wilson and Charles W. Russell, as Trustees of the 2000 Jeannette Smith Wilson Exempt Trust and beneficiaries named therein; Christopher A. Smith and Charles W. Russell, as Trustees of the 2000 Christopher A. Smith Exempt Trust and beneficiaries named therein; Courtnay Smith Perevalova and Charles W. Russell, as Trustees of the 2000 Courtnay Smith Perevalova Exempt Trust and beneficiaries named therein; Juliette Smith Aston and Charles W. Russell, as Trustees of the 2000 Juliette Smith Aston Exempt Trust and beneficiaries named therein; H.C. Allen, Jr. and his daughters, Lisa Kay Chambless and Ann Michelle Peterson; and William Casey McManemin; and (v) for SAOG: Frederick M. Smith, II; H.C. Allen, Jr. and William Casey McManemin.

         "Member Nonrecourse Debt" shall mean any nonrecourse debt of the Company which meets the requirements of "partner nonrecourse debt" set forth in Treasury Regulations Section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" shall mean the partner nonrecourse debt minimum gain attributable to "partner nonrecourse debt" as determined under Treasury Regulations Section 1.704-2(i)(3).

         "Member Nonrecourse Deductions" shall mean any loss, deduction, or Code
Section 705(a)(2)(B) expenditure, or item thereof, that is attributable to a Member Nonrecourse Debt, as determined by Treasury Regulations Section 1.704-2(i)(2).

         "Net Cash Flow" shall have the meaning set forth in Section 14.1 hereof.

         "Net Profit" and "Net Loss" shall mean for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss with the following adjustments:

         (i) any income of the Company that is exempt from federal income tax or not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

         (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Code
Section 704(b), and not otherwise taken into account in computing Net Profit or Net Loss, shall be subtracted from such taxable income or loss;

         (iii) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of such property rather than its adjusted tax basis;

         (iv) in lieu of the depletion, depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions on the assets' respective Book Values for such Fiscal Year or other period determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);

         (v) the amount of any Gross Income allocated to the Members pursuant to Sections 13.2(d), 13.2(e), 13.2(f), 13.2(j) and 13.2(k) shall not be included as income or revenue; and

         (vi) any amount allocated to the Members pursuant to Sections 13.2(h), 13.2(i). 13.2(j) and 13.2(k) shall not be included as a loss, deduction or Code
Section 705(a)(2)(B) expenditure.

         "Ownership Interest" shall mean the interest in the Company held by a Member.

         "Ownership Percentage" shall mean 20.5% for Vaughn, 20.5% for SAM, 20.0% for SAOG, 19.5% for Peak LP and 19.5% for Raley GP, until adjusted in accordance with this Agreement.

         "Partnership" shall have the meaning set forth in Section 3.1 hereof.

         "Peak LP" means P.A. Peak Holdings LP, a Delaware limited partnership, and (for purposes of the definition of "Member Control Group", of Section 8.2 and of Section 9.8) any assignee of all or any part of the interests in the Company originally held by Peak LP who is admitted to the Company as a Member in conformity with the provisions of this Agreement.

         "Peak LP/Raley GP Appointment Right" shall have the meaning set forth in Section 8.2 hereof.

         "Person" shall mean an individual person, partnership, limited partnership, limited liability company, trust, corporation or other entity or organization.

         "Prime Rate" means the "prime," "reference" or "base" rate of interest for commercial loans as announced by Bank of America on the first Business Day following the date upon which the event occurs requiring reference to the Prime Rate and adjusted thereafter on the first day of each rate change or, if less, the maximum rate permitted by applicable law.

         "Proportionate Share" means a Member's share of an item or obligation equal to the Ownership Percentage of the Member divided by the aggregate Ownership Percentages owned by all Members entitled or obligated to share in the item or obligation.

         "Raley GP" means James E. Raley General Partnership, a Delaware general partnership, and (for purposes of the definition of "Member Control Group", of Section 8.2 and of Section 9.8) any assignee of all or any part of the interests in the Company originally held by Raley GP who is admitted to the Company as a Member in conformity with the provisions of this Agreement.

         "SAM" means SAM Partners, Ltd., a Texas limited partnership, and (for purposes of the definition of "Member Control Group" and of Section 8.2) any assignee of all or any part of the interests in the Company originally held by SAM who is admitted to the Company as a Member in conformity with the provisions of this Agreement.

         "SAOG" means Smith Allen Oil & Gas, Inc., a Texas corporation, and (for purposes of the definition of "Member Control Group" and of Section 8.2) any assignee of all or any part of the interests in the Company originally held by SAOG who is admitted to the Company as a Member in conformity with the provisions of this Agreement.

         "SAM/SAOG Appointment Right" shall have the meaning set forth in
Section 8.2 hereof.

         "Simulated Depletion Deductions" means the simulated depletion allowance computed by the Company with respect to its oil and gas properties pursuant to Section 1.704-1(b)(2)(iv)(k)(2) of the Treasury Regulations. In computing such amounts, the Board of Managers shall have complete and absolute discretion to make any and all permissible elections.

         "Simulated Gains" or "Simulated Losses" means the simulated gains or simulated losses computed by the Company with respect to its oil and gas properties pursuant to Section 1.704-1(b)(2)(iv)(k)(2) of the Treasury Regulations. In computing such simulated gains or losses, the Board of Managers shall have complete and absolute discretion to make any and all permissible elections.

         "Tax Matters Partner" shall have the meaning set forth in Section 16.7 hereof.

         "Transfer Restriction Agreement" shall mean the Transfer Restriction Agreement of even date herewith by and among the Company, the Partnership, Vaughn, SAM, SAOG, Peak LP and Raley GP, a copy of which is attached hereto as Exhibit A.

         "Treasury Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Vaughn" means Vaughn Petroleum, Ltd., a Texas limited partnership, and (for purposes of the definition of "Member Control Group" and of Section 8.2) any assignee of all or any part of the interests in the Company originally held by Vaughn who is admitted to the Company as a Member in conformity with the provisions of this Agreement.

         "Vaughn Appointment Right" shall have the meaning set forth in Section
8.2 hereof.

           II. NAME, PRINCIPAL OFFICE, REGISTERED OFFICES AND AGENTS, TERM, STATUS OF MEMBERS AND TAX STATUS

         Section 2.1. Name of Company. The name of the Company is Dorchester Minerals Management GP LLC.

         Section 2.2. Principal Office. The location of the principal office of the Company where records are to be kept or made available shall be 3738 Oak Lawn Avenue, Dallas, Texas 75219. The principal office of the Company may be changed by the Board of Managers.

         Section 2.3. Registered Offices and Agents. The location of the registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, The City of Wilmington, County of Newcastle, Delaware. The Board of Managers shall establish such other registered offices and appoint such other registered agents as it deems necessary or appropriate for the business of the Company. The registered offices and agents of the Company may be changed from time to time by the Board of Managers.

         Section 2.4. Term. The Company shall have perpetual existence unless an Event of Dissolution (as defined in Section 17.1 hereof) shall occur prior to such time and the Company is not continued as hereinafter provided.

         Section 2.5. Status of Members. Upon the Effective Date the Members shall constitute all of the members of the Company.

         Section 2.6. Tax Status. The Company shall be operated such that it will be classified as a "partnership" for federal and, as determined by the Board of Managers, state income tax purposes. No action shall be made to treat the Partnership, Dorchester Operating LP or Dorchester Operating LLC as a corporation for federal income tax purposes and Dorchester Operating LP and Dorchester Operating LLC will be disregarded and their assets treated as owned by the Partnership for federal income tax purposes.

                           III. CHARACTER OF BUSINESS

         Section 3.1. Purposes of the Company. The purposes of the Company are to act as the general partner of Dorchester Minerals Management LP, a Delaware limited partnership (the "Partnership") which shall (i) act as the general partner of Dorchester Minerals, (ii) provide or cause to be provided certain management and administrative services to Dorchester Minerals, and (iii) own oil, gas and other mineral interests and other properties via Dorchester Operating LP, and conduct operations with respect thereto. The Company may accomplish its purposes through the agency of its own employees and independent contractors and/or the employees and independent contractors of its Members or any subsidiary of the Company or the Partnership including, but not limited to, Dorchester Operating LLC and Dorchester Operating LP.

             IV. FORMATION, FOREIGN REGISTRATION AND NO PARTNERSHIP

         Section 4.1. Formation. The Company was formed as a Delaware limited liability company by the filing of the Certificate under and pursuant to the Act with the Secretary of State of the State of Delaware on December 12, 2001. Upon the Effective Date, the Company is hereby continued upon the terms set forth herein.

         Section 4.2. Foreign Registration. The Company shall register to conduct business in such states and jurisdictions as the Board of Managers deems appropriate.

         Section 4.3. No Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member with regard to the activities of the Company for any purposes other than federal and, if applicable, state tax purposes, and this Agreement may not be construed to suggest otherwise.

                            V. CAPITAL CONTRIBUTIONS

         Section 5.1. Initial Contributions. Upon the execution of the Original Agreement, each Member made an initial capital contribution in the amount set forth on Schedule I hereto. Contemporaneously with the execution by such Member of this Agreement, each Member shall make the additional contribution required of such Member pursuant to the Contribution Agreement, which shall be credited to the Capital Account of such Member.

         Section 5.2. Subsequent Contributions. All subsequent contributions require the consent of all the Members. No Member shall be required to make any subsequent contributions to the Company without the consent of all the Members.

         Section 5.3. Return of Contributions. A Member is not entitled to the return of any part of its capital contributions or to be paid interest in respect of either its Capital Account or its capital contributions. An unrepaid capital contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's capital contribution.

         Section 5.4. Advances by Members. If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so may advance all or part of the needed funds to or on behalf of the Company if Member Consent is obtained. An advance described in this Section 5.4 constitutes a loan from the Member to the Company, bears interest at the Prime Rate from the date of the advance until the date of repayment, and is not a capital contribution.

                  VI. RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS

         Section 6.1. Members' Fees and Reimbursement of Expenses. Except as otherwise provided in Section 6.3 hereof, the Members shall not be paid any fees or other compensation whatsoever for services, whether ordinary or extraordinary, foreseen or unforeseen, rendered to or for the benefit of the Company. However, all expenses incurred by a Member for and on behalf of the Company in connection with the business of the Company hereunder (including, without limitation, charges for legal, accounting, data processing, administrative, executive, tax and other services rendered by employees of any Member) will be paid or promptly reimbursed by the Company; provided, however, that any salary or compensation expense incurred by a Member and attributable to the provision by the Member of the services of its officers in connection with the business of the Company hereunder shall not be reimbursed to such Member but the actual out-of-pocket expenses incurred by the Member (other than salary or compensation expense) with respect to such provision of the services of its officers hereunder shall be reimbursed by the Company. Nothing contained in this
Section 6.1 is intended to affect the Ownership Interest or Ownership Percentage of any Member or the amount that may be payable to any Member by reason of its interest in the Company.

         Section 6.2. Duties of Members/Other Activities. The relationship existing pursuant to this Agreement shall not prohibit any Manager, any Member or any Person which is a member, manager, officer, director, parent, subsidiary or Affiliate of a Member or Manager, or any Person in which a Member, a Manager or the members, managers, officers, directors, parent, subsidiaries or Affiliates of a Member or Manager may have an interest, from engaging in any other business, investment or profession, except to the extent restricted herein or in a separate written agreement, including but not limited to the Dorchester Minerals Limited Partnership Agreement, the Limited Partnership Agreement and the Business Opportunities Agreement made by and among the Company, Dorchester Minerals and the Partnership dated as of December 13, _____ (the "Business Opportunities Agreement"). Neither the Company nor any of the Members shall have any rights by virtue of this Agreement in or to any of such businesses, professions or investments, or in or to any income or profit derived therefrom.

         Section 6.3. Dealing with Related Persons. Subject to the provisions of
Section 6.6 and Section 9.11 hereof, the Company may employ or retain a Manager, a Member or an Affiliate of a Member or Manager to render or perform a service, may contract to buy property or services from or sell property or services to a Member, a Manager or any such Affiliate, and may otherwise deal with such Member, Manager or any such Affiliate; provided, however, that if the Company employs, retains or contracts with a Member, Manager or an Affiliate thereof, the charges made for services rendered and materials furnished by such Member, Manager or Affiliate shall be a reasonable amount comparable to the amount that would have been charged by others in the same line of business and not so related, and such relationship and charges shall be promptly disclosed in writing to the other Members.

         Section 6.4. Liability of Members. No Member shall be liable, responsible, or accountable in damages or otherwise to any other Member or the Company for any act performed by it within the scope of the authority conferred on it by this Agreement, or made in good faith, except such liability, if any, as it may have for Disabling Conduct.

         Section 6.5. No Resignation. Except for assignments, sales or other transfers of a Member's entire Ownership Interest made in compliance with
Article XV hereof, no Member shall have the right to resign or withdraw from the Company prior to the dissolution and winding up of the Company, without prior written Member Consent. Any Member who resigns or withdraws from the Company in violation of the foregoing provision or who has resigned or withdrawn from the Company in a manner not expressly permitted herein, shall be liable to the Company and the Members for any damages sustained by reason of such resignation or withdrawal.

         Section 6.6. Power, Voting and Consent. Notwithstanding the fact that the Company is to be managed by its Board of Managers pursuant to Section 8.1 hereof, the Members shall have the right and obligation to make decisions with respect to the matters specified in this Section 6.6 and with respect to any other matter that is expressly designated herein as a matter within the control of the Members or submitted by the Managers to the Members for a vote. The Members hereby delegate to the Board of Managers all other decisions relating to the Company. Decisions by the Board of Managers shall be made in the manner provided in Article IX. Affirmative decisions by the Members shall require approval by a majority of the Members on a per capita basis; provided, however, that an affirmative decision with respect to any of the following matters shall require approval by two-thirds (2/3) of the Members on a per capita basis (as applicable, a "Member Consent") and the Managers and officers shall not take, or, to the extent within their control, permit the occurrence of, action with respect to any such matter without Member Consent:

                  (a) The issuance of any equity security of the Company, the Partnership, Dorchester Operating LP or Dorchester Operating LLC or the issuance of any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness or other rights, exercisable for or convertible or exchangeable into any such equity security of the Company, the Partnership, Dorchester Operating LP or Dorchester Operating LLC;

                  (b) The resignation or withdrawal of any Person as a Member of the Company or as a partner of the Partnership;

                  (c) Except as expressly authorized herein, the direct or indirect redemption, purchase or other acquisition by the Company, the Partnership, Dorchester Operating LP or Dorchester Operating LLC of any membership interest or other equity security of the Company, the Partnership, Dorchester Operating LP or Dorchester Operating LLC;

                  (d) Any amendment of this Agreement, the Limited Partnership Agreement, the limited partnership agreement of Dorchester Operating LP or the limited liability agreement of Dorchester Operating LLC or any amendment to the Transfer Restriction Agreement, the Business Opportunities Agreement or any other agreement between the Company, the Partnership, Dorchester Operating LP or Dorchester Operating LLC and any Member or any Affiliate of any Member;

                  (e) Any merger, combination, consolidation, restructuring, reorganization, recapitalization, or any other major transaction involving the structure, ownership or voting of the Company, the Partnership, Dorchester Operating LP or Dorchester Operating LLC;

                  (f) The sale, lease, pledge or other disposition of assets of the Company, the Partnership, Dorchester Operating LP or Dorchester Operating LLC, other than in the ordinary course of business;

                  (g) Any acquisition by the Company, the Partnership, Dorchester Operating LP or Dorchester Operating LLC of (i) the equity ownership or all or a substantial portion of the assets of any other entity, or (ii) any other assets other than in the ordinary course of business, or (iii) any other assets that are not consistent with its business;

                  (h) The filing by the Company, the Partnership, Dorchester Operating LP or Dorchester Operating LLC of a petition under federal bankruptcy laws or any other insolvency law, or the admission in writing by the Company, the Partnership, Dorchester Operating LP or Dorchester Operating LLC of its insolvency or general inability to pay its debts as they become due;

                  (i) An election to dissolve the Company, the Partnership, Dorchester Operating LP or Dorchester Operating LLC;

                  (j) Any borrowing from a Member pursuant to Section 5.4; and

                  (k) Any action or decision that is inconsistent with the purposes of the Company as set forth in Section 3 hereof or of the purposes of the Partnership, Dorchester Operating LP or Dorchester Operating LLC as set forth in their respective Governance Agreements.

         In the event that a Member transfers his entire Ownership Interest to one or more other Persons, and: (i) no such transferee is admitted as a Member; or (ii) all such transferees were already Members or are wholly owned subsidiaries of Members and/or are Persons wholly owning one or more Members; then the total number of voting Members for purpose of any such per capita vote shall be reduced accordingly.

         No Member has the authority to bind the Company unless the Member is expressly granted such authority by the Board of Managers by a vote pursuant to
Section 9.7.

         Section 6.7. Succession Plan. Prior to the date that less than three of the Persons who are Members as of the Effective Date continue to own Ownership Interests, the Members shall establish a succession plan that provides for officers or other Persons actually directing and in charge of the management of the Company's business to become Members, either directly or indirectly through ownership, in whole or in part, of a Member.

                          VII. MEETINGS OF THE MEMBERS

         Section 7.1. Annual Meeting. Beginning in 200__, an annual meeting of the Members shall be held on May 1 of each year (or the next succeeding business day, if May 1 is not a business day) or at such other time and date as may be determined by Member Consent. The annual meeting shall be held at the Company's principal office or such other location agreed to by all the Members. At such meeting the Members entitled to vote thereat shall elect the Independent Managers, and may transact such other business as properly may be brought before the meeting and that is within the scope of the permitted decisions specified in
Section 6.6 hereof.

         Section 7.2. Special Meetings. Special meetings of the Members may be called by the Chairman of the Board of Managers, the Board of Managers or any two Members.

         Section 7.3. Notice of Annual or Special Meeting. Written or printed notice stating the location, day and hour of the meeting and, in case of a special meeting, the general purpose or purposes for which the meeting is called, shall be delivered in accordance with Article X not less than ten (10) days before the date of the meeting, either personally or by telefax communication (which shall be deemed given at the time the sender receives confirmation of delivery), by or at the direction of the Chairman of the Board of Managers, the Secretary, or the Member calling the meeting, to each Member.

         Section 7.4. Business at Special Meeting. The business transacted at any special meeting of the Members shall be limited to such business that is within the scope of the permitted decisions specified in Section 6.6 hereof and that is stated in the notice thereof, and no unrelated business shall be conducted at such special meeting beyond the general scope identified in the notice unless all Members, whether such Member is present or not, agree in writing to consider and vote upon additional unrelated business.

         Section 7.5. Quorum of Members. Unless otherwise provided by applicable law, the Certificate of Formation or this Agreement, the presence of a majority of the Members on a per capita basis and represented in person or by proxy, shall constitute a quorum at a meeting of the Members. The Members present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any Member or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting.

         Section 7.6. Proxies. At any meeting of the Members, each Member having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the Member or by his duly authorized attorney- in- fact. Proxies shall be valid until revoked or superseded by a subsequently dated proxy. Each proxy shall be revocable whether or not coupled with an interest, unless made irrevocable by law.

         Section 7.7. Action by Written Consent Without a Meeting and Telephonic Meetings. Any action required or permitted by applicable law, the Certificate of Formation, or this Agreement to be taken at a meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by Members having not less than the minimum number of votes that would be necessary to take such action at a meeting at which Members entitled to vote on the action were present and voting. Any such written consent does not have to be unanimous (unless the action that is approved in such written consent would require the unanimous approval of all Members at a meeting at which all of the Members were present). Every written consent must bear the date of signature of each Member who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Company in the manner required by this
Section 7.7, a consent or consents signed by Members having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, its principal place of business, or an officer or agent of the Company having custody of the books in which proceedings of meetings of Members are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested or confirmed telefax communication. Delivery to the Company's principal place of business shall be addressed to the Chief Executive Officer of the Company. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given by the Company to those Members who did not consent in writing to the action. With prior Member Consent, Members may participate in and hold a meeting of the Members by conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             VIII. BOARD OF MANAGERS

         Section 8.1. Powers. The business and affairs of the Company shall be managed by or under the direction of its Board of Managers, which may exercise all such powers of the Company and do all such lawful acts and things as are not by non-waivable provisions of the Act or by the Certificate of Formation or by this Agreement directed or required to be exercised and done by the Members. No individual Manager has the authority to bind the Company unless the Manager is granted such authority by the Board of Managers.

         Section 8.2. Number of Managers. The Board of Managers shall consist of
(a) five (5) Managers, with each Member appointing one such Manager (collectively, the "Appointed Managers"); and (b) three independent managers (other than the Appointed Managers) or such other, greater number of independent managers (other than the Appointed Managers) as required by the rules and regulations of the market quotation system or securities exchange, as the case may be, on which units of Dorchester Minerals are or are intended to be listed (the "Market Rules"), which independent managers shall meet the requirements for members of the "Advisory Committee" as defined in the Dorchester Minerals Limited Partnership Agreement. The independent managers in clause (b) of the preceding sentence are referred to herein as the "Independent Managers." No two or more Members may designate the same individual as a Manager to serve on the Board of Managers. The initial Appointed Manager for each Appointing Member shall be as follows:


                  APPOINTING MEMBER           APPOINTED MANAGER
                  -----------------           -----------------
                  SAM                         H.C. Allen, Jr.

                  Vaughn                      Robert C. Vaughn

                  SAOG                        William Casey McManemin

                  Peak LP                     Preston A. Peak

                  Raley GP                    James E. Raley

Peak LP and Raley GP shall collectively have the right to appoint one (1) Independent Manager (the "Peak LP/Raley GP Appointment Right"). Vaughn shall have the right to appoint one (1) Independent Manager (the "Vaughn Appointment Right"). SAM and SAOG shall collectively have the right to appoint one (1) Independent Manager (the "SAM/SAOG Appointment Right"). (Such rights are referred to herein collectively as the "Appointment Rights.") If any additional Independent Managers are required by the Market Rules or if any such Appointment Right is lost by any Members as to any Independent Managers pursuant to Section 8.4, such Independent

Managers shall be appointed by a vote of the majority of the Members. Each such Independent Manager shall meet the requirements for independent directors set forth in the Market Rules.

         Section 8.3. Election and Term.

         (a) Each Appointed Manager shall serve until the earlier of his death, resignation or removal from office which may be with or without cause by the Member that appointed such Manager (the "Appointing Member"). In the event of a vacancy on the Board of Managers (other than a vacancy which must be filled with an Independent Manager), then the Appointing Member that appointed the Appointed Manager whose failure to continue to serve as a Manager has created the vacancy shall fill such vacancy by delivery of written notice to the Company and each other Member designating a replacement Manager to fill such vacancy (or, if such appointment right has been lost pursuant to Section 8.4, such vacancy shall be filled by majority vote of the Members specified in Section 8.4). Upon receipt of such written notice by the Company, the replacement Appointed Manager shall be appointed as a Manager hereunder, unless objected to in writing on a reasonable basis by all of the Appointed Managers other than the Manager who is being replaced pursuant to this Section 8.3(a) and any Manager whose Appointing Member, or an Affiliate thereof, has the appointment right with respect to such replacement.

         (b) Each Independent Manager shall hold office until the next annual meeting of the Members, unless such Independent Manager shall sooner cease to serve as a result of his death, resignation or removal. In the event of a vacancy on the Board of Managers which must be filled with an Independent Manager, such vacancy shall be filled by written notice to the Company and each Member given by the Member or Members having the Appointment Right with respect to the Independent Manager whose death, resignation or removal necessitated the appointment of a replacement Independent Manager (or, if such Appointment Right has been lost pursuant to Section 8.4, such vacancy shall be filled by majority vote of the Members specified in Section 8.4). Upon receipt of such written notice by the Company, the replacement Independent Manager shall be appointed as an Independent Manager hereunder, unless objected to in writing on a reasonable basis by all of the Appointed Managers other than any Manager whose Appointing Member, or an Affiliate thereof, has or shares the Appointment Right with respect to the replacement Independent Manager.

         (c) Managers need not be residents of the State of Delaware or Members of the Company.

         Section 8.4. Loss of Appointment Right. If at any time after the Effective Date a Change in Control of any Member occurs, then such Member shall lose all appointment and removal rights stated in Sections 8.2 and 8.3 unless and until the other Members unanimously consent to the continuation of such Member's appointment and removal rights following such Change in Control. In the event that a Member loses appointment and removal rights in accordance with this
Section 8.4, then the remainder of the Members shall exercise such Member's appointment and removal rights by majority vote; provided, that no Manager appointed pursuant to such rights may concurrently be serving as either an Appointed Manager or an Independent Manager. Notwithstanding the foregoing, if either of the Members sharing a particular Appointment Right (but not both) experience a Change in Control, such Appointment

Right shall be solely vested in the Member, if any, which did not experience a Change in Control. In the event that both of the Members sharing a particular Appointment Right lose their appointment and removal rights in accordance with this Section 8.4, such Appointment Right shall immediately expire. A Change in Control of a Member shall not affect the right of that Member to vote on all matters on which Members are entitled to vote by law or under this Agreement or on any other matter presented to a vote of the Members, including without limitation, any vote that could in any way adversely affect such Member's interest in the capital or profits of the Company or of the Partnership.

         Section 8.5. Resignation and Removal. Any Manager may resign at any time upon giving written notice to the Company. Any Appointed Manager or any Independent Manager appointed pursuant to an Appointment Right may be removed only by his Appointing Member, or the Member or Members having the Appointment Right with respect to such Independent Manager (as applicable), in accordance with Section 8.3. Any other Independent Manager may be removed at any time with or without cause by the vote of two-thirds (2/3) of the Members.

         Section 8.6. Compensation of Managers. The Managers may be paid their expenses of attendance at each meeting of the Board of Managers; however, Appointed Managers shall not receive any compensation for serving as a Manager or as a member of any committee of the Board of Managers. The Independent Managers shall be compensated in such amounts as shall be established by the Appointed Managers. This provision shall not preclude any Manager from serving the Company in any other capacity and receiving compensation therefor. In addition to the foregoing, all expenses incurred by a Manager in the performance of its duties hereunder or for and on behalf of the Company in connection with the business of the Company (including, without limitation, charges for legal, accounting, data processing, administrative, executive, tax and other services rendered by employees of any Manager) will be paid or promptly reimbursed by the Company; provided, however, that any salary or compensation expense incurred by a Manager and attributable to the provision by the Manager of the services of its officers in connection with the business of the Company hereunder shall not be reimbursed to such Manager but the actual out-of-pocket expenses incurred by the Manager (other than salary or compensation expense) with respect to such provision of the services or its officers hereunder shall be reimbursed by the Company.

         Section 8.7. Chairman of the Board of Managers. The Board may, but shall not be required to, from time to time, by majority vote designate one Manager to serve as Chairman of the Board of Managers; provided, however, that any such Chairman of the Board of Managers shall not, in such capacity, be an officer of the Company. The Chairman of the Board of Managers shall preside at all meetings of the Board of Managers and shall have such other powers and duties as usually pertain to such position or as may be delegated to him by the Board of Managers. The Chairman of the Board of Managers shall serve as such until the earlier of his death, resignation or removal from office by the Board of Managers.

                      IX. MEETINGS OF THE BOARD OF MANAGERS

         Section 9.1. Annual Meeting. An annual meeting of the Board of Managers shall be held immediately following the annual meeting of the Members, and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

         Section 9.2. Regular Meetings. The Board of Managers shall schedule regular meetings of the Board of Managers at quarterly intervals, or such other regular intervals as the Board of Managers shall determine to be appropriate.

         Section 9.3. Special Meetings. Upon not less than twenty-four (24) hours' prior written notice, special meetings of the Board of Managers may be called by any two Managers, the Chairman of the Board or the Chief Executive Officer, but notice need not be given to any Manager who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such Manager.

         Section 9.4. Location of and Business at Regular or Special Meeting. Meetings of the Board of Managers shall be held at the principal office of the Company, or at such other place or places as shall be agreed upon by the Board of Managers. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Managers need be specified. The business to be transacted at, and the general purpose of any special meeting shall be identified in the notice or waiver of notice of such meeting, and no unrelated business shall be conducted by the Board of Managers at such special meeting beyond the general scope of the business and purpose identified in the notice and waiver.

         Section 9.5. Quorum of Managers. Five Managers, at least four of whom shall be Appointed Managers, shall constitute a quorum for the transaction of business by the Board of Managers.

         Section 9.6. Votes. Each Manager on the Board of Managers shall have one vote. Managers shall not have the authority to permit voting by proxy.

         Section 9.7. Act of Managers Meeting. The act of a majority of the total number of Managers, at a meeting at which a quorum is present, shall be the act of the Board of Managers, unless the act of a greater number is required by law, the Certificate of Formation or this Agreement. Tie votes do not constitute a majority. Notwithstanding the foregoing, the following actions shall require the consent of two-thirds (2/3) of the Appointed Managers or two-thirds (2/3) of the Operating Committee, in addition to any vote of the Advisory Committee that may be required under Section 9.11:

                  (a) The issuance of any equity security of Dorchester Minerals or the issuance of any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness or other rights, exercisable for or convertible or exchangeable securities into any such equity security of the Dorchester Minerals;

                  (b) The direct or indirect redemption, purchase or other acquisition of any membership interest or other equity security of Dorchester Minerals;

                  (c) Any amendment of or proposal to amend the Dorchester Minerals Limited Partnership Agreement or any amendment to the Business Opportunities Agreement or any other agreement between Dorchester Minerals and any Member or Manager or any Affiliate of any Member or Manager;

                  (d) Any merger, combination, consolidation, restructuring reorganization, recapitalization or any other major transaction involving the structure, ownership or voting of Dorchester Minerals;

                  (e) The sale, lease or other disposition of all or substantially all of the assets of Dorchester Minerals, other than in the ordinary course of business;

                  (f) Any acquisition by Dorchester Minerals of (i) the equity ownership or all or a substantial portion of the assets of any other entity, (ii) any other assets other than in the ordinary course of business, or (iii) any other assets that are not consistent with its business;

                  (g) The filing by Dorchester Minerals of a petition under federal bankruptcy laws or any other insolvency law, or the admission in writing by Dorchester Minerals of its insolvency or general inability to pay its debts as they become due;

                  (h) Any election to dissolve Dorchester Minerals;

                  (i) Any transaction between Dorchester Minerals and a Member or Manager or an Affiliate of a Member or Manager (and any other agreement for the benefit of a Member, a Manager or an Affiliate of a Member or Manager) other than immaterial transactions undertaken in the ordinary course of Dorchester Minerals' business;

                  (j) Any action or decision that is inconsistent with the purposes of Dorchester Minerals as set forth in the Dorchester Minerals Limited Partnership Agreement;

                  (k) Any removal of an officer of the Company, the Partnership, Dorchester Operating LLC or Dorchester Operating LP; and

                  (l) The submission to a vote of the Members of any other matter which does not under Section 6.6 already require the approval of the Members.

         Section 9.8. Act of Managers as to Former Properties and Operations of Dorchester Hugoton, Ltd. For a period of two (2) years after the Effective Date, any of the following actions which involve properties or operations which were owned or conducted by Dorchester Hugoton, Ltd., must be approved by one of the Appointed Managers appointed by either Peak LP or Raley GP, or either of their respective successors or assigns, in addition to any other vote or approval which may be required under this Agreement:

                  (a) Material changes in personnel;

                  (b) Significant sales or transfers of assets or interests in assets;

                  (c) Changes in marketing strategy;

                  (d) Changes in lessee/lessor relationships, including but not limited to, termination, extension or amendment of leases; and

                  (e) Outsourcing of significant operations or functions.

         Section 9.9. Action by Unanimous Written Consent Without a Meeting and Telephonic Meetings. Any action required or permitted to be taken at a meeting of the Board of Managers or committee thereof under the provisions of any applicable law, the Certificate of Formation or this Agreement may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Managers or committee thereof. Such consent shall have the same force and effect as a unanimous vote of the Board of Managers or committee thereof. Managers may participate in and hold a meeting of the Board of Managers by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 9.10. Interested Managers. No contract or transaction between the Company and one or more of its Managers or officers, or between the Company and any other corporation, partnership, association, or other organization in which one (1) or more of its Managers or officers are members, managers, shareholders, partners, officers or directors or have a financial interest, shall be void or voidable solely for this reason, or solely because the Manager or officer is present at or participates in the meeting of the Board of Managers or committee thereof that authorizes the contract or transaction by the vote otherwise required for such authorization hereunder, or solely because his or its or their votes are counted for such purpose, if:

                           (i) The material facts as to his relationship or
                  interest and as to the contract or transaction are disclosed or are known to the Board of Managers or the committee, and the Board of Managers or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Managers or committee members, even though the disinterested Managers or committee members be less than a quorum;

                           (ii) the material facts as to his relationship or
                  interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members; or

                           (iii) the contract or transaction is fair as to the
                  Company as of the time it is authorized, approved or ratified by the Board of Managers, a committee thereof or the Members.

         Interested Managers may be counted in determining the presence of a quorum at a meeting of the Board of Managers or committee thereof that authorizes the contract or transaction.

         Section 9.11. The Advisory Committee.

                  (a) Designation. The Board of Managers, by resolution adopted by a majority of the full Board of Managers, which shall include not less than four of the Appointed

         Managers, shall designate an advisory committee (the "Advisory Committee"), which shall have the authority assigned to it in Sections 9.11(b) and (c) below and such other authority as may be delegated to it by the Board of Managers, subject to the limitations imposed by applicable law, the Certificate and this Agreement.

                  (b) Audit Committee Function. The Advisory Committee will function as the audit committee for Dorchester Minerals to the extent required by Market Rules.

                  (c) Transactions with Affiliates. The Advisory Committee will act as the "Advisory Committee" as contemplated in the Dorchester Minerals Limited Partnership Agreement. The Advisory Committee will also review (i) any and all transactions between the Company, the Partnership, Dorchester Operating LLC or Dorchester Operating LP, on the one hand, and a Member or Affiliate (other than Dorchester Minerals) thereof, on the other hand, and (ii) any compensation or benefits paid by the Company, the Partnership, Dorchester Operating LLC, Dorchester Operating LP or Dorchester Minerals to any executive officer of any of such companies, and all such matters described in this sentence shall be subject to approval by the Advisory Committee.

                  (d) Membership. The Advisory Committee shall be composed of the Independent Managers. The designation of the Advisory Committee and the delegation thereto of authority shall not operate to relieve the Board of Managers, or any member thereof, of any responsibility imposed upon it or him by law.

                  (e) Required Vote. Any and all matters decided upon by the Advisory Committee shall require the majority approval of the members of the Advisory Committee.

         Section 9.12. Operating Committee.

                  (a) Designation. The Board of Mangers, by resolution adopted by a majority of the full Board of Managers, may designate a committee to be known as the Operating Committee, which, to the extent provided in such resolution or in this Agreement, shall have and may exercise all the authority of the Board of Managers, subject to the limitations imposed by applicable law, the Certificate and this Agreement.

                  (b) Membership. The Operating Committee shall be composed of the Appointed Managers. The designation of the Operating Committee and the delegation thereto of authority shall not operate to relieve the Board of Managers, or any member thereof, of any responsibility imposed upon it or him by law.

                  (c) Required Vote Any and all matters decided upon by the Operating Committee shall require the approval of a majority of the total number of members of the Operating Committee, at a meeting at which a quorum is present, unless the act of a greater number is required by law, the Certificate of Formation or this Agreement. Tie votes do not constitute a majority.

         Section 9.13. Other Committees. The Board of Managers, by resolution adopted by a majority of the full Board of Managers, which majority shall include not less than four of the Appointed Managers, may designate one or more other committees from among its members, each of which, to the extent provided in such resolution or in this Agreement, shall have and may exercise all the authority of the Board of Managers, subject to the limitations imposed by applicable law, the Certificate and this Agreement.

         Section 9.14. Procedure, Meetings, Quorum of Committees. Regular meetings of the Operating Committee or any other committee of the Board of Managers, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the Operating Committee or any other committee of the Board shall be called at the request of the Board, the Chairman of the Board, or any two (2) members of such committee. Four-fifths of the Operating Committee, and a majority of any other committee of the Board, shall constitute a quorum for the transaction of business at any meeting. The Operating Committee or any other committee of the Board shall keep regular minutes of its proceedings and report the same to the Board of Managers when required.

                                   X. NOTICES

         Section 10.1. Methods of Giving Notice. Whenever any notice is required to be given to any Member or Manager under the provisions of any applicable law, the Certificate of Formation or this Agreement, it shall be given in writing and delivered personally or delivered by facsimile communication ("telefax") to such Member or Manager at such address (and at such member facsimile) as appears on the books of the Company; provided, however, notice of special meetings of the Managers may also be given by telephone, and, with the approval of all such Members or Managers, any other notice may be given by telephone or electronic mail. Any such notice shall be deemed to be given at the time the recipient actually receives the notice in the case of personal delivery, when the sender receives electronic confirmation of delivery with respect to any notice given by facsimile communication, when the sender actually speaks to the recipient in the case of telephonic notice or when the recipient reads the message in the case of electronic mail.

         Section 10.2. Waiver of Notice. Whenever any notice is required to be given to any Member or Manager under the provisions of any applicable law, the Certificate of Formation or this Agreement, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section 10.3. Attendance as Waiver. Attendance of a Member or Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Member or Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in any written waiver unless required by any applicable law, the Certificate of Formation or this Agreement.

                                  XI. OFFICERS

         Section 11.1. Officers. The Managers shall elect the officers of the Company as provided in this Agreement. The officers of the Company shall consist of a Chief Executive Officer (who initially shall be William Casey McManemin), a Chief Financial Officer (who initially shall be H.C. Allen, Jr.), a Chief Operating Officer (who initially shall be James E. Raley) and a Secretary (who initially shall be H. C. Allen, Jr.) to serve at the pleasure of the Managers and who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Managers or the Operating Committee.

         Section 11.2. Election and Qualification. The Managers, at each annual meeting, shall choose the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and the Secretary. The Managers may, from time to time, choose such other officers as they may deem necessary or appropriate.

         Section 11.3. Salaries. No person shall receive any compensation in such person's capacity as an elected officer of the Company.

         Section 11.4. Term, Removal and Vacancies. Each officer of the Company shall hold office until his successor is chosen and qualified or until his death, resignation, or removal. Any officer may resign at any time upon giving written notice to the Company. Any officer may be removed by the Board of Managers or the Operating Committee with or without cause, upon the requisite approval under Section 9.8, if any, but such removal shall be without prejudice to the contract or other legal rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the Board of Managers.

         Section 11.5. Chief Executive Officer. The Chief Executive Officer shall have general powers of oversight, supervision and management of the business and affairs of the Company, and shall see that all orders and resolutions of the Board of Managers and/or the Operating Committee are carried into effect. The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Managers or the Operating Committee. The other officers shall report to the Chief Executive Officer. The Chief Executive Officer shall execute bonds, mortgages, debt instruments, contracts, licenses, leases, agreements, legal pleadings (upon the advice of counsel), governmental filings, and other documentation, except where the signing and execution thereof shall be expressly delegated by the Board of Managers or the Operating Committee to some other officer or agent of the Company.

         Section 11.6. Chief Operating Officer. The Chief Operating Officer shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer. The Chief Operating Officer shall have charge of the operations of the Company and shall have such other powers and duties as usually pertain to such office or as the Board of Managers or the Operating Committee shall prescribe or as the Chief Executive Officer shall delegate.

         Section 11.7. Chief Financial Officer. The Chief Financial Officer shall have the charge of the funds and the financial condition of the Company and shall have such other powers and duties as usually pertain to such office or as the Board of Managers or the Operating Committee shall prescribe or as the Chief Executive Officer shall delegate.

                              XII. INDEMNIFICATION

         Section 12.1. Right to Indemnification. Subject to the limitations and conditions set forth in this Article XII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Member, Manager or officer of the Company or while a Member, Manager or officer of the Company is or was serving at the request of the Company as a partner, director, officer, manager, member, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (a "Covered Person"), shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Section 12.1 shall continue as to a Person who has ceased to serve in the capacity that initially entitled such Person to indemnity under this Section. Such actions covered by such indemnification shall include those brought by a Member or the Company. The rights granted pursuant to this
Article XII shall be deemed contract rights, and no amendment, modification or repeal of this Article XII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. IT IS EXPRESSLY ACKNOWLEDGED THAT THE INDEMNIFICATION PROVIDED IN THIS ARTICLE XII COULD INVOLVE INDEMNIFICATION FOR NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY; provided, however, that notwithstanding the foregoing or any other provision of this Agreement, the Company shall not provide indemnification to any Person in respect of any Disabling Conduct. The negative disposition of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Covered Person acted in a manner contrary to the standard set forth in this Section.

         Section 12.2. Advance of Expenses. The right to indemnification conferred in this Article XII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 12.1 or 12.3 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon the delivery to the Company of a written affirmation by such Person of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 12.1 or 12.3 and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under Section 12.1 or 12.3.

         Section 12.3. Indemnification of Employees and Agents. The Company may indemnify and advance expenses to any employee or agent of the Company to the same extent permitted under Section 12.1 for Covered Persons. In addition, the Company may (by a resolution of the Members) indemnify and advance expenses to any Person whether or not he is an employee or agent of the Company but who is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person, to the same extent permitted under Section 12.1 for Covered Persons.

         Section 12.4. Appearance as a Witness. Notwithstanding any other provision of this Article XII the Company may pay or reimburse expenses incurred by a Member, Manager, officer, employee or agent in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

         Section 12.5. Non-Exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article XII shall not be exclusive of any other right a Person indemnified pursuant to this
Article XII may have or may acquire under any law (common or statutory), any provision of the Certificate or this Agreement, a vote of Members or Managers or otherwise.

         Section 12.6. Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board of Managers shall, in its sole discretion, deem reasonable, to protect itself, the Partnership, Dorchester Operating LP and/or Dorchester Operating LLC, and/or any Covered Persons or other Persons indemnifiable under the provisions of this Article XII. against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expenses, liability or loss under this Article XII.

         Section 12.7. Member Notification. To the extent required by law, any indemnification of or advance of expenses to a Person in accordance with this
Article XII shall be reported in writing to the Members within the thirty
(30)-day period immediately following the date of the indemnification or advance.

         Section 12.8. No Personal Liability. In no event may any Covered Person subject the Members to personal liability by reason of any indemnification of an Covered Person under this Agreement or otherwise.

         Section 12.9. Interest in Transaction. A Covered Person shall not be denied indemnification in whole or in part under this Article XII because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction is otherwise permitted by the terms of the Governance Agreements.

         Section 12.10. Successors and Assigns. The provisions of this Article XII are for the benefit of the Covered Persons and their heirs, successors, assigns, administrators and personal representatives and shall not be deemed to be for the benefit of any other Persons. The provisions of this Section 12.10 shall not be amended in any way that would diminish the rights of Covered Persons under this Article XII without the consent of all Members.

         Section 12.11. Savings Clause. If all or any portion of this Article XII shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless any Person indemnified pursuant to this Article XII as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article XII that shall not have been invalidated and, subject to this Article XII, to the fullest extent permitted by applicable law.

         Section 12.12. Exculpation. The following exculpatory provisions shall apply to this Agreement:

                  (a) General. Notwithstanding any other terms of this Agreement, whether express or implied, or obligation or duty at law or in equity, no Covered Person nor any officer, employee, representative or agent of the Company or its Affiliates shall be liable to the Company or any Member for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted in good faith by such Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Person by this Agreement or the other Governance Agreements except in the following circumstances: (i) such act or omission constitutes Disabling Conduct or (ii) with respect to liability that may arise under any other agreement, such act or omission constitutes a breach of that agreement.

                  (b) Reliance. A Covered Person or other officer, employee, representative or agent of the Company may rely and shall incur no liability in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge and may rely on an opinion of counsel selected by such Covered Person or other officer, employee, representative or agent of the Company with respect to legal matters unless such Covered Person acts in bad faith.

                               XIII. ALLOCATIONS

         Section 13.1. Consent to Allocations. Each Member as a condition of becoming a Member expressly consents to the following allocations as set forth in this Article XIII.

         Section 13.2. Distributive Shares for Tax Purposes. There shall be allocated to each Member for federal income tax purposes a separate distributive share of all Company income, gain, loss, deduction and credit as follows:

                  (a) Except as otherwise provided in this Article XIII, Net Profit, if any, of the Company (and each item thereof) for each Fiscal Year or other period shall be allocated among the Members pro rata in accordance with their Ownership Percentages.

                  (b) Except as otherwise provided in this Article XIII, Net Loss, if any, of the Company (and each item thereof) for each Fiscal Year or other period shall be allocated to the Members pro rata in accordance with their Ownership Percentages.

                  (c) The provisions of this Agreement relating to the allocation of Gross Income, Net Profit and Net Loss are intended to comply with the Treasury Regulations under Section 704(b) of the Code and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

                  (d) Notwithstanding any other provision of this Agreement to the contrary, if in any Fiscal Year or other period there is a net decrease in the amount of the Company Minimum Gain, then each Member shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in such minimum gain during such year (as determined under Treasury Regulations Section 1.704-2(g)(2)); provided, however, if there is insufficient Gross Income in a year to make the allocation specified above for all Members for such year, the Gross Income shall be allocated among the Members in proportion to the respective amounts they would have been allocated above had there been an unlimited amount of Gross Income for such year.

                  (e) Notwithstanding any other provision of this Agreement to the contrary other than Section 13.2(d), if in any year there is a net decrease in the amount of the Member Nonrecourse Debt Minimum Gain, then each Member shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in such minimum gain during such year (as determined under Treasury Regulations Section 1.704-2(i)(4)); provided, however, if there is insufficient Gross Income in a Fiscal Year to make the allocation specified above for all Members for such year, the Gross Income shall be allocated among the Members in proportion to the respective amounts they would have been allocated had there been an unlimited amount of Gross Income for such Fiscal Year.

                  (f) Notwithstanding any other provision of this Agreement to the contrary (except Sections 13.2(d) and 13.2(e) which shall be applied first), if in any Fiscal Year or other period a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Gross Income shall first be allocated to Members with negative Capital Account balances (adjusted in accordance with Section 13.4(e)), in proportion to such negative balances, until such balances are increased to zero.

                  (g) Notwithstanding the provisions of Section 13.2(b), Net Loss (or items thereof) shall not be allocated to a Member if such allocation would cause or increase a negative balance in such Member's Capital Account (adjusted in accordance with Section 13.4(e)) and shall be reallocated to the other Members, subject to the limitations of this
         Section 13.2(g).

                  (h) Any Member Nonrecourse Deductions shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such deductions are attributable.

                  (i) Company Nonrecourse Deductions shall be allocated to the Members pro rata in accordance with their Ownership Percentages.

                  (j) In the event that any Gross Income, Net Loss (or items thereof) or deductions are allocated pursuant to Sections 13.2(d) through 13.2(i), subsequent Gross Income, Net Profit or Net Loss (or items thereof) will first be allocated (subject to Sections 13.2(d) through 13.2(i)) to the Members in a manner which will result in each Member having a Capital Account balance equal to that which would have resulted had the original allocation of Gross Income, Net Loss (or items thereof) or deductions pursuant to Sections 13.2(d) through 13.2(i) not occurred; provided, however, no allocations pursuant to this Section 13.2(j), which are intended to offset allocations pursuant to Section 13.2(h) and Section 13.2(i), shall be made prior to the Fiscal Year during which there is a net decrease in Member Nonrecourse Debt Minimum Gain or Company Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Member Nonrecourse Debt Minimum Gain or Company Minimum Gain, and no such allocation pursuant to this Section 13.2(j) shall be made to the extent that the Board of Managers reasonably determines that it is likely to duplicate a subsequent mandatory allocation pursuant to Section 13.2(d) or Section 13.2(e).

                  (k) Unless the Board of Managers elects to adjust Capital Accounts to reflect Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Treasury Regulations, the portion of the total amount realized by the Company upon the taxable disposition of a Depletable Property that represents recovery of its simulated adjusted tax basis therein will be allocated to the Members in the same proportion as the aggregate adjusted tax basis of such property was allocated to such Members (or their predecessors in interest). If the Board of Managers elects to use Actual Depletion Deductions pursuant to
         Section 1.704-1(b)(2)(iv)(k)(3) of the Treasury Regulations, the portion of the total amount realized by the Company upon a taxable disposition of such property that equals the Members' aggregate remaining adjusted basis therein will be allocated to the Members in proportion to their respective remaining adjusted tax bases in such property. Any amount realized in excess of the above amounts shall be allocated among the Members in accordance with their Ownership Percentages.

                  (l) If an interest in the Company is transferred, the Gross Income, Net Profit or Net Loss allocable to the holder of such Company interest for the then Fiscal Year shall be allocated proportionately between the assignor and the assignee based on the number of calendar days during such Fiscal Year for which each party was the owner of the transferred interest in the Company or upon some other reasonable method.

         Section 13.3. Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, depletion, depreciation, amortization, income, gain and loss, as determined for tax purposes, with respect to any property whose Book Value differs from its adjusted basis for federal income tax purposes shall, for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value. The Company shall utilize such method to eliminate book-tax disparities attributable to a contributed property or adjusted property as shall be determined by the Board of Managers. Allocations pursuant to this Section 13.3 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

         Section 13.4. Capital Accounts. A separate capital account ("Capital Account") shall be maintained for each Member, as follows:

                  (a) There shall be credited to each Member's Capital Account the amount of any cash actually contributed by such Member to the capital of the Company (or deemed contributed pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(c)), the fair market value of any property contributed by such Member to the capital of the Company (net of any liabilities secured by such property that the Company is considered to assume or to take subject to under Code Section 752), such Member's share of the Gross Income and Net Profit (and all items thereof) of the Company and such Member's share of Simulated Gain or, if the Board of Managers elects to use Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Treasury Regulations, such Member's Actual Gains. There shall be charged against each Member's Capital Account the amount of all cash distributed to such Member by the Company (or deemed distributed pursuant to Treasury Regulations Section 1.704-1(b) (2) (iv) (c)), the fair market value of any property distributed to such Member by the Company (net of any liability secured by such property that the Member is considered to assume or take subject to under Code Section 752), such Member's share of the Net Loss (and all items thereof) of the Company and either such Member's distributive share of Simulated Losses and Simulated Depletion Deductions or, if the Board of Managers elects to use Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Treasury Regulations, such Member's Actual Losses and Actual Depletion Deductions.

                  (b) If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under this Article XIII) of the Net Profit or Net Loss that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution, but only to the extent not previously reflected in the Members' Capital Accounts.

                  (c) Any adjustments to the tax basis (or Book Value) of Company property under Code Sections 732, 734 or 743 will be reflected as adjustments to the Capital

         Accounts of the Members, only in the manner and to the extent provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

                  (d) Upon the decision of the Board of Managers, the Capital Accounts of the Members shall be adjusted to reflect a revaluation of Company property to its fair market value on the date of adjustment upon the occurrence of any of the following events:

                           (i) An increase in any new or existing Member's
                  Ownership Interest resulting from the contribution of money or property by such Member to the Company,

                           (ii) Any reduction in a Member's Ownership Interest
                  resulting from a distribution to such Member in redemption of all or part of its Ownership Interest, unless such distribution is pro rata to all Members in accordance with their respective Ownership Interests, and

                           (iii) Whenever otherwise allowed under Treasury
                  Regulations Section 1.704-1(b)(2)(iv)(f).

                            The adjustments to Capital Accounts shall reflect the manner in which the unrealized Net Profit or Net Loss inherent in the property would be allocated if there were a disposition of the Company's property at its fair market value on the date of adjustment.

                  (e) For purposes of Sections 13.2(d) through 13.2(i) a Member's Capital Account shall be reduced by the net adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) which, as of the end of the Company's taxable year are reasonably expected to be made to such Member, and shall be increased by the sum of (i) any amount which the Member is required to restore to the Company upon liquidation of its Ownership Interest in the Company (or which is so treated pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c)) pursuant to the terms of this Agreement or under state law, (ii) the Member's share (as determined under Treasury Regulations Section 1.704-2(g)(1)) of Company Minimum Gain, (iii) the Member's share (as determined under Treasury Regulations Section 1.704-2(i)(5)) of Member Nonrecourse Debt Minimum Gain and (iv) the Member's share (as determined under Section 752 of the Code) of any recourse indebtedness of the Company to the extent that such indebtedness could not be repaid out of the Company's assets if all of the Company's assets were sold at their respective Book Values as of the end of the Fiscal Year or other period and the proceeds from the sales were used to pay the Company's liabilities. For the purposes of clause (iv) above, the amounts computed pursuant to clause (i) above for each Member shall be considered to be proceeds from the sale of the assets of the Company to the extent such amounts would be available to satisfy (directly or indirectly) the indebtedness specified in clause (iv).

                  (f) For purposes of computing the Members' Capital Accounts, Simulated Depletion Deductions, and Simulated Losses shall be allocated among the Members in the same proportions as they (or their predecessors in interest) were allocated the basis of

         Partnership oil and gas properties pursuant to Code Section 613A(c)(7)(D), the Treasury Regulations thereunder, and Section 1.704-1(b)(4)(v) of the Treasury Regulations. Simulated Gains shall be allocated among the Partners in accordance with their Ownership Percentages. In accordance with Code Section 613A(c)(7)(D) and the Treasury Regulations thereunder and Section 1.704-1(b)(4)(v) of the Treasury Regulations, the adjusted basis of all oil and gas properties shall be shared by the Members in proportion to the Ownership Percentages.

                  (g) It is the intention of the Members that the Capital Accounts of the Company be maintained strictly in accordance with the Capital Account maintenance requirements of Treasury Regulations
         Section 1.704-1(b). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations and any amendment or successor provision thereto. The Members agree to make any appropriate modifications if events might otherwise cause this Agreement not to comply with Treasury Regulations
         Section 1.704-1(b).

                  (h) A deficit in a Member's Capital Account shall not be considered an asset of the Company, and no Member shall be obligated to restore or otherwise be responsible for a deficit or negative balance in such Member's Capital Account.

         Section 13.5. Compliance with the Code. It is intended that the tax allocations in this Article XII effect an allocation for federal income tax purposes in a manner consistent with Sections 704 and 706 of the Code and comply with any limitations or restrictions therein. The Board of Managers shall have complete discretion to make the allocations pursuant to this Article XII and the allocations and adjustments to Capital Accounts in any manner consistent with Sections 704 and 706 of the Code.

                               XIV. DISTRIBUTIONS

         Section 14.1. "Net Cash Flow" Defined. The term "Net Cash Flow" for any fiscal period shall mean all Company cash revenues resulting from the Company's business less the amount of all expenses, reserves and obligations of the Company (including, without limitation, expenses and obligations to which the assets of the Company are subject even if the expense or obligation was not originally incurred by the Company or assumed by the Company) plus the proceeds of sale (principal and interest), refinancing, condemnation, insurance, or otherwise, less the amount of all expenses and obligations of the Company relating thereto (including, without limitation, expenses and obligations to which the assets of the Company are subject even if the expense or obligation was not originally incurred by the Company or assumed by the Company).

         Section 14.2. Distribution of Net Cash Flow. Except as provided in
Article XVII, and subject to the last sentence of Section 8.4, Net Cash Flow, if any, shall be distributed to the Members pro rata in accordance with their Ownership Percentages at such time or times as determined by the Board of Managers.

         Section 14.3. Amount Withheld. Notwithstanding any other provision of this Agreement to the contrary, the Board of Managers is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding or other payment requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required to pay to any governmental authority any amount resulting from either the allocation of income or gain or a distribution to any Member (including, without limitation, by reason of Sections 1441, 1442, 1445 or 1446 of the Code), the amount so paid shall be treated as a distribution of cash to the Member and any future distributions to which such Member is entitled shall be reduced to the extent of any amount treated as a distribution pursuant to this Section 14.3. The Capital Account of the Member for which amounts are paid over to a governmental authority pursuant to this Section 14.3 shall be decreased by such amount paid over to the governmental authority. A Member who has had amounts paid over to a governmental authority pursuant to this Section
14.3 shall be entitled to receive any refund of any such tax, penalty, interest or other amount received by the Company on account of amounts paid on behalf of the Member pursuant to this Section 14.3; provided, however, that the amount due such Member shall be reduced by any expenses of the Company incurred in connection with the payment or refund of such tax, penalty, interest or other amount. The Company shall have no duty or obligation to seek to obtain or collect any refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any governmental authority; however, upon request by a Member, the Company shall take reasonable steps to cooperate with the Member on a refund request provided that the Company is reimbursed by the Member for the Company's costs and expenses arising from such cooperation. If at any time a Member's interest in the Company is transferred or assigned, the proposed assignee shall certify to non-foreign status prior to the transfer or assignment of the interest. Such certifications shall be made on a form to be provided by the Board of Managers. Each Member shall notify the Company if it becomes either a "Foreign Person", as defined in Code Section 1445, or a "Foreign Partner", as defined in Code Section 1446, within thirty (30) calendar days of such change.

                           XV. TRANSFER OF INTERESTS

         Section 15.1. Transfer Restriction Agreement. Each Member as of the date of this Agreement is also a party to the Transfer Restriction Agreement. As a condition to being admitted as a Member, any other Person must become a party to the Transfer Restriction Agreement, in accordance with the procedures set forth therein. The Transfer Restriction Agreement, a copy of which is attached hereto as Exhibit A, is incorporated by reference in this Agreement as if fully set forth herein and forms a part of this Agreement.

         Section 15.2. Transfers of Interests and Admission of New Members. No Member may assign, sell or otherwise transfer by operation of law or otherwise, any of its right, title or interest or any portion thereof in the Company unless such Member shall first comply with the provisions of the Transfer Restriction Agreement applicable to the proposed assignment, sale or transfer. In the event an Affiliate Transfer or a Familial Transfer results in the entirety of a Member's Ownership Interest in the Company being transferred, then (subject to such transferee's joining in this Agreement as provided below) such transferee shall be substituted for that Member automatically upon such transfer without the consent of the Members, and shall have all the rights of such Member under this Agreement. In the event of an Affiliate Transfer or a Familial Transfer of the entirety of a Member's Ownership Interest divided between or among more than one transferee, only one such transferee may become a substituted Member and the remainder of such transferees shall be treated as and have the rights of assignees under the Act. The transferor shall designate in a written notice to the Company and to each other Member which such transferee shall become the substituted Member, and such designated transferee shall (subject to such transferee's joining in this Agreement as provided below) be substituted for the transferor Member automatically upon such transfer without the consent of the Members with respect to the Ownership Interest transferred to such transferee, and shall have all the rights of such transferring Member under this Agreement. In the event of an Affiliate Transfer or a Familial Transfer of less than the entirety of a Member's Ownership Interest, such transferee shall not be a substituted Member; but the transferring Member shall remain a Member and retain all rights as a Member under this Agreement. Any other transferee of a Member's Ownership Interest in the Company shall be admitted to the Company as a substituted Member only if (i) the assignment, sale or other transfer pursuant to which the transferee acquired such Ownership Interest was effected in accordance with the Transfer Restriction Agreement and (ii) "Holder Consent" (as defined in the Transfer Restriction Agreement) of such assignment sale or other transfer has been obtained. If such a transferee is not admitted as a substituted Member under this Article XV, it shall have none of the powers of a Member hereunder but shall, subject to the further provisions hereof, have only such rights of an assignee under the Act as are consistent with this Agreement. Such assignee shall have no voting rights or consent rights (and shall have no power to elect Managers) or any other power to participate in the management of the Company, but shall be subject to the provisions of the Transfer Restriction Agreement including, without limitation, the obligations under Articles II, IV and V thereof, but shall not be entitled to exercise the rights of a party thereto, including, without limitation, under Article III or VI thereof. In the event of any permitted transfer of an interest in the Company pursuant to this Article XV and the Transfer Restriction Agreement, the interest so transferred shall remain subject to all terms and provisions of this Agreement and the Transfer Restriction Agreement, and the transferee shall be deemed, by accepting the interest so transferred, to have assumed all the liabilities and unperformed obligations, under this Agreement, the Transfer Restriction Agreement or otherwise, which are appurtenant to the interest so transferred; shall hold such interest subject to all unperformed obligations of the transferor Member hereunder and under the Transfer Restriction Agreement; and shall agree in writing to the foregoing if requested by the Board of Managers or the Members and shall join in and be bound by the terms of this Agreement. No assignment shall relieve the assignor from its obligations prior to this Agreement or the Transfer Restriction Agreement, except that if the transferee is admitted as a Member, the assignor shall be relieved of obligations hereunder and under the Transfer Restriction Agreement accruing after the admission of the transferee as a Member.

         Section 15.3. Securities Laws Restrictions. Notwithstanding any other provision of this Article XV, no transfer of an interest in the Company may be made if the transfer would violate federal or state securities laws.

                   XVI. BOOKS OF ACCOUNT AND COMPANY RECORDS

         Section 16.1. Books of Account. At all times during the continuance of the Company, the Managers shall keep or cause to be kept, full and true books of account in which shall be entered fully and accurately all transactions of the Company.

         Section 16.2. Inspection. All of the books of account of the Company, together with an executed copy of this Agreement and any amendments hereto, shall at all times be maintained at the principal office of the Company and shall be open to the inspection and examination of the Members or their representatives. Any Member may, at any time and from time to time, at its own expense, cause an audit of the books of the Company to be made by a certified public accountant or other person designated by such Member.

         Section 16.3. Fiscal Year and Accounting Method. The fiscal year of the Company shall end on December 31 in each year, and the books of the Company shall be kept on a cash method of accounting by the Board of Managers.

         Section 16.4. Financial Reports. For each Fiscal Year during the term hereof, the Board of Managers shall deliver to all the Members, as soon as reasonably practicable after the expiration of such Fiscal Year, an unaudited financial report of the Company, including a balance sheet, profit and loss statement, and a statement showing distributions to the Members and the allocation among the Members of taxable income, gains, losses, deductions and credits of the Company. In addition, the Board of Managers shall cause to be delivered to all the Members monthly unaudited statements of profit and loss prepared on a cash basis, such statements to reflect profit and loss on both a monthly and year-to-date basis. Each such monthly statement shall be so delivered within sixty (60) days after the end of the month to which the statement pertains. An accounting of all items of receipt, income, profit, cost, expense and loss shall also be prepared made by the Board of Managers upon the dissolution of the Company.

         Section 16.5. Tax Returns. The Company shall cause all income tax returns to be prepared or reviewed in compliance with this Agreement (in particular the tax allocations in Article XIII hereof) by such firm of independent certified public accountants as shall be selected by the Board of Managers, shall cause such tax returns to be timely filed with the appropriate authorities and shall cause copies thereof and all related matters needed by any Member for the preparation of its tax returns to be promptly delivered to all Members. Copies of such tax returns shall be kept at the principal office of the Company and shall be available for inspection by any Member during normal business hours. The income tax documentation to be generated hereunder shall include any additional information reasonably requested by a Member for the preparation of its return.

         Section 16.6. Tax Elections.

                  (a) In the event of a transfer of all or part of an interest of a Member authorized by this Agreement, the Company shall, upon the request of the transferee, elect pursuant to Section 754 of the Code to adjust the basis of Company property, and any basis adjustment relating to such transfer, whether made under Section 754 of the

         Code or otherwise, shall be allocated solely to the transferee; provided, however, that each transferee shall pay the additional bookkeeping and accounting costs which result from the basis adjustment pertaining to such transferee. Each of the Members shall supply to the Company upon request the information necessary properly to give effect to such election.

                  (b) All other federal income tax elections required or permitted to be made by the Company shall be made in such manner as may be agreed upon by the Board of Managers. No Member shall take any action or refuse to take any action which would cause the Company to forfeit the benefits of any tax election previously made or agreed to be made.

         Section 16.7. Tax Matters Partner. SAM is hereby designated as the "Tax Matters Partner" of the Company within the meaning of Section 6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction, or credit for federal income-tax purposes. The Tax Matters Partner shall comply with all statutory provisions of the Code applicable to a "tax matters partner" and shall, without limitation, within thirty (30) calendar days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction, or credit, mail a copy of such notice to each Member.

         Section 16.8. Bank Accounts. The funds of the Company shall be deposited in the name of the Company in such bank accounts and with such signatories as shall be selected by the Board of Managers. All deposits, including security deposits, funds required to be escrowed and other funds not currently distributable or needed in the operation of the Company business shall, to the extent permitted by law, be deposited in such interest-bearing bank accounts or invested in such financial instruments (including, without limitation, hedge contracts and commodity contracts) as shall be approved by the Board of Managers.

                 XVII. DISSOLUTION, WINDING UP AND DISTRIBUTION

         Section 17.1. Events of Dissolution. Each of the following shall be an "Event of Dissolution," and unless the Company and its business is continued pursuant to Section 17.5 hereof, the Company shall be dissolved:

                  (a) upon the approval by Member Consent of an election to dissolve the Company;

                  (b) at any time there are no Members, unless the business of the Company is continued pursuant to Section 18-801(4) of the Act; or

                  (c) upon the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

         The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not cause the Company to be dissolved or its affairs to be wound up.

         Section 17.2. Dissolution and Winding Up. Notwithstanding any other provision of this Agreement, upon the dissolution of the Company, the Board of Managers (which term, for purposes of this Section and Section 17.4 shall include the respective trustee, receiver or successor, if any, of either or both thereof) shall have the responsibility for expeditiously dissolving and liquidating the Company. They shall promptly proceed to wind up the affairs of the Company and, after payment (or making provision for payment) of liabilities owing to creditors, shall set up such reserves as they deem reasonably necessary or appropriate for any contingent or unforeseen liabilities or obligations of the Company. Said reserves may be paid over to a bank or an attorney-at-law, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations. After paying such liabilities and setting up such reserves, the Board shall cause the remaining net assets of the Company to be paid or distributed to the Members or their assigns in accordance with the positive Capital Account balances of the Members. At the expiration of such period as the Board of Managers may deem advisable, any remaining reserves shall be paid or distributed to the Members or their assigns in the same manner as the preceding sentence. No Member shall receive any additional compensation for any services performed pursuant to this Article XVII.

         Section 17.3. Final Statement. Upon the dissolution of the Company, a final certified statement of its assets and liabilities shall be prepared by the Company's certified public accountants and furnished to the Members within ninety (90) days after such dissolution.

         Section 17.4. Distribution In-Kind. If all the Members agree that it shall be impractical to liquidate part or all the assets of the Company, then assets which they agree are not suitable for liquidation may be distributed to the Members in-kind, subject to the order of priority set forth in Section 17.2 hereof and, further, subject to such conditions relating to the management and disposition of the assets distributed as the Board of Managers deems reasonable and equitable. If Company assets are to be distributed in-kind, then prior to any such distribution, the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized taxable income, gain, loss and deduction inherent in such property (to the extent that such items have not been previously reflected in the Capital Accounts) would be allocated among the Members if there were a taxable disposition of such property on the date of its distribution for its then fair market value determined mutually by the Members.

         Section 17.5. Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XVII, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Event of Dissolution has occurred, the assets of the Company shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, the Company shall be deemed to have contributed its assets in-kind to a new limited liability company, which shall be deemed to have assumed and taken all Company assets subject to all Company liabilities. Immediately thereafter, the Company shall be deemed to have liquidated and distributed the interests in the new limited liability company in-kind to the Members.

                              XVIII. MISCELLANEOUS

         Section 18.1. Execution in Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

         Section 18.2. Address and Notice. The address of each Member for all purposes shall be as follows:

                         If to Vaughn:
                         3738 Oak Lawn Ave., Suite 101
                         Dallas, Texas 75219
                         Attention: Robert C. Vaughn
                         Telecopy No.: (214) 522-7433


                         With copies to:
                         3738 Oak Lawn Ave., Suite 101
                         Dallas, Texas 75219
                         Attention: Benny D. Duncan
                         Telecopy No.: (214) 522-7433

                         With additional copies to:
                         Joe Dannenmaier
                         Thompson & Knight L.L.P.
                         1700 Pacific Avenue, Suite 3300
                         Telecopy No.: (214) 969-1751

                         If to SAM:
                         3738 Oak Lawn Ave., Suite 300
                         Dallas, Texas 75219
                         Attention: H. C. Allen, Jr.
                         Telecopy No.: (214) 559-0301


                         With copies to:
                         Joe Dannenmaier
                         Thompson & Knight L.L.P.
                         1700 Pacific Avenue, Suite 3300
                         Telecopy No.: (214) 969-1751

                         If to SAOG:
                         3738 Oak Lawn Ave., Suite 300
                         Dallas, Texas 75219
                         Attention: William Casey McManemin
                         Telecopy No.: (214) 559-0301

                         With copies to:
                         Joe Dannenmaier
                         Thompson & Knight L.L.P.
                         1700 Pacific Avenue, Suite 3300
                         Dallas, Texas 75201
                         Telecopy No.: (214) 969-1751


                         If to Peak LP:
                         1919 S. Shiloh Rd.
                         Suite 600 - LB48
                         Garland, Texas 75042
                         Attention: Preston A. Peak
                         Telecopy No.: (972) 864-9095

                         With copies to:
                         Bryan E. Bishop
                         Locke Liddell & Sapp LLP
                         2200 Ross Avenue, Suite 2200
                         Dallas, Texas 75201
                         Telecopy No.: (214) 740-8800


                         If to Raley GP:
                         1919 S. Shiloh Rd.
                         Suite 600 - LB48
                         Garland, Texas 75042
                         Attention: James E. Raley
                         Telecopy No.: (972) 864-9095

                         With copies to:
                         Bryan E. Bishop
                         Locke Liddell & Sapp LLP
                         2200 Ross Avenue, Suite 2200
                         Dallas, Texas 75201
                         Telecopy No.: (214) 740-8800

or such other address or addresses of which any Member shall have given the other Members notice. Any notice shall be in accordance with Section 10.1.

         Section 18.3. Partition. The Members hereby agree that no Member shall have the right while this Agreement remains in effect to have the assets of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have any Company asset partitioned, and each Member hereby waives any such right. It is the intention of the Members that during the term of this Agreement, the rights of the Members as among themselves shall be governed by the terms of this Agreement.

         Section 18.4. Further Assurances. Each Member hereby covenants and agrees to execute and deliver such instruments as may be reasonably requested by any other Member to convey any interest or to take any other action required or permitted under this Agreement.

         Section 18.5. Titles and Captions. All article, section, or subsection titles or captions contained in this Agreement or the table of contents hereof are for convenience only and shall not be deemed part of the context of this Agreement.

         Section 18.6. Number and Gender of Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         Section 18.7. Entire Agreement. This Agreement contains the entire understanding between and among the Members and supersedes any prior understandings and agreements between and among them respecting the subject matter of this Agreement.

         Section 18.8. Amendment. This Agreement may be amended or modified only by a written document executed by such number of the Members as shall constitute Member Consent.

         Section 18.9. Exhibits and Schedules. All exhibits and schedules referred to herein are attached hereto and made a part hereof for all purposes.

         Section 18.10. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of the Members.

         Section 18.11. Waiver. No failure by any Member to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition. Any Member by the issuance of written notice may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of any other Member. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term, and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         Section 18.12. Remedies. The rights and remedies of the Members set forth in this Agreement shall not be mutually exclusive or exclusive of any right, power or privilege provided by law or in equity or otherwise and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof or of any legal, equitable or other right. Each of the Members confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, or shall limit or affect any rights at law or by statute or otherwise of any Member aggrieved as against another Member for a breach or threatened breach of any provision hereof, it being the intention of this section to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise.

         Section 18.13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

         Section 18.14. Dispute Resolution.

                  (a) NEGOTIATION. THE PARTNERS SHALL ATTEMPT TO RESOLVE ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION, BREACH, OR VALIDITY OF THIS AGREEMENT, PROMPTLY BY GOOD FAITH NEGOTIATION AMONG EXECUTIVES WHO HAVE AUTHORITY TO RESOLVE THE CONTROVERSY. ANY PARTNER MAY GIVE THE OTHER PARTNERS WRITTEN NOTICE OF ANY DISPUTE NOT RESOLVED IN THE NORMAL COURSE OF BUSINESS. WITHIN 10 DAYS AFTER DELIVERY OF THE NOTICE, THE RECEIVING PARTNER SHALL SUBMIT TO THE OTHERS A WRITTEN RESPONSE. THE NOTICE AND THE RESPONSE SHALL INCLUDE (A) A STATEMENT OF THE PARTNER'S CONCERNS AND PERSPECTIVES ON THE ISSUES IN DISPUTE, (B) A SUMMARY OF SUPPORTING FACTS AND CIRCUMSTANCES AND (C) THE IDENTITY OF THE EXECUTIVE WHO WILL REPRESENT THAT PARTNER AND OF ANY OTHER PERSON WHO WILL ACCOMPANY THE EXECUTIVE. WITHIN 15 DAYS AFTER DELIVERY OF THE ORIGINAL NOTICE, THE EXECUTIVES OF THE PARTNERS SHALL MEET AT A MUTUALLY ACCEPTABLE TIME AND PLACE, AND THEREAFTER AS OFTEN AS THEY REASONABLY DEEM NECESSARY, TO ATTEMPT TO RESOLVE THE DISPUTE. ALL NEGOTIATIONS PURSUANT TO THIS CLAUSE AND CLAUSE (B) BELOW ARE CONFIDENTIAL AND SHALL BE TREATED AS COMPROMISE AND SETTLEMENT NEGOTIATIONS FOR PURPOSES OF APPLICABLE RULES OF EVIDENCE.

                  (b) MEDIATION. IF A DISPUTE HAS NOT BEEN RESOLVED BY DISCUSSION BETWEEN OR AMONG THE MEMBERS WITHIN 20 DAYS OF THE DISPUTING PARTNERS' NOTICE, ANY MEMBER MAY BY NOTICE TO THE OTHER MEMBERS WITH WHOM SUCH DISPUTE EXISTS REQUIRE MEDIATION OF THE DISPUTE, WHICH NOTICE SHALL IDENTIFY THE NAMES OF NO FEWER THAN THREE (3) POTENTIAL MEDIATORS. EACH MEMBER AMONG WHOM THE DISPUTE EXISTS WILL IN GOOD FAITH ATTEMPT TO AGREE UPON A MEDIATOR AND AGREES TO PARTICIPATE IN MEDIATION OF THE DISPUTE IN GOOD FAITH. IF THE PARTIES ARE UNABLE TO AGREE UPON A MEDIATOR WITHIN FIFTEEN (15) DAYS AFTER SUCH NOTICE, THE MEMBERS AGREE TO PROCEED TO MEDIATION UNDER THE COMMERCIAL MEDIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT ON THE DATE OF THIS AGREEMENT. IF SUCH DISPUTE SHALL NOT HAVE BEEN RESOLVED BY MEDIATION WITHIN THE TIME PERIOD SPECIFIED N SUBSECTION (C) BELOW, ARBITRATION MAY BE INITIATED PURSUANT TO SUBSECTION (C) BELOW. ALL EXPENSES OF THE MEDIATOR SHALL BE EQUALLY SHARED BY THE MEMBERS AMONG WHOM THE DISPUTE EXISTS.

                  (c) BINDING ARBITRATION.

                           (i) ANY DISPUTE ARISING OUT OF OR RELATING TO THIS
                  AGREEMENT OR THE BREACH, TERMINATION, OR VALIDITY OF THE

                  AGREEMENT WHICH HAS NOT BEEN RESOLVED BY MEDIATION WITHIN 30 DAYS OF THE INITIATION OF SUCH PROCEDURE, OR WHICH HAS NOT BEEN RESOLVED PRIOR TO THE TERMINATION OF MEDIATION, SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") IN EFFECT ON THE DATE OF THIS AGREEMENT. IF A PARTY TO A DISPUTE FAILS TO PARTICIPATE IN MEDIATION, THE OTHERS MAY INITIATE ARBITRATION BEFORE EXPIRATION OF THE ABOVE PERIOD. IF THE AMOUNT OF THE CLAIM ASSERTED BY ANY PARTY IN THE ARBITRATION EXCEEDS $1,000,000, THE PARTNERS AGREE THAT THE AMERICAN ARBITRATION ASSOCIATION OPTIONAL PROCEDURES FOR LARGE, COMPLEX COMMERCIAL DISPUTES WILL BE APPLIED TO THE DISPUTE.

                           (ii) THE AAA SHALL SUGGEST A PANEL OF ARBITRATORS,
                  EACH OF WHOM SHALL BE KNOWLEDGEABLE WITH RESPECT TO THE SUBJECT MATTER OF THE DISPUTE. ARBITRATION SHALL BE BEFORE A SOLE ARBITRATOR IF THE DISPUTING PARTNERS AGREE ON THE SELECTION OF A SOLE ARBITRATOR. IF NOT, ARBITRATION SHALL BE BEFORE THREE INDEPENDENT AND IMPARTIAL ARBITRATORS, ALL OF WHOM SHALL BE APPOINTED BY THE AAA IN ACCORDANCE WITH ITS RULES.

                           (ii) THE PLACE OF ARBITRATION SHALL BE DALLAS, TEXAS.

                           (iii) THE ARBITRATOR(S) ARE NOT EMPOWERED TO AWARD
                  DAMAGES IN EXCESS OF COMPENSATORY DAMAGES.

                           (iv) THE AWARD RENDERED BY THE ARBITRATORS SHALL BE
                  IN WRITING AND SHALL INCLUDE A STATEMENT OF THE FACTUAL BASES AND THE LEGAL CONCLUSIONS RELIED UPON BY THE ARBITRATORS IN MAKING SUCH AWARD. THE ARBITRATORS SHALL DECIDE THE DISPUTE IN COMPLIANCE WITH THE APPLICABLE SUBSTANTIVE LAW AND CONSISTENT WITH THE PROVISIONS OF THE AGREEMENT, INCLUDING LIMITS ON DAMAGES. THE AWARD RENDERED BY THE ARBITRATOR(S) SHALL BE FINAL AND BINDING, AND JUDGMENT UPON THE AWARD MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF.

                           (v) ALL MATTERS RELATING TO THE ENFORCEABILITY OF
                  THIS ARBITRATION AGREEMENT AND ANY AWARD RENDERED PURSUANT TO THIS AGREEMENT SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. Section 1-16. THE ARBITRATOR(S) SHALL APPLY THE SUBSTANTIVE LAW OF THE STATE OF DELAWARE, EXCLUSIVE OF ANY CONFLICT OF LAW RULES.

                           (vi) EACH PARTNER IS REQUIRED TO CONTINUE TO PERFORM
                  ITS OBLIGATIONS UNDER THIS CONTRACT PENDING FINAL RESOLUTION OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS CONTRACT, UNLESS TO DO SO WOULD BE IMPOSSIBLE OR IMPRACTICABLE UNDER THE CIRCUMSTANCES.

                           (vii) NOTHING IN THIS SECTION 18.14 SHALL LIMIT THE
                  PARTNERS' RIGHTS TO OBTAIN PROVISIONAL, ANCILLARY OR EQUITABLE RELIEF FROM A COURT OF COMPETENT JURISDICTION.

                  (d) EXPENSES. EACH PARTY SHALL PAY ITS OWN EXPENSES OF ARBITRATION AND THE EXPENSES OF THE ARBITRATORS SHALL BE EQUALLY SHARED; PROVIDED, HOWEVER, IF IN THE OPINION OF THE ARBITRATORS ANY CLAIM BY EITHER PARTY HEREUNDER OR ANY DEFENSE OR OBJECTION THERETO BY THE OTHER PARTY WAS UNREASONABLE AND NOT MADE IN GOOD FAITH, THE ARBITRATORS MAY ASSESS, AS PART OF THE AWARD, ALL OR ANY PART OF THE ARBITRATION EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) OF THE OTHER PARTY AND OF THE ARBITRATORS AGAINST THE PARTY RAISING SUCH UNREASONABLE CLAIM, DEFENSE, OR OBJECTION. NOTHING HEREIN SET FORTH SHALL PREVENT THE PARTIES FROM SETTLING ANY DISPUTE BY MUTUAL AGREEMENT AT ANY TIME.

         Section 18.15. WAIVER. EACH MEMBER WAIVES ANY RIGHT THAT THE MEMBER MAY HAVE TO COMMENCE ANY ACTION IN ANY COURT WITH RESPECT TO ANY DISPUTE AMONG THE MEMBERS RELATING TO OR ARISING UNDER THIS AGREEMENT OR THE RIGHTS OR OBLIGATIONS OF ANY MEMBER HEREUNDER, OTHER THAN AN ACTION BROUGHT TO ENFORCE THE ARBITRATION PROVISIONS OF SECTION 18.14 HEREOF. THE MEMBERS AGREE THAT ANY SUCH ACTION SHALL BE BROUGHT (AND VENUE FOR ANY SUCH ACTION SHALL BE APPROPRIATE) IN DALLAS, TEXAS.

         Section 18.16. U.S. Dollars. Any reference in this Agreement to "dollars," "funds" or "sums" or any amounts denoted with a "$" shall be references to United States dollars.

                      [FOLLOWING ARE THE SIGNATURE PAGES.]

         IN WITNESS WHEREOF, the undersigned parties have executed this Amended and Restated Limited Liability Company Agreement on the ____ day of _____________, ________.

SAM PARTNERS, LTD.

By:      SAM Partners Management, Inc., its general partner



         By:
            ------------------------------------------
                  H. C. Allen, Jr., Secretary



VAUGHN PETROLEUM, LTD.

By:      VPL (GP), LLC, its general partner



         By:
            ------------------------------------------
         Name:
              ----------------------------------------
         Title:
               ---------------------------------------



SMITH ALLEN OIL & GAS, INC.



By:
   ---------------------------------------------
         William Casey McManemin, Vice President



P.A. Peak Holdings LP, a Delaware limited partnership

By:      Peak Limited Liability Company No. 1,
         a Texas limited liability company, its General Partner


By:
   ---------------------------------------------
         Preston A. Peak, President

JAMES E. RALEY GENERAL PARTNERSHIP,
a Texas general partnership

By:      YELAR GP LLC, a Texas limited liability company,
         its General Partner


By:
   ---------------------------------------------
         James E. Raley, President


By:      YELAR LP, a Texas limited partnership,
         its General Partner


By:
   ---------------------------------------------
         James E. Raley, President

And joined in for the limited purpose of agreeing to the substitution of Peak LP as a Member of the Company in lieu of P.A. Peak, Inc.:

P.A. Peak, Inc.,
a Delaware corporation


By:
   ---------------------------------------------
         Preston A. Peak, President

                                    EXHIBIT A

                         Transfer Restriction Agreement

                                   SCHEDULE I

                 Capital Contributions Under Original Agreement

                 Vaughn                                        $ 2.46
                 SAM                                             2.46
                 SAOG                                            2.40
                 Peak LP                                         2.34
                 Raley GP                                        2.34
                                                               ------
                                                               $12.00

                                    EXHIBIT B

        FORM OF AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                                GENERAL PARTNER

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                      OF DORCHESTER MINERALS MANAGEMENT LP

                            ------------ ---, ------



================================================================================

THE PARTNERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. NO PARTNERSHIP INTEREST MAY BE SOLD OR OFFERED FOR SALE (WITHIN THE MEANING OF ANY SECURITIES
LAW) UNLESS A REGISTRATION STATEMENT UNDER ALL APPLICABLE SECURITIES LAWS WITH RESPECT TO THE INTEREST IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS IS THEN APPLICABLE TO THE INTEREST. A PARTNERSHIP INTEREST ALSO MAY NOT BE TRANSFERRED OR ENCUMBERED UNLESS THE APPLICABLE PROVISIONS OF THIS AGREEMENT AND THE TRANSFER RESTRICTION AGREEMENT ATTACHED HERETO AS EXHIBIT A ARE SATISFIED.

================================================================================

                                TABLE OF CONTENTS



I.      DEFINITIONS...............................................................................................1

         Section 1.1.    Definitions..............................................................................1


II.     NAME, PRINCIPAL OFFICE, REGISTERED OFFICES AND AGENTS,  TERM, STATUS OF MEMBERS AND TAX STATUS............6

         Section 2.1.    Name of Partnership......................................................................6

         Section 2.2.    Principal Office.........................................................................6

         Section 2.3.    Registered Offices and Agents............................................................6

         Section 2.4.    Term.....................................................................................7

         Section 2.5.    Status of Partners.......................................................................7

         Section 2.6.    Tax Status...............................................................................7


III.    CHARACTER OF BUSINESS.....................................................................................7

         Section 3.1.    Purposes of the Company..................................................................7


IV.     FORMATION AND FOREIGN REGISTRATION........................................................................7

         Section 4.1.    Formation................................................................................7

         Section 4.2.    Foreign Registration.....................................................................7


V.      CAPITAL CONTRIBUTIONS.....................................................................................8

         Section 5.1.    Initial Contributions....................................................................8

         Section 5.2.    Subsequent Contributions.................................................................8

         Section 5.3.    Return of Contributions..................................................................8

         Section 5.4.    Advances by Partners.....................................................................8


VI.     RIGHTS, POWERS AND OBLIGATIONS OF PARTNERS................................................................8

         Section 6.1.    Partners' Fees and Reimbursement of Expenses.............................................8

         Section 6.2.    Duties of Partners/Other Activities......................................................8

         Section 6.3.    Dealing with Related Persons.............................................................9

         Section 6.4.    Liability of Partners....................................................................9

         Section 6.5.    No Resignation...........................................................................9


VII.    THE GENERAL PARTNER.......................................................................................9

         Section 7.1.    Powers...................................................................................9

         Section 7.2.    No Removal..............................................................................10

VIII.   THE LIMITED PARTNERS.....................................................................................10

         Section 8.1.    No Authority Vested in Limited Partners.................................................10

         Section 8.2.    No Meetings.............................................................................10

         Section 8.3.    Action by Written Consent Without a Meeting.............................................10


IX.     NOTICES..................................................................................................11

         Section 9.1.    Methods of Giving Notice................................................................11

         Section 9.2.    Waiver of Notice........................................................................11


X.      OFFICERS.................................................................................................11

         Section 10.1.   Officers................................................................................11

         Section 10.2.   Salaries................................................................................11

         Section 10.3.   Term, Removal and Vacancies.............................................................11


XI.     INDEMNIFICATION..........................................................................................12

         Section 11.1.   Right to Indemnification................................................................12

         Section 11.2.   Advance of Expenses.....................................................................12

         Section 11.3.   Indemnification of Employees and Agents.................................................13

         Section 11.4.   Appearance as a Witness.................................................................13

         Section 11.5.   Non-Exclusivity of Rights...............................................................13

         Section 11.6.   Insurance...............................................................................13

         Section 11.7.   Partner Notification....................................................................13

         Section 11.8.   No Personal Liability...................................................................13

         Section 11.9.   Interest in Transaction.................................................................13

         Section 11.10.  Successors and Assigns..................................................................13

         Section 11.11.  Savings Clause..........................................................................14

         Section 11.12.  Exculpation.............................................................................14


XII.    ALLOCATIONS..............................................................................................14

         Section 12.1.   Consent to Allocations..................................................................14

         Section 12.2.   Distributive Shares for Tax Purposes....................................................14

         Section 12.3.   Code Section 704(c).....................................................................17

         Section 12.4.   Capital Accounts........................................................................17

         Section 12.5.   Compliance with the Code................................................................19


XIII.   DISTRIBUTIONS............................................................................................20

         Section 13.1.   "Net Cash Flow" Defined.................................................................20

         Section 13.2.   Distribution of Net Cash Flow...........................................................20

         Section 13.3.   Amount Withheld.........................................................................20

XIV.    TRANSFER OF INTERESTS....................................................................................21

         Section 14.1.   Transfer Restriction Agreement..........................................................21

         Section 14.2.   Transfers of Interests and Admission of New Partners....................................21

         Section 14.3.   Securities Laws Restrictions............................................................22


XV.     BOOKS OF ACCOUNT AND PARTNERSHIP RECORDS.................................................................22

         Section 15.1.   Books of Account........................................................................22

         Section 15.2.   Inspection..............................................................................22

         Section 15.3.   Fiscal Year and Accounting Method.......................................................22

         Section 15.4.   Financial Reports.......................................................................22

         Section 15.5.   Tax Returns.............................................................................22

         Section 15.6.   Tax Elections...........................................................................23

         Section 15.7.   Tax Matters Partner.....................................................................23

         Section 15.8.   Bank Accounts...........................................................................23


XVI.    DISSOLUTION, WINDING UP AND DISTRIBUTION.................................................................24

         Section 16.1.   Events of Dissolution...................................................................24

         Section 16.2.   Dissolution and Winding Up..............................................................24

         Section 16.3.   Final Statement.........................................................................24

         Section 16.4.   Distribution In-Kind....................................................................24

         Section 16.5.   Continuation of Partnership.............................................................24

         Section 16.6.   Deemed Distribution and Recontribution..................................................25


XVII.   MISCELLANEOUS............................................................................................25

         Section 17.1.   Execution in Counterparts...............................................................25

         Section 17.2.   Address and Notice......................................................................25

         Section 17.3.   Partition...............................................................................27

         Section 17.4.   Further Assurances......................................................................27

         Section 17.5.   Titles and Captions.....................................................................27

         Section 17.6.   Number and Gender of Pronouns...........................................................27

         Section 17.7.   Entire Agreement........................................................................27

         Section 17.8.   Amendment...............................................................................27

         Section 17.9.   Exhibits and Schedules..................................................................27

         Section 17.10.  Agreement Binding.......................................................................27

         Section 17.11.  Waiver..................................................................................27

         Section 17.12.  Remedies................................................................................27

         Section 17.13.  GOVERNING LAW...........................................................................28

         Section 17.14.  DISPUTE RESOLUTION......................................................................28

         Section 17.15.  WAIVER..................................................................................30

         Section 17.16.  U.S. Dollars............................................................................31

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                      OF DORCHESTER MINERALS MANAGEMENT LP


         This Amended and Restated Limited Partnership Agreement of Dorchester Minerals Management LP dated as of ________ ____ _____ (the "Effective Date"), is entered into by and among Dorchester Minerals Management LLC, a Delaware limited liability company, as general partner, and SAM Partners, Ltd., a Texas limited partnership ("SAM"), Vaughn Petroleum, Ltd., a Texas limited partnership ("Vaughn"), Smith Allen Oil & Gas, Inc., a Texas corporation ("SAOG"), P.A. Peak Holdings LP, a Delaware limited partnership ("Peak LP") and James E. Raley General Partnership, a Delaware general partnership ("Raley GP"), as limited partners. Each of SAM, Vaughn, SAOG, Peak LP and Raley GP is a "Limited Partner" and, collectively, they are sometimes referred to as the "Limited Partners." The General Partner and each Limited Partner is a "Partner" and, collectively, they are sometimes referred to as the "Partners."

                                   WITNESSETH

         WHEREAS, effective December 12, 2001, a Certificate of Limited Partnership (the "Certificate") was filed in the office of the Secretary of State of Delaware for the formation of Dorchester Minerals Management LP, a Delaware limited partnership (the "Partnership");

         WHEREAS, in connection with the formation of the Partnership, its partners executed that certain Limited Partnership Agreement of Dorchester Minerals Management LP (the "Original Agreement");

         WHEREAS, the parties hereto desire to amend and restate the Original Agreement as of the date hereof upon the terms and conditions set forth herein and to substitute Peak LP as a Limited Partner of the Partnerships in lieu of P.A. Peak, Inc., a Delaware corporation;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to continue the Partnership upon the following terms and conditions and to amend and restate the Original Agreement upon the terms and conditions set forth herein:

                                 I. DEFINITIONS

         Section 1.1. Definitions. The following terms shall have the following meanings when used in this Agreement:

         "AAA" shall have the meaning set forth in Section 17.14 hereof.

         "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended.

         "Actual Depletion Deductions" means with respect to any Partner, such Partner's actual depletion allowance with respect to such Partner's share of production from the oil and gas properties owned by the Operating Subsidiaries and Dorchester Minerals; provided that, for purposes of this Agreement and computing a Partner's Capital Account, such Partner's Actual Depletion Deductions with respect to any single oil or gas property shall not exceed the adjusted basis of such oil or gas property allocated to such Partner (or its predecessor in interest) pursuant to Code Section 613A(c)(7)(D). If the General Partner elects to use Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k) of the Treasury Regulations, each Partner shall notify the Partnership of the amount of its Actual Depletion Deductions within ninety (90) days of the end of each Fiscal Year.

         "Actual Gains or Actual Losses" means with respect to any Partner (i) the excess, if any, of such Partner's share of the total amount realized from the disposition of any oil or gas property over such Partner's remaining adjusted tax basis in such property or (ii) the excess, if any, of such Partner's remaining adjusted tax basis in such property over such Partner's share of the total amount realized from the disposition of such property. A Partner's share of the total amount realized from the disposition of oil or gas property shall be determined pursuant to Treasury Regulations Section 1.704-1(b)(4)(v).

         "Affiliate" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, member, manager or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, member, manager or holder of ten percent (10%) or more of the voting interests of any Person described in clauses
(i) through (iii) of this sentence.

         "Affiliate Transfer" shall have the meaning assigned that term in the Transfer Restriction Agreement.

         "Agreement" shall mean this Amended and Restated Limited Partnership Agreement of Dorchester Minerals Management LP.

         "Book Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (i) the initial Book Value of any asset contributed (or deemed contributed, including as a result of the constructive termination of the Partnership pursuant to Code Section 708(b)(1)(B)) to the Partnership shall be such asset's gross fair market value at the time of such contribution;

         (ii) the Book Value of all Partnership assets shall be adjusted to equal their respective gross fair market values at the times specified in Treasury Regulations under Section 704(b) of the Code if the Partnership so elects; and

         (iii) if the Book Value of an asset has been determined pursuant to clause (i) or (ii) , such Book Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes, except that depreciation deductions shall be computed in accordance with Subparagraph (iv) of the definition of Net Profit and Net Loss and the Book

Value shall be adjusted by the Actual Depletion Deductions or Simulated Depletion Deductions, as applicable.

         "Business Day" shall mean any day other than Saturday or Sunday or any other day upon which banks in Dallas, Texas are permitted or required by law to close.

         "Business Opportunities Agreement" shall have the meaning set forth in
Section 6.2.

         "Capital Account" shall have the meaning set forth in Section 12.4 hereof.

         "Certificate" shall have the meaning set forth in the recitals to this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or its successor.

         "Contribution Agreement" shall mean that certain Contribution Agreement made by and among SAM, Vaughn, SAOG, P.A. Peak, Inc., a Delaware corporation, James E. Raley, Inc., a Delaware corporation, the Partnership and the General Partner, dated as of December 13, 2001.

         "Covered Person" shall have the meaning set forth in Section 11.1 hereof.

         "Depletable Property" means interests in oil, gas or other minerals eligible for depletion under Code Section 613 or 613A.

         "Disabling Conduct" shall mean conduct that constitutes fraud, willful misconduct, bad faith or gross negligence or conduct that is outside the scope of conduct permitted in this Agreement or is in breach of this Agreement, any Governance Agreement or any other agreement between or among (i) any of the General Partner, the Partnership, Dorchester Minerals, Dorchester Operating LP and Dorchester Operating LLC and (ii) the Person whose conduct is in question or in knowing violation of applicable laws.

         "Dorchester Minerals" shall mean Dorchester Minerals, L.P., a Delaware limited partnership.

         "Dorchester Minerals Limited Partnership Agreement" shall mean that certain Amended And Restated Agreement Of Limited Partnership of Dorchester Minerals, L.P., dated ________________, 200__ made by and among the Partnership as general partner and the limited partners noted therein.

         "Dorchester Operating LLC" shall mean Dorchester Minerals Operating LLC, a Delaware limited liability company.

         "Dorchester Operating LP" shall mean Dorchester Minerals Operating LP, a Delaware limited partnership.

         "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

         "Event of Dissolution" shall have the meaning set forth in Section 16.1 hereof.

         "Familial Transfer" shall have the meaning assigned that term in the Transfer Restriction Agreement.

         "Fiscal Year" shall mean the fiscal year of the Partnership as set forth in Section 15.3 hereof.

         "General Partner" shall mean Dorchester Minerals Management LLC, a Delaware limited liability company, and any assignee of all or any part of its interest in the Partnership who is admitted to the Partnership as a General Partner in conformity with the provisions of this Agreement.

         "Governance Agreements" shall mean this Agreement, the Limited Liability Company Agreement, the Dorchester Minerals Limited Partnership Agreement, the limited liability company agreement of Dorchester Operating LLC, the limited partnership agreement of Dorchester Operating LP, the Business Opportunities Agreement, and the Transfer Restriction Agreement.

         "Gross Income" shall mean for each Fiscal Year or other period, an amount equal to the Partnership's gross income as determined for federal income tax purposes for such Fiscal Year or period but computed with the adjustments specified in Subparagraphs (i) and (iii) of the definition of Net Profit and Net Loss.

         "Limited Liability Company Agreement" shall mean that certain Amended and Restated Limited Liability Company Agreement of Dorchester Minerals Management LLC, a Delaware limited liability company, dated as of _________, 200__ by and among Vaughn, SAM, SAOG, Peak LP and Raley GP.

         "Limited Partner" or "Limited Partners" shall mean SAM, Vaughn, SAOG, Peak LP, Raley GP and any assignee of all or any part of their respective interests in the Partnership who is admitted to the Partnership as a Limited Partner in conformity with the provisions of this Agreement.

         "Net Cash Flow" shall have the meaning set forth in Section 13.1 hereof.

         "Net Profit" and "Net Loss" shall mean for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

         (i) any income of the Partnership that is exempt from federal income tax or not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

         (ii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Code
Section 704(b), and not otherwise taken into account in computing Net Profit or Net Loss, shall be subtracted from such taxable income or loss;

         (iii) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of such property rather than its adjusted tax basis;

         (iv) in lieu of the depletion, depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions on the assets' respective Book Values for such Fiscal Year or other period determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);

         (v) the amount of any Gross Income allocated to the Partners pursuant to Sections 12.2(d), 12.2(e), 12.2(f), 12.2(j), 12.2(k) and 12.2(l) shall not be included as income or revenue; and

         (vi) any amount allocated to the Partners pursuant to Sections 12.2(h), 12.2(i), 12.2(j), 12.2(k) and 12.2(l) shall not be included as a loss, deduction or Code Section 705(a)(2)(B) expenditure.

         "Operating Subsidiaries" shall mean Dorchester Minerals Operating GP LLC and Dorchester Minerals Operating LP.

         "Ownership Interest" shall mean the interest in the Partnership held by a Partner.

         "Ownership Percentage" shall mean 0.1% for the General Partner, 20.48% for Vaughn, 20.48% for SAM, 19.98% for SAOG, 19.48% for Peak LP and 19.48% for Raley GP, until adjusted in accordance with this Agreement.

         "Partner" means the General Partner or a Limited Partner.

         "Partner Nonrecourse Debt" shall mean any nonrecourse debt of the Company which meets the requirements of "partner nonrecourse debt" set forth in Treasury Regulations Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" shall mean the partner nonrecourse debt minimum gain attributable to "partner nonrecourse debt" as determined under Treasury Regulations Section 1.704-2(i)(3).

         "Partner Nonrecourse Deductions" shall mean any loss, deduction, or Code Section 705(a)(2)(B) expenditure, or item thereof, that is attributable to a Partner Nonrecourse Debt, as determined by Treasury Regulations Section 1.704-2(i)(2).

         "Partnership" shall mean the limited partnership formed by this Agreement.

         "Partnership Minimum Gain" shall mean the amount computed under Treasury Regulations Section 1.704-2(d)(1) with respect to the Partnership's nonrecourse liabilities as determined under Treasury Regulations Section 1.752-1(a)(2).

         "Partnership Nonrecourse Deductions" shall mean any loss, deduction, or Code Section 705(a)(2)(B) expenditure (or item thereof) that is attributable to nonrecourse liabilities (as defined in Treasury Regulations Section 1.752-1(a)(2)) of the Partnership and characterized as "nonrecourse deductions" pursuant to Treasury Regulations Section 1.704-2(b)(1) and Section 1.704-2(c).

         "Person" shall mean an individual person, partnership, limited partnership, limited liability company, trust, corporation or other entity or organization.

         "Prime Rate" means the "prime," "reference" or "base" rate of interest for commercial loans as announced by Bank of America on the first Business Day following the date upon which the event occurs requiring reference to the Prime Rate and adjusted thereafter on the first day of each rate change or, if less, the maximum rate permitted by applicable law.

         "Simulated Depletion Deductions" means the simulated depletion allowance computed by the Partnership with respect to its oil and gas properties pursuant to Section 1.704-1(b)(2)(iv)(k)(2) of the Treasury Regulations. In computing such amounts, the General Partner shall have complete and absolute discretion to make any and all permissible elections.

         "Simulated Gains" or "Simulated Losses" means the simulated gains or simulated losses computed by the Partnership with respect to its oil and gas properties pursuant to Section 1.704-1(b)(2)(iv)(k)(2) of the Treasury Regulations. In computing such simulated gains or losses, the General Partner shall have complete and absolute discretion to make any and all permissible elections.

         "Tax Matters Partner" shall mean as defined in Section 15.7 hereof.

         "Transfer Restriction Agreement" shall mean the Transfer Restriction Agreement of even date herewith by and among the Company, the Partnership, Vaughn, SAM, SAOG, Peak LP and Raley GP, a copy of which is attached hereto as Exhibit A.

         "Treasury Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

           II. NAME, PRINCIPAL OFFICE, REGISTERED OFFICES AND AGENTS, TERM, STATUS OF MEMBERS AND TAX STATUS

         Section 2.1. Name of Partnership. The name of the Partnership is Dorchester Minerals Management LP.

         Section 2.2. Principal Office. The location of the principal office of the Partnership where records are to be kept or made available shall be 3738 Oak Lawn Avenue, Dallas, Texas 75219. The principal office of the Partnership may be changed by the General Partner.

         Section 2.3. Registered Offices and Agents. The location of the registered office of the Partnership in the State of Delaware shall be c/o The Corporation Trust Company, Corporation

Trust Center, 1209 Orange Street, The City of Wilmington, County of Newcastle, Delaware. The General Partner shall establish such other registered offices and appoint such other registered agents as it deems necessary or appropriate for the business of the Partnership. The registered offices and agents of the Partnership may be changed from time to time by the General Partner.

         Section 2.4. Term. The Partnership shall have a perpetual existence unless an Event of Dissolution (as defined in Section 16.1 hereof) shall occur and the Partnership is not continued as hereinafter provided.

         Section 2.5. Status of Partners. Upon the Effective Date the Partners shall constitute all of the partners of the Partnership.

         Section 2.6. Tax Status. The Partnership shall be operated such that it will be classified as a "partnership" for federal and, as determined by the General Partner, state income tax purposes. No action shall be made to treat either Operating Subsidiary as a corporation for federal income tax purposes and each Operating Subsidiary will be disregarded and its assets treated as owned by the Partnership for federal income tax purposes.

                           III. CHARACTER OF BUSINESS

         Section 3.1. Purposes of the Company. The purposes of the Company are to (i) act as the general partner of Dorchester Minerals, (ii) provide or cause to be provided certain management and administrative services to Dorchester Minerals, and (iii) own oil, gas and other mineral interests and other properties through its subsidiary Dorchester Operating LP, and conduct operations with respect thereto. The Partnership may accomplish its purposes through the agency of its own employees and independent contractors and/or the members, managers, officers, employees, agents and independent contractors of its Partners or any subsidiary of the Partnership, including, but not limited to, Dorchester Operating LLC and Dorchester Operating LP.

                     IV. FORMATION AND FOREIGN REGISTRATION

         Section 4.1. Formation. The Partnership was formed as a Delaware limited partnership by the filing of the Certificate under and pursuant to the Act with the Secretary of State of the State of Delaware on December 12, 2001. Upon the Effective Date, the Partnership is hereby continued upon the terms set forth herein.

         Section 4.2. Foreign Registration. The Partnership shall register to conduct business in the State of Texas and such other states and jurisdictions as the General Partner deems appropriate.

                            V. CAPITAL CONTRIBUTIONS

         Section 5.1. Initial Contributions. Upon the execution of the Original Agreement, each Partner made an initial capital contribution in the amount set forth on Schedule I hereto. Contemporaneously with the execution by such Partner of this Agreement, each Partner shall make the additional contribution required of such Partner pursuant to the Contribution Agreement, which shall be credited to the Capital Account of such Partner, which the Partners agree constitutes the net fair market value of the property contributed by such Partner to the capital of the Partnership as contemplated by Section 12.4 hereof.

         Section 5.2. Subsequent Contributions. All subsequent contributions require the consent of all the Partners. No Partner shall be required to make any subsequent contributions to the Partnership without the consent of all the Partners.

         Section 5.3. Return of Contributions. A Partner is not entitled to the return of any part of its capital contributions or to be paid interest in respect of either its Capital Account or its capital contributions. An unrepaid capital contribution is not a liability of the Partnership or of any Partner. A Partner is not required to contribute or to lend any cash or property to the Partnership to enable the Partnership to return any Partner's capital contribution.

         Section 5.4. Advances by Partners. If the Partnership does not have sufficient cash to pay its obligations, any Partner(s) that may agree to do so may advance all or part of the needed funds to or on behalf of the Partnership if the Consent of the General Partner is obtained. An advance described in this
Section 5.4 constitutes a loan from the Partner to the Partnership, bears interest at the Prime Rate from the date of the advance until the date of repayment, and is not a capital contribution.

                 VI. RIGHTS, POWERS AND OBLIGATIONS OF PARTNERS

         Section 6.1. Partners' Fees and Reimbursement of Expenses. Except as otherwise provided in Section 6.3 hereof, the Partners shall not be paid any fees or other compensation whatsoever for services, whether ordinary or extraordinary, foreseen or unforeseen, rendered to or for the benefit of the Partnership. However, all expenses incurred by the General Partner in connection with the performance of its duties hereunder or for and on behalf of the Partnership in connection with the business of the Partnership (including, without limitation, charges for legal, accounting, data processing, administrative, executive, tax and other services rendered by employees of the General Partner) will be paid or promptly reimbursed by the Partnership. Nothing contained in this Section 6.1 is intended to affect the Ownership Interest or Ownership Percentage of any Partner or the amount that may be payable to any Partner by reason of its interest in the Partnership.

         Section 6.2. Duties of Partners/Other Activities. The relationship existing pursuant to this Agreement shall not prohibit any Partner or any Person which is a member, manager, officer, director, parent, subsidiary or Affiliate of a Partner, or any Person in which a Partner or the members, managers, officers, directors, parent, subsidiaries or Affiliates of a Partner may have an interest, from engaging in any other business, investment or profession, except to the extent restricted herein or in a separate written agreement, including but not limited to the Dorchester

Minerals Limited Partnership Agreement, the Limited Liability Company Agreement and the Business Opportunities Agreement made by and among the Partnership, Dorchester Minerals, the General Partner, SAM, Vaughn, SAOG, P.A. Peak, Inc., a Delaware corporation, and James E. Raley, Inc., a Delaware corporation dated as of December 13, 2001 (the "Business Opportunities Agreement"). Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to any of such businesses, professions or investments, or in or to any income or profit derived therefrom.

         Section 6.3. Dealing with Related Persons. The Partnership may employ or retain a Partner or an Affiliate of a Partner to render or perform a service, may contract to buy property or services from or sell property or services to a Partner or any such Affiliate, and may otherwise deal with such Partner or any such Affiliate; provided, however, that if the Partnership employs, retains or contracts with a Partner or an Affiliate thereof, the charges made for services rendered and materials furnished by such Partner or Affiliate shall be a reasonable amount comparable to the amount that would have been charged by others in the same line of business and not so related, and such relationship and charges shall be promptly disclosed in writing to the other Partners.

         Section 6.4. Liability of Partners. No Partner shall be liable, responsible, or accountable in damages or otherwise to any other Partner or the Partnership for any act performed by it within the scope of the authority conferred on it by this Agreement, or made in good faith, except such liability, if any, as it may have for Disabling Conduct.

         Section 6.5. No Resignation. Except for assignments, sales or other transfers of a Partner's entire Ownership Interest made in compliance with
Article XIV hereof, no Partner shall have the right to resign or withdraw from the Partnership prior to the dissolution and winding up of the Partnership, without prior written consent of the General Partner. Any Partner who resigns or withdraws from the Partnership in violation of the foregoing provision or who has resigned or withdrawn from the Partnership in a manner not expressly permitted herein, shall be liable to the Partnership and the Partners for any damages sustained by reason of such resignation or withdrawal.

                            VII. THE GENERAL PARTNER

         Section 7.1. Powers. The business and affairs of the Partnership shall be managed by or under the direction of the General Partner, which may exercise all such powers of the Partnership and do all such lawful acts and things as are not by non-waivable provisions of the Act or by the Certificate or by this Agreement directed or required to be exercised and done by the Limited Partners. The General Partner is authorized on behalf of the Partnership, consistent with the other provisions of this Agreement:

                  (a) To enter into and carry out contracts and agreements related to the operation of the Partnership (including, but not limited to, contracts and agreements for the purchase and sale of assets, the incurrence of indebtedness of the Partnership or any of its Operating Subsidiaries);

                  (b) To bring and defend actions at law or in equity;

                  (c) To manage and operate all of the assets of the Partnership;

                  (d) To discharge, employ or retain, on behalf of the Partnership, such persons, firms, or corporations as may be necessary in the operation and management of the business of the Partnership, including, without limitation, accountants and attorneys; and

                  (e) To undertake any other act or action to conduct the affairs of the Partnership consistent with this Agreement.

         Section 7.2. No Removal. The General Partner shall not be subject to removal by the Limited Partners.

                           VIII. THE LIMITED PARTNERS

         Section 8.1. No Authority Vested in Limited Partners. Except for such matters, if any, as by the non-waivable provisions of the Act or by the Certificate or by this Agreement are directed or required to be exercised and done by the Limited Partners, the Limited Partners shall have no authority to act on behalf of or bind the Partnership or to vote on, approve or consent to any matter. The Limited Partners shall have no authority to remove the General Partner.

         Section 8.2. No Meetings. There shall be no meetings of the Partners or the Limited Partners. The Limited Partners shall take action they are required or permitted to take solely through written consents in the manner described in
Section 8.3 below.

         Section 8.3. Action by Written Consent Without a Meeting. Any Limited Partner action required or permitted by applicable law, the Certificate of Limited Partnership, or this Agreement shall be taken by consent in writing, setting forth the action so taken, signed by two-thirds (2/3) of the Limited Partners on a per capita basis, unless otherwise required by law. Any such written consent does not have to be unanimous (unless the action that is approved in such written consent would require the unanimous approval of all Limited Partners). Every written consent must bear the date of signature of each Limited Partner who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Partnership in the manner required by this Section 8.3, a consent or consents signed by the required Limited Partners are delivered to the Partnership by delivery to its registered office, its principal place of business, or an officer or agent of the Partnership having custody of the books in which proceedings of meetings of Limited Partners are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested or confirmed telefax communication. Delivery to the Partnership's principal place of business shall be addressed to the General Partner of the Partnership. Prompt notice of the taking of any action by Limited Partners without a meeting by less than unanimous written consent shall be given to those Limited Partners who did not consent in writing to the action.

                                  IX. NOTICES

         Section 9.1. Methods of Giving Notice. Whenever any notice is required to be given to any Partner or Manager under the provisions of any applicable law, the Certificate of Limited Partnership or this Agreement, it shall be given in writing and delivered personally or delivered by facsimile communication ("telefax") (or, with the approval of all such Partners, via telephone or electronic mail) to such Partners at such address (and at such member facsimile) as appears on the books of the Partnership, and such notice shall be deemed to be given at the time the recipient actually receives the notice in the case of personal delivery, when the sender receives electronic confirmation of delivery with respect to any notice given by facsimile communication, when the sender actually speaks to the recipient in the case of telephonic notice or when the recipient reads the message in the case of electronic mail.

         Section 9.2. Waiver of Notice. Whenever any notice is required to be given to any Partner under the provisions of any applicable law, the Certificate of Limited Partnership or this Agreement, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   X. OFFICERS

         Section 10.1. Officers. The General Partner may designate one or more individuals to serve as officers of the Partnership. The Partnership shall have such officers as the General Partner may from time to time determine, which officers may (but need not) include a President, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (and in case of each such Vice President, with such descriptive title, if any, as the General Partner shall deem appropriate), a Secretary, a Treasurer, a Controller and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

         Section 10.2. Salaries. No person shall receive any compensation in such person's capacity as an elected officer. However, the General Partner may authorize the Partnership to pay reasonable and customary compensation to any such officer for services provided as an employee of the Partnership or of an Operating Subsidiary, subject to the limitations in Section 6.3 relating to transactions with Affiliates.

         Section 10.3. Term, Removal and Vacancies. Each officer of the Partnership shall hold office until his successor is chosen and qualified or until his death, resignation, or removal. Any officer may resign at any time upon giving written notice to the Partnership. Any officer may be removed by the General Partner with or without cause, but such removal shall be without prejudice to the contract or other legal rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Partnership by death, resignation, removal or otherwise shall be filled by the General Partner.

                               XI. INDEMNIFICATION

         Section 11.1. Right to Indemnification. Subject to the limitations and conditions set forth in this Article XI, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Partner or officer of the Partnership or while a Partner or officer of the Partnership is or was serving at the request of the Partnership as a partner, director, officer, manager, member, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (a "Covered Person"), shall be indemnified by the Partnership to the fullest extent permitted by the Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Partnership to provide broader indemnification rights than said law permitted the Partnership to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Section 11.1 shall continue as to a Person who has ceased to serve in the capacity that initially entitled such Person to indemnity under this Section. Such actions covered by such indemnification shall include those brought by a Partner or the Partnership. The rights granted pursuant to this Article XI shall be deemed contract rights, and no amendment, modification or repeal of this Article XI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. IT IS EXPRESSLY ACKNOWLEDGED THAT THE INDEMNIFICATION PROVIDED IN THIS ARTICLE XI COULD INVOLVE INDEMNIFICATION FOR NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY; provided, however, that notwithstanding the foregoing or any other provision of this Agreement, the Partnership shall not provide indemnification to any Person in respect of any Disabling Conduct. The negative disposition of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Covered Person acted in a manner contrary to the standard set forth in this Section.

         Section 11.2. Advance of Expenses. The right to indemnification conferred in this Article XI shall include the right to be paid or reimbursed by the Partnership the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 11.1 or 11.3 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon the delivery to the Partnership of a written affirmation by such Person of his good faith belief that he has met the standard of conduct necessary for indemnification under
Section 11.1 or 11.3 and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under Section 11.1 or 11.3.

         Section 11.3. Indemnification of Employees and Agents. The Partnership may indemnify and advance expenses to any employee or agent of the Partnership to the same extent permitted under Section 11.1 for Covered Persons. In addition, the Partnership may (by action of the General Partner) indemnify and advance expenses to any Person whether or not he is an employee or agent of the Partnership but who is or was serving at the request of the Partnership as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person, to the same extent permitted under Section 11.1 for Covered Persons.

         Section 11.4. Appearance as a Witness. Notwithstanding any other provision of this Article XI the Partnership may pay or reimburse expenses incurred by a Partner, officer, employee or agent in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

         Section 11.5. Non-Exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article XI shall not be exclusive of any other right a Person indemnified pursuant to this
Article XI may have or may acquire under any law (common or statutory), any provision of the Certificate or this Agreement, action of the General Partner or otherwise.

         Section 11.6. Insurance. The Partnership may purchase and maintain insurance, to the extent and in such amounts as the General Partner shall, in its sole discretion, deem reasonable, to protect itself, the Partnership, Dorchester Operating LP and/or Dorchester Operating LLC, and/or any Covered Persons or other Persons indemnifiable under the provisions of this Article XI against any expense, liability or loss, whether or not the Partnership would have the power to indemnify such Person against such expenses, liability or loss under this Article XI.

         Section 11.7. Partner Notification. To the extent required by law, any indemnification of or advance of expenses to a Person in accordance with this
Article XI shall be reported in writing to the Limited Partners within the thirty (30)-day period immediately following the date of the indemnification or advance.

         Section 11.8. No Personal Liability. In no event may any Covered Person subject the Limited Partners to personal liability by reason of any indemnification of a Covered Person under this Agreement or otherwise.

         Section 11.9. Interest in Transaction. A Covered Person shall not be denied indemnification in whole or in part under this Article XI because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction is otherwise permitted by the terms of the Governance Agreements.

         Section 11.10. Successors and Assigns. The provisions of this Article XI are for the benefit of the Covered Persons and their heirs, successors, assigns, administrators and personal representatives and shall not be deemed to be for the benefit of any other Persons. The provisions of this Section 11.10 shall not be amended in any way that would diminish the rights of Covered Persons under this Article XI without the consent of all Partners.

         Section 11.11. Savings Clause. If all or any portion of this Article XI shall be invalidated on any ground by any court of competent jurisdiction, then the Partnership shall nevertheless indemnify and hold harmless any Person indemnified pursuant to this Article XI as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article XI that shall not have been invalidated and, subject to this Article XI, to the fullest extent permitted by applicable law.

         Section 11.12. Exculpation. The following exculpatory provisions shall apply to this Agreement:

                  (a) General. Notwithstanding any other terms of this Agreement, whether express or implied, or obligation or duty at law or in equity, no Covered Person nor any officer, employee, representative or agent of the Partnership or its Affiliates shall be liable to the Partnership or any Partner for any act or omission (in relation to the Partnership, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted in good faith by such Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Partnership and is within the scope of authority granted to such Person by this Agreement or the other Governance Agreements except in the following circumstances: (i) such act or omission constitutes Disabling Conduct or (ii) with respect to liability that may arise under any other agreement, such act or omission constitutes a breach of that agreement.

                  (b) Reliance. A Covered Person or other officer, employee, representative or agent of the Partnership may rely and shall incur no liability in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge and may rely on an opinion of counsel selected by such Covered Person or other officer, employee, representative or agent of the Partnership with respect to legal matters unless such Covered Person acts in bad faith.

                                XII. ALLOCATIONS

         Section 12.1. Consent to Allocations. Each Partner as a condition of becoming a Partner expressly consents to the following allocations as set forth in this Article XII.

         Section 12.2. Distributive Shares for Tax Purposes. There shall be allocated to each Partner for federal income tax purposes a separate distributive share of all Partnership income, gain, loss, deduction and credit as follows:

                  (a) Except as otherwise provided in this Article XII, Net Profit, if any, of the Partnership (and each item thereof) for each Fiscal Year or other period shall be allocated among the Partners pro rata in accordance with their Ownership Percentages.

                  (b) Except as otherwise provided in this Article XII, Net Loss, if any, of the Partnership (and each item thereof) for each Fiscal Year or other period shall be allocated to the Partners pro rata in accordance with their Ownership Percentages.

                  (c) The provisions of this Agreement relating to the allocation of Gross Income, Net Profit and Net Loss are intended to comply with the Treasury Regulations under Section 704(b) of the Code and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

                  (d) Notwithstanding any other provision of this Agreement to the contrary, if in any Fiscal Year or other period there is a net decrease in the amount of the Partnership Minimum Gain, then each Partner shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in such minimum gain during such year (as determined under Treasury Regulations Section 1.704-2(g)(2)); provided, however, if there is insufficient Gross Income in a year to make the allocation specified above for all Partners for such year, the Gross Income shall be allocated among the Partners in proportion to the respective amounts they would have been allocated above had there been an unlimited amount of Gross Income for such year.

                  (e) Notwithstanding any other provision of this Agreement to the contrary other than Section 12.2(d), if in any year there is a net decrease in the amount of the Partner Nonrecourse Debt Minimum Gain, then each Partner shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in such minimum gain during such year (as determined under Treasury Regulations Section 1.704-2(i)(4)); provided, however, if there is insufficient Gross Income in a Fiscal Year to make the allocation specified above for all Partners for such year, the Gross Income shall be allocated among the Partners in proportion to the respective amounts they would have been allocated had there been an unlimited amount of Gross Income for such Fiscal Year.

                  (f) Notwithstanding any other provision of this Agreement to the contrary (except Sections 12.2(d) and 12.2(e) which shall be applied first), if in any Fiscal Year or other period a Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Gross Income shall first be allocated to Partners with negative Capital Account balances (adjusted in accordance with Section 12.4(e)), in proportion to such negative balances, until such balances are increased to zero.

                  (g) Notwithstanding the provisions of Section 12.2(b), Net Loss (or items thereof) shall not be allocated to a Partner if such allocation would cause or increase a negative balance in such Partner's Capital Account (adjusted in accordance with Section

         12.4(e)) and shall be reallocated to the other Partners, subject to the limitations of this Section 12.2(g).

                  (h) Any Partner Nonrecourse Deductions shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such deductions are attributable.

                  (i) Partnership Nonrecourse Deductions shall be allocated to the Partners pro rata in accordance with their Ownership Percentages.

                  (j) In the event that any Gross Income, Net Loss (or items thereof) or deductions are allocated pursuant to Sections 12.2(d) through 12.2(i) , subsequent Gross Income, Net Profit or Net Loss (or items thereof) will first be allocated (subject to Sections 12.2(d) through 12.2(i)) to the Partners in a manner which will result in each Partner having a Capital Account balance equal to that which would have resulted had the original allocation of Gross Income, Net Loss (or items thereof) or deductions pursuant to Sections 12.2(d) through 12.2(i) not occurred; provided, however, no allocations pursuant to this Section 12.2(j), which are intended to offset allocations pursuant to Section 12.2(h) and Section 12.2(i), shall be made prior to the Fiscal Year during which there is a net decrease in Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, and no such allocation pursuant to this
         Section 12.2(j) shall be made to the extent that the General Partner reasonably determines that it is likely to duplicate a subsequent mandatory allocation pursuant to Section 12.2(d) or Section 12.2(e).

                  (k) Unless the General Partner elects to adjust Capital Accounts to reflect Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Treasury Regulations, the portion of the total amount realized by the Partnership upon the taxable disposition of a Depletable Property that represents recovery of its simulated adjusted tax basis therein will be allocated to the Partners in the same proportion as the aggregate adjusted tax basis of such property was allocated to such Partners (or their predecessors in interest). If the General Partner elects to use Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Treasury Regulations, the portion of the total amount realized by the Partnership upon a taxable disposition of such property that equals the Partners' aggregate remaining adjusted basis therein will be allocated to the Partners in proportion to their respective remaining adjusted tax bases in such property. Any amount realized in excess of the above amounts shall be allocated among the Partners in accordance with their Ownership Percentages.

                  (l) Notwithstanding the other provisions of this Section 12.2, the Net Profits or Net Losses (and, if necessary, Gross Income and items thereof) of the Partnership for the taxable year of liquidation of the Partnership shall be allocated (and such allocations shall be taken into account in determining the final liquidating distributions of the Partnership), to the extent possible, in a manner such that the Capital Accounts of the Partners immediately prior to the final liquidating distributions stand in the ratio of their

         Ownership Percentages, so that the distribution of positive Capital Account balances pursuant to Section 16.2 will, to the maximum extent possible, be in the same amounts if the distribution had been made pursuant to Ownership Percentages without regard to Section 16.2.

                  (m) If a Partnership interest is transferred, the Gross Income, Net Profit or Net Loss allocable to the holder of such Partnership interest for the then Fiscal Year shall be allocated proportionately between the assignor and the assignee based on the number of calendar days during such Fiscal Year for which each party was the owner of the transferred Partnership interest, or upon some alternative reasonable method.

         Section 12.3. Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, depletion, depreciation, amortization, income, gain and loss, as determined for tax purposes, with respect to any property whose Book Value differs from its adjusted basis for federal income tax purposes shall, for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value. The Partnership shall utilize such method to eliminate book-tax disparities attributable to a contributed property or adjusted property as shall be determined by the General Partner. Allocations pursuant to this Section 12.3 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

         Section 12.4. Capital Accounts. A separate capital account ("Capital Account") shall be maintained for each Partner, as follows:

                  (a) There shall be credited to each Partner's Capital Account the amount of any cash actually contributed by such Partner to the capital of the Partnership (or deemed contributed pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(c)), the fair market value of any property contributed by such Partner to the capital of the Partnership (net of any liabilities secured by such property that the Partnership is considered to assume or to take subject to under Code Section 752), such Partner's share of the Gross Income and Net Profit (and all items thereof) of the Partnership and such Partner's share of Simulated Gain or, if the General Partner elects to use Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Treasury Regulations, such Partner's Actual Gains. There shall be charged against each Partner's Capital Account the amount of all cash distributed to such Partner by the Partnership (or deemed distributed pursuant to Treasury Regulations Section 1.704-1(b) (2) (iv) (c)), the fair market value of any property distributed to such Partner by the Partnership (net of any liability secured by such property that the Partner is considered to assume or take subject to under Code Section
         752), such Partner's share of the Net Loss (and all items thereof) of the Partnership and either such Partner's distributive share of Simulated Losses and Simulated Depletion Deductions or, if the General Partner elects to use Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Treasury Regulations, such Partner's Actual Losses and Actual Depletion Deductions.

                  (b) If the Partnership at any time distributes any of its assets in-kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined under this Article XII) of the Net Profit or Net Loss that would have been realized by the Partnership had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution, but only to the extent not previously reflected in the Partners' Capital Accounts.

                  (c) Any adjustments to the tax basis (or Book Value) of Partnership property under Code Sections 732, 734 or 743 will be reflected as adjustments to the Capital Accounts of the Partners, only in the manner and to the extent provided in Treasury Regulations
         Section 1.704-1(b)(2)(iv)(m).

                  (d) Upon the decision of the General Partner, the Capital Accounts of the Partners shall be adjusted to reflect a revaluation of Partnership property to its fair market value on the date of adjustment upon the occurrence of any of the following events:

                           (i) An increase in any new or existing Partner's
                  Ownership Interest resulting from the contribution of money or property by such Partner to the Partnership,

                           (ii) Any reduction in a Partner's Ownership Interest
                  resulting from a distribution to such Partner in redemption of all or part of its Ownership Interest, unless such distribution is pro rata to all Partners in accordance with their respective Ownership Interests, and

                           (iii) Whenever otherwise allowed under Treasury
                  Regulations Section 1.704-1(b)(2)(iv)(f).

                            The adjustments to Capital Accounts shall reflect the manner in which the unrealized Net Profit or Net Loss inherent in the property would be allocated if there were a disposition of the Partnership's property at its fair market value on the date of adjustment.

                  (e) For purposes of Sections 12.2(d) through 12.2(i) a Partner's Capital Account shall be reduced by the net adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) which, as of the end of the Partnership's taxable year are reasonably expected to be made to such Partner, and shall be increased by the sum of (i) any amount which the Partner is required to restore to the Partnership upon liquidation of its Ownership Interest in the Partnership (or which is so treated pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c)) pursuant to the terms of this Agreement or under state law, (ii) the Partner's share (as determined under Treasury Regulations Section 1.704-2(g)(1)) of Partnership Minimum Gain, (iii) the Partner's share (as determined under Treasury Regulations Section 1.704-2(i)(5)) of Partner Nonrecourse Debt Minimum Gain and (iv) the Partner's share (as determined under Section 752 of the Code) of any recourse indebtedness of the Partnership to the extent that such indebtedness could not be repaid out of the Partnership's assets if all of the Partnership's assets were sold at their respective Book Values as of the end of the

         Fiscal Year or other period and the proceeds from the sales were used to pay the Partnership's liabilities. For the purposes of clause (iv) above, the amounts computed pursuant to clause (i) above for each Partner shall be considered to be proceeds from the sale of the assets of the Partnership to the extent such amounts would be available to satisfy (directly or indirectly) the indebtedness specified in clause
         (iv).

                  (f) For purposes of computing the Partners' Capital Accounts, Simulated Depletion Deductions and Simulated Losses shall be allocated among the Partners in the same proportions as they (or their predecessors in interest) were allocated the basis of Partnership oil and gas properties pursuant to Code Section 613A(c)(7)(D), the Treasury Regulations thereunder, and Section 1.704-1(b)(4)(v) of the Treasury Regulations. Simulated Gains shall be allocated among the Partners in accordance with their Ownership Percentages, subject however to Section 12.2(l). In accordance with Code Section 613A(c)(7)(D) and the Treasury Regulations thereunder and Section 1.704-1(b)(4)(v) of the Treasury Regulations, the adjusted basis of all oil and gas properties shall be shared by the Partners in proportion to the Ownership Percentages; provided, however, that in the case of the Partnership's share of the basis of oil and gas properties contributed or deemed to be contributed by the Partners to Dorchester Minerals at the time of its formation, the adjusted basis of such oil and gas properties shall be allocated among the Partners in amounts equal to their respective shares of such basis in the properties so contributed.

                  (g) It is the intention of the Partners that the Capital Accounts of the Partnership be maintained strictly in accordance with the Capital Account maintenance requirements of Treasury Regulations
         Section 1.704-1(b). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations and any amendment or successor provision thereto. The Partners agree to make any appropriate modifications if events might otherwise cause this Agreement not to comply with Treasury Regulations
         Section 1.704-1(b).

                  (h) A deficit in a Partner's Capital Account shall not be considered an asset of the Partnership, and no Partner shall be obligated to restore or otherwise be responsible for a deficit or negative balance in such Partner's Capital Account.

         Section 12.5. Compliance with the Code. It is intended that the tax allocations in this Article XII effect an allocation for federal income tax purposes in a manner consistent with Sections 704 and 706 of the Code and comply with any limitations or restrictions therein. The General Partner shall have complete discretion to make the allocations pursuant to this Article XII and the allocations and adjustments to Capital Accounts in any manner consistent with Sections 704 and 706 of the Code.

                               XIII. DISTRIBUTIONS

         Section 13.1. "Net Cash Flow" Defined. The term "Net Cash Flow" for any fiscal period shall mean all Partnership cash revenues resulting from the Partnership's business plus the proceeds of sale (principal and interest), refinancing, condemnation, insurance, or otherwise of any Partnership assets less the amount of all expenses, reserves (for expenses reasonably anticipated to be paid within ninety (90) days) and obligations of the Partnership (including, without limitation, expenses and obligations to which the assets of the Partnership are subject even if the expense or obligation was not originally incurred by the Partnership or assumed by the Partnership) which have been paid, which are currently due and payable or in the case of reserves, which have been established.

         Section 13.2. Distribution of Net Cash Flow. Except as provided in
Article XVI, Net Cash Flow, if any, shall be distributed to the Partners pro rata in accordance with their Ownership Percentages at such time or times as determined by the General Partner provided, however, that no less frequently than quarterly, all Net Cash Flow shall be distributed in accordance with Ownership Percentages regardless of any action by the General Partner.

         Section 13.3. Amount Withheld. Notwithstanding any other provision of this Agreement to the contrary, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding or other payment requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to pay to any governmental authority any amount resulting from either the allocation of income or gain or a distribution to any Partner (including, without limitation, by reason of Sections 1441, 1442, 1445 or 1446 of the Code), the amount so paid shall be treated as a distribution of cash to the Partner and any future distributions to which such Partner is entitled shall be reduced to the extent of any amount treated as a distribution pursuant to this Section 13.3. The Capital Account of the Partner for which amounts are paid over to a governmental authority pursuant to this Section 13.3 shall be decreased by such amount paid over to the governmental authority. A Partner who has had amounts paid over to a governmental authority pursuant to this Section 13.3 shall be entitled to receive any refund of any such tax, penalty, interest or other amount received by the Partnership on account of amounts paid on behalf of the Partner pursuant to this Section 13.3; provided, however, that the amount due such Partner shall be reduced by any expenses of the Partnership incurred in connection with the payment or refund of such tax, penalty, interest or other amount. The Partnership shall have no duty or obligation to seek to obtain or collect any refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any governmental authority; however, upon request by a Partner, the Partnership shall take reasonable steps to cooperate with the Partner on a refund request provided that the Partnership is reimbursed by the Partner for the Partnership's costs and expenses arising from such cooperation. If at any time a Partner's interest in the Partnership is transferred or assigned, the proposed assignee shall certify to non-foreign status prior to the transfer or assignment of the interest. Such certifications shall be made on a form to be provided by the General Partner. Each Partner shall notify the Partnership if it becomes either a "Foreign Person", as defined in Code Section 1445, or a "Foreign Partner", as defined in Code Section 1446, within thirty (30) calendar days of such change.

                           XIV. TRANSFER OF INTERESTS

         Section 14.1. Transfer Restriction Agreement. Each Partner as of the date of this Agreement is also a party to the Transfer Restriction Agreement. As a condition to being admitted as a Partner, any other Person must become a party to the Transfer Restriction Agreement, in accordance with the procedures set forth therein. The Transfer Restriction Agreement, a copy of which is attached hereto as Exhibit A, is incorporated by reference in this Agreement as if fully set forth herein and forms a part of this Agreement.

         Section 14.2. Transfers of Interests and Admission of New Partners. No Partner may assign, sell or otherwise transfer by operation of law or otherwise, any of its right, title or interest or any portion thereof in the Partnership unless such Partner shall first comply with the provisions of the Transfer Restriction Agreement applicable to the proposed assignment, sale or transfer. In the event an Affiliate Transfer or a Familial Transfer results in the entirety of a Partner's Ownership Interest in the Partnership being transferred, then such transferee shall (subject to such transferee's joining in this Agreement as provided below) be substituted for that Partner automatically upon such transfer without the consent of the Partners, and shall have all the rights of such Partner under this Agreement. In the event of an Affiliate Transfer or a Familial Transfer of the entirety of a Partner's Ownership Interest divided between or among more than one transferee, only one such transferee may become a substituted Partner and the remainder of such transferees shall be treated as and have the rights of assignees under the Act. The transferor shall designate in a written notice to the Partnership and to each other Partner which such transferee shall become the substituted Partner, and such designated transferee shall (subject to such transferee's joining in this Agreement as provided below) be substituted for the transferor Partner automatically upon such transfer without the consent of the Partners with respect to the Ownership Interest transferred to such transferee, and shall have all the rights of such transferring Partner under this Agreement. In the event of an Affiliate Transfer or a Familial Transfer of less than the entirety of a Partner's Ownership Interest, such transferee shall not be a substituted Partner; but the transferring Partner shall remain a Partner and retain all rights as a Partner under this Agreement. Any other transferee of a Partner's Ownership Interest in the Partnership shall be admitted to the Partnership as a substituted Partner only if (i) the assignment, sale or other transfer pursuant to which the transferee acquired such Ownership Interest was effected in accordance with the Transfer Restriction Agreement and (ii) "Holder Consent" (as defined in the Transfer Restriction Agreement) of such assignment sale or other transfer has been obtained. If such a transferee is not admitted as a substituted Partner under this Article XIV, it shall have none of the powers of a Partner hereunder but shall, subject to the further provisions hereof, have only such rights of an assignee under the Act as are consistent with this Agreement. Such assignee shall have no voting rights or consent rights (and shall have no power to elect officers) or any other power to participate in the management of the Partnership, but shall be subject to the provisions of the Transfer Restriction Agreement including, without limitation, the obligations under Articles II, IV and V thereof, but shall not be entitled to exercise the rights of a party thereto, including, without limitation, under Article III or VI thereof. In the event of any permitted transfer of an interest in the Partnership pursuant to this Article XIV and the Transfer Restriction Agreement, the interest so transferred shall remain subject to all terms and provisions of this Agreement and the Transfer Restriction Agreement, and the transferee shall be deemed, by accepting the interest so transferred, to have assumed all the liabilities and unperformed obligations, under this Agreement, the Transfer Restriction

Agreement or otherwise, which are appurtenant to the interest so transferred; shall hold such interest subject to all unperformed obligations of the transferor Partner hereunder and under the Transfer Restriction Agreement; and shall agree in writing to the foregoing if requested by the General Partner and shall join in and be bound by the terms of this Agreement. No assignment shall relieve the assignor from its obligations prior to this Agreement or the Transfer Restriction Agreement, except that if the transferee is admitted as a Partner, the assignor shall be relieved of obligations hereunder and under the Transfer Restriction Agreement accruing after the admission of the transferee as a Partner.

         Section 14.3. Securities Laws Restrictions. Notwithstanding any other provision of this Article XIV, no transfer of an interest in the Partnership may be made if the transfer would violate federal or state securities laws.

                  XV. BOOKS OF ACCOUNT AND PARTNERSHIP RECORDS

         Section 15.1. Books of Account. At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept, full and true books of account in which shall be entered fully and accurately all transactions of the Partnership.

         Section 15.2. Inspection. All of the books of account of the Partnership, together with an executed copy of this Agreement and any amendments hereto, shall at all times be maintained at the principal office of the Partnership and shall be open to the inspection and examination of the Partners or their representatives. Any Partner may, at any time and from time to time, at its own expense, cause an audit of the books of the Partnership to be made by a certified public accountant or other person designated by such Partner.

         Section 15.3. Fiscal Year and Accounting Method. The fiscal year of the Partnership shall end on December 31 in each year, and the books of the Partnership shall be kept on a cash method of accounting by the General Partner.

         Section 15.4. Financial Reports. For each Fiscal Year during the term hereof, the General Partner shall deliver to all the Partners as soon as reasonably practicable after the expiration of such Fiscal Year, an unaudited financial report of the Partnership, including a balance sheet, profit and loss statement, and a statement showing distributions to the Partners and the allocation among the Partners of taxable income, gains, losses, deductions and credits of the Partnership. In addition, the General Partner shall cause to be delivered to all the Partners monthly unaudited statements of profit and loss prepared on a cash basis, such statements to reflect profit and loss on both a monthly and year-to-date basis. Each such monthly statement shall be so delivered within sixty (60) days after the end of the month to which the statement pertains. An accounting of all items of receipt, income, profit, cost, expense and loss shall also be prepared made by the General Partner upon the dissolution of the Partnership.

         Section 15.5. Tax Returns. The Partnership shall cause all income tax returns to be prepared or reviewed in compliance with this Agreement (in particular the tax allocations in Article XII hereof) by such firm of independent certified public accountants as shall be selected by the General Partner, shall cause such tax returns to be timely filed with the appropriate authorities and shall cause copies thereof and all related matters needed by any Partner for the preparation of its tax returns to be promptly delivered to all Partners. Copies of such tax returns shall be kept at the principal office of the Partnership and shall be available for inspection by any Partner during normal business hours. The income tax documentation to be generated hereunder shall include any additional information reasonably requested by a Partner for the preparation of its return.

         Section 15.6. Tax Elections.

                  (a) In the event of a transfer of all or part of an interest of a Partner authorized by this Agreement, the Partnership shall, upon the request of the transferee, elect pursuant to Section 754 of the Code to adjust the basis of Partnership property, and any basis adjustment relating to such transfer, whether made under Section 754 of the Code or otherwise, shall be allocated solely to the transferee; provided, however, that each transferee shall pay the additional bookkeeping and accounting costs which result from the basis adjustment pertaining to such transferee. Each of the Partners shall supply to the Partnership upon request the information necessary properly to give effect to such election.

                  (b) All other federal income tax elections required or permitted to be made by the Partnership shall be made in such manner as may be agreed upon by the General Partner. No Partner shall take any action or refuse to take any action which would cause the Partnership to forfeit the benefits of any tax election previously made or agreed to be made.

         Section 15.7. Tax Matters Partner. The General Partner is hereby designated as the "Tax Matters Partner" of the Partnership within the meaning of
Section 6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Partnership, any administrative proceeding at the Partnership level with the Internal Revenue Service relating to the determination of any item of Partnership income, gain, loss, deduction, or credit for federal income-tax purposes. The Tax Matters Partner shall comply with all statutory provisions of the Code applicable to a "tax matters partner" and shall, without limitation, within thirty (30) calendar days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Partnership level relating to the determination of any Partnership item of income, gain, loss, deduction, or credit, mail a copy of such notice to each Partner.

         Section 15.8. Bank Accounts. The funds of the Partnership shall be deposited in the name of the Partnership in such bank accounts and with such signatories as shall be selected by the General Partner. All deposits, including security deposits, funds required to be escrowed and other funds not currently distributable or needed in the operation of the Partnership business shall, to the extent permitted by law, be deposited in such interest-bearing bank accounts or invested in such financial instruments (including, without limitation, hedge contracts and commodity contracts) as shall be approved by the General Partner.

                  XVI. DISSOLUTION, WINDING UP AND DISTRIBUTION

         Section 16.1. Events of Dissolution. Each of the following shall be an "Event of Dissolution," and unless the Partnership and its business is continued pursuant to Section 16.5 hereof, the Partnership shall be dissolved upon the withdrawal of the General Partner or the occurrence of any other event that results in the General Partner ceasing to be a General Partner, without the subsequent election of a successor general partner, which successor is hereby authorized to continue the business of the Partnership.

The Limited Partners shall have no right to dissolve the Partnership or to vote on or consent to any such dissolution.

         Section 16.2. Dissolution and Winding Up. Notwithstanding any other provision of this Agreement, upon the dissolution of the Partnership, the General Partner (which term, for purposes of this Section and Section 16.4 shall include the respective trustee, receiver or successor, if any, of either or both thereof) shall have the responsibility for expeditiously dissolving and liquidating the Partnership. The General Partner shall promptly proceed to wind up the affairs of the Partnership and, after payment (or making provision for payment) of liabilities owing to creditors, shall set up such reserves as they deem reasonably necessary or appropriate for any contingent or unforeseen liabilities or obligations of the Partnership. Said reserves may be paid over to a bank or an attorney-at-law, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations. After paying such liabilities and setting up such reserves, the General Partner shall cause the remaining net assets of the Partnership to be paid or distributed to the Partners or their assigns in accordance with the positive Capital Account balances of the Partners. At the expiration of such period as the General Partner may deem advisable, any remaining reserves shall be paid or distributed to the Partners or their assigns in the same manner as the preceding sentence. No Partner shall receive any additional compensation for any services performed pursuant to this Article XVI.

         Section 16.3. Final Statement. Upon the dissolution of the Partnership, a final certified statement of its assets and liabilities shall be prepared by the Partnership's certified public accountants and furnished to the Partners within ninety (90) days after such dissolution.

         Section 16.4. Distribution In-Kind. If all the Partners agree that it shall be impractical to liquidate part or all the assets of the Partnership, then assets which they agree are not suitable for liquidation may be distributed to the Partners in-kind, subject to the order of priority set forth in Section
16.2 hereof and, further, subject to such conditions relating to the management and disposition of the assets distributed as the General Partner deems reasonable and equitable. If Partnership assets are to be distributed in-kind, then prior to any such distribution, the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized taxable income, gain, loss and deduction inherent in such property (to the extent that such items have not been previously reflected in the Capital Accounts) would be allocated among the Partners if there were a taxable disposition of such property on the date of its distribution for its then fair market value determined mutually by the Partners.

         Section 16.5. Continuation of Partnership. If dissolution occurs due to an "event of withdrawal" (as defined in Section 17-402(a) of the Act) with respect to the General Partner, the

Limited Partners hereby agree to continue the Partnership and elect a new General Partner by limited partner consent pursuant to Section 8.3 hereof and the Partnership automatically shall be reconstituted and the Limited Partners and the successor General Partner shall, and hereby agree to, carry on the business of the Partnership.

         Section 16.6. Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XVI, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Event of Dissolution has occurred, the assets of the Partnership shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have contributed its assets in-kind to a new limited partnership, which shall be deemed to have assumed and taken all Partnership assets subject to all Partnership liabilities. Immediately thereafter, the Partnership shall be deemed to have liquidated and distributed the interests in the new limited partnership in-kind to the Partners.

                              XVII. MISCELLANEOUS

         Section 17.1. Execution in Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

         Section 17.2. Address and Notice. The address of each Partner for all purposes shall be as follows:


                       If to Vaughn:
                       3738 Oak Lawn Ave., Suite 101
                       Dallas, Texas 75219
                       Attention: Benny D. Duncan
                       Telecopy No.: (214) 522-7433

                       With copies to:
                       Joe Dannenmaier
                       Thompson & Knight L.L.P.
                       1700 Pacific Avenue, Suite 3300
                       Dallas, Texas 75201
                       Telecopy No.: (214) 969-1751

                       If to SAM:
                       3738 Oak Lawn Ave., Suite 300
                       Dallas, Texas 75219
                       Attention: H. C. Allen, Jr.
                       Telecopy No.: (214) 559-0301

                       With copies to:
                       Joe Dannenmaier
                       Thompson & Knight L.L.P.
                       1700 Pacific Avenue, Suite 3300
                       Dallas, Texas 75201
                       Telecopy No.: (214) 969-1751

                       If to SAOG:
                       3738 Oak Lawn Ave., Suite 300
                       Dallas, Texas 75219
                       Attention: William Casey McManemin
                       Telecopy No.: (214) 559-0301

                       With copies to:
                       Joe Dannenmaier
                       Thompson & Knight L.L.P.
                       1700 Pacific Avenue, Suite 3300
                       Dallas, Texas 75201
                       Telecopy No.: (214) 969-1751

                       If to Peak LP:
                       1919 S. Shiloh Rd.
                       Suite 600 - LB48
                       Garland, Texas 75042
                       Attention: Preston A. Peak
                       Telecopy No.: (972) 864-9095

                       With copies to:
                       Bryan E. Bishop
                       LOCKE LIDDELL & SAPP LLP
                       2200 Ross Avenue, Suite 2200
                       Dallas, Texas 75201-6776
                       Telecopy No.: (214) 740-8800

                       If to Raley GP:
                       1919 S. Shiloh Rd.
                       Suite 600 - LB48
                       Garland, Texas 75042
                       Attention: James E. Raley
                       Telecopy No.: (972) 864-9095

                       With copies to:
                       Bryan E. Bishop
                       LOCKE LIDDELL & SAPP LLP
                       2200 Ross Avenue, Suite 2200
                       Dallas, Texas 75201-6776
                       Telecopy No.: (214) 740-8800
or such other address or addresses of which any Partner shall have given the other Partners notice. Any notice shall be in accordance with Section 10.1.

         Section 17.3. Partition. The Partners hereby agree that no Partner shall have the right while this Agreement remains in effect to have the assets of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have any Partnership asset partitioned, and each Partner hereby waives any such right. It is the intention of the Partners that during the term of this Agreement, the rights of the Partners as among themselves shall be governed by the terms of this Agreement.

         Section 17.4. Further Assurances. Each Partner hereby covenants and agrees to execute and deliver such instruments as may be reasonably requested by any other Partner to convey any interest or to take any other action required or permitted under this Agreement.

         Section 17.5. Titles and Captions. All article, section, or subsection titles or captions contained in this Agreement or the table of contents hereof are for convenience only and shall not be deemed part of the context of this Agreement.

         Section 17.6. Number and Gender of Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         Section 17.7. Entire Agreement. This Agreement contains the entire understanding between and among the Partners and supersedes any prior understandings and agreements between and among them respecting the subject matter of this Agreement.

         Section 17.8. Amendment. This Agreement may be amended or modified only by a written document executed by all the Partners.

         Section 17.9. Exhibits and Schedules. All exhibits and schedules referred to herein are attached hereto and made a part hereof for all purposes.

         Section 17.10. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of the Partners.

         Section 17.11. Waiver. No failure by any Partner to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition. Any Partner by the issuance of written notice may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of any other Partner. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term, and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         Section 17.12. Remedies. The rights and remedies of the Partners set forth in this Agreement shall not be mutually exclusive or exclusive of any right, power or privilege provided by law or in equity or otherwise and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof or of any legal, equitable or other right. Each of the Partners confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, or shall limit or affect any rights at law or by statute or otherwise of any Partner aggrieved as against another Partner for a breach or threatened breach of any provision hereof, it being the intention of this section to make clear the agreement of the Partners that the respective rights and obligations of the Partners hereunder shall be enforceable in equity as well as at law or otherwise.

         Section 17.13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

         Section 17.14. DISPUTE RESOLUTION.

                  (a) NEGOTIATION. THE PARTNERS SHALL ATTEMPT TO RESOLVE ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION, BREACH, OR VALIDITY OF THIS AGREEMENT, PROMPTLY BY GOOD FAITH NEGOTIATION AMONG EXECUTIVES WHO HAVE AUTHORITY TO RESOLVE THE CONTROVERSY. ANY PARTNER MAY GIVE THE OTHER PARTNERS WRITTEN NOTICE OF ANY DISPUTE NOT RESOLVED IN THE NORMAL COURSE OF BUSINESS. WITHIN 10 DAYS AFTER DELIVERY OF THE NOTICE, THE RECEIVING PARTNER SHALL SUBMIT TO THE OTHERS A WRITTEN RESPONSE. THE NOTICE AND THE RESPONSE SHALL INCLUDE (A) A STATEMENT OF THE PARTNER'S CONCERNS AND PERSPECTIVES ON THE ISSUES IN DISPUTE, (B) A SUMMARY OF SUPPORTING FACTS AND CIRCUMSTANCES AND (C) THE IDENTITY OF THE EXECUTIVE WHO WILL REPRESENT THAT PARTNER AND OF ANY OTHER PERSON WHO WILL ACCOMPANY THE EXECUTIVE. WITHIN 15 DAYS AFTER DELIVERY OF THE ORIGINAL NOTICE, THE EXECUTIVES OF THE PARTNERS SHALL MEET AT A MUTUALLY ACCEPTABLE TIME AND PLACE, AND THEREAFTER AS OFTEN AS THEY REASONABLY DEEM NECESSARY, TO ATTEMPT TO RESOLVE THE DISPUTE. ALL NEGOTIATIONS PURSUANT TO THIS CLAUSE AND CLAUSE (B) BELOW ARE CONFIDENTIAL AND SHALL BE TREATED AS COMPROMISE AND SETTLEMENT NEGOTIATIONS FOR PURPOSES OF APPLICABLE RULES OF EVIDENCE.

                  (b) MEDIATION. IF A DISPUTE HAS NOT BEEN RESOLVED BY DISCUSSION BETWEEN OR AMONG THE PARTNERS WITHIN 20 DAYS OF THE DISPUTING PARTNERS' NOTICE, ANY MEMBER MAY BY NOTICE TO THE OTHER PARTNERS WITH WHOM SUCH DISPUTE EXISTS REQUIRE MEDIATION OF THE DISPUTE, WHICH NOTICE SHALL IDENTIFY THE NAMES OF NO FEWER THAN THREE
         (3) POTENTIAL MEDIATORS. EACH PARTNER AMONG WHOM THE DISPUTE EXISTS WILL IN GOOD FAITH ATTEMPT TO AGREE UPON A MEDIATOR AND AGREES TO PARTICIPATE IN MEDIATION

         OF THE DISPUTE IN GOOD FAITH. IF THE PARTIES ARE UNABLE TO AGREE UPON A MEDIATOR WITHIN FIFTEEN (15) DAYS AFTER SUCH NOTICE, THE PARTNERS AGREE TO PROCEED TO MEDIATION UNDER THE COMMERCIAL MEDIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT ON THE DATE OF THIS AGREEMENT. IF SUCH DISPUTE SHALL NOT HAVE BEEN RESOLVED BY MEDIATION WITHIN THE TIME PERIOD SPECIFIED N SUBSECTION (C) BELOW, ARBITRATION MAY BE INITIATED PURSUANT TO SUBSECTION (C) BELOW. ALL EXPENSES OF THE MEDIATOR SHALL BE EQUALLY SHARED BY THE PARTNERS AMONG WHOM THE DISPUTE EXISTS.

                  (c) BINDING ARBITRATION.

                           (i) ANY DISPUTE ARISING OUT OF OR RELATING TO THIS
                  AGREEMENT OR THE BREACH, TERMINATION, OR VALIDITY OF THE AGREEMENT WHICH HAS NOT BEEN RESOLVED BY MEDIATION WITHIN 30 DAYS OF THE INITIATION OF SUCH PROCEDURE, OR WHICH HAS NOT BEEN RESOLVED PRIOR TO THE TERMINATION OF MEDIATION, SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") IN EFFECT ON THE DATE OF THIS AGREEMENT. IF A PARTY TO A DISPUTE FAILS TO PARTICIPATE IN MEDIATION, THE OTHERS MAY INITIATE ARBITRATION BEFORE EXPIRATION OF THE ABOVE PERIOD. IF THE AMOUNT OF THE CLAIM ASSERTED BY ANY PARTY IN THE ARBITRATION EXCEEDS $1,000,000, THE PARTNERS AGREE THAT THE AMERICAN ARBITRATION ASSOCIATION OPTIONAL PROCEDURES FOR LARGE, COMPLEX COMMERCIAL DISPUTES WILL BE APPLIED TO THE DISPUTE.

                           (ii) THE AAA SHALL SUGGEST A PANEL OF ARBITRATORS,
                  EACH OF WHOM SHALL BE KNOWLEDGEABLE WITH RESPECT TO THE SUBJECT MATTER OF THE DISPUTE. ARBITRATION SHALL BE BEFORE A SOLE ARBITRATOR IF THE DISPUTING PARTNERS AGREE ON THE SELECTION OF A SOLE ARBITRATOR. IF NOT, ARBITRATION SHALL BE BEFORE THREE INDEPENDENT AND IMPARTIAL ARBITRATORS, ALL OF WHOM SHALL BE APPOINTED BY THE AAA IN ACCORDANCE WITH ITS RULES.

                           (iii) THE PLACE OF ARBITRATION SHALL BE DALLAS,
                  TEXAS.

                           (iv) THE ARBITRATOR(S) ARE NOT EMPOWERED TO AWARD
                  DAMAGES IN EXCESS OF COMPENSATORY DAMAGES.

                           (v) THE AWARD RENDERED BY THE ARBITRATORS SHALL BE IN
                  WRITING AND SHALL INCLUDE A STATEMENT OF THE

                  FACTUAL BASES AND THE LEGAL CONCLUSIONS RELIED UPON BY THE ARBITRATORS IN MAKING SUCH AWARD. THE ARBITRATORS SHALL DECIDE THE DISPUTE IN COMPLIANCE WITH THE APPLICABLE SUBSTANTIVE LAW AND CONSISTENT WITH THE PROVISIONS OF THE AGREEMENT, INCLUDING LIMITS ON DAMAGES. THE AWARD RENDERED BY THE ARBITRATOR(S) SHALL BE FINAL AND BINDING, AND JUDGMENT UPON THE AWARD MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF.

                           (vi) ALL MATTERS RELATING TO THE ENFORCEABILITY OF
                  THIS ARBITRATION AGREEMENT AND ANY AWARD RENDERED PURSUANT TO THIS AGREEMENT SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. SECTION 1-16. THE ARBITRATOR(S) SHALL APPLY THE SUBSTANTIVE LAW OF THE STATE OF DELAWARE, EXCLUSIVE OF ANY CONFLICT OF LAW RULES.

                           (vii) EACH PARTNER IS REQUIRED TO CONTINUE TO PERFORM
                  ITS OBLIGATIONS UNDER THIS CONTRACT PENDING FINAL RESOLUTION OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS CONTRACT, UNLESS TO DO SO WOULD BE IMPOSSIBLE OR IMPRACTICABLE UNDER THE CIRCUMSTANCES.

                           (viii) NOTHING IN THIS SECTION 17.14 SHALL LIMIT THE
                  PARTNERS' RIGHTS TO OBTAIN PROVISIONAL, ANCILLARY OR EQUITABLE RELIEF FROM A COURT OF COMPETENT JURISDICTION.

                  (d) EXPENSES. EACH PARTY SHALL PAY ITS OWN EXPENSES OF ARBITRATION AND THE EXPENSES OF THE ARBITRATORS SHALL BE EQUALLY SHARED; PROVIDED, HOWEVER, IF IN THE OPINION OF THE ARBITRATORS ANY CLAIM BY EITHER PARTY HEREUNDER OR ANY DEFENSE OR OBJECTION THERETO BY THE OTHER PARTY WAS UNREASONABLE AND NOT MADE IN GOOD FAITH, THE ARBITRATORS MAY ASSESS, AS PART OF THE AWARD, ALL OR ANY PART OF THE ARBITRATION EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) OF THE OTHER PARTY AND OF THE ARBITRATORS AGAINST THE PARTY RAISING SUCH UNREASONABLE CLAIM, DEFENSE, OR OBJECTION. NOTHING HEREIN SET FORTH SHALL PREVENT THE PARTIES FROM SETTLING ANY DISPUTE BY MUTUAL AGREEMENT AT ANY TIME.

         Section 17.15. WAIVER. EACH PARTNER WAIVES ANY RIGHT THAT THE PARTNER MAY HAVE TO COMMENCE ANY ACTION IN ANY COURT WITH RESPECT TO ANY DISPUTE AMONG THE PARTNERS RELATING TO OR ARISING UNDER THIS AGREEMENT OR THE RIGHTS OR OBLIGATIONS OF ANY PARTNER HEREUNDER, OTHER THAN AN ACTION BROUGHT TO ENFORCE THE ARBITRATION PROVISIONS OF SECTION 17.14 HEREOF. THE PARTNERS AGREE THAT ANY SUCH ACTION SHALL BE BROUGHT (AND VENUE FOR ANY SUCH ACTION SHALL BE APPROPRIATE) IN DALLAS, TEXAS.

         Section 17.16. U.S. Dollars. Any reference in this Agreement to "dollars," "funds" or "sums" or any amounts denoted with a "$" shall be references to United States dollars.

                      [FOLLOWING ARE THE SIGNATURE PAGES.]

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement on the ____ day of _____________, 2001.

GENERAL PARTNER:

DORCHESTER MINERALS MANAGEMENT GP LLC


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


LIMITED PARTNERS:

SAM PARTNERS, LTD.

By:    SAM Partners Management, Inc., its general partner



         By:
            -------------------------------
              H. C. Allen, Jr., Secretary


VAUGHN PETROLEUM, LTD.

By:    VPL (GP), LLC, its general partner



By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------


SMITH ALLEN OIL & GAS, INC.



By:
   ----------------------------------------
    William Casey McManemin, Vice President

P.A. PEAK HOLDINGS LP, a Delaware limited partnership

By:   Peak Limited Liability Company No. 1,
      a Texas limited liability company, its General Partner



By:
   ----------------------------------------
         Preston A. Peak, President


JAMES E. RALEY GENERAL PARTNERSHIP,
a Delaware general partnership

By:   YELAR LLC, a Texas limited liability company,
      its General Partner


By:
   ----------------------------------------
         James E. Raley, President


By:   YELAR LP, a Texas limited partnership,
      is General Partner


By:
   ----------------------------------------
         James E. Raley, President


And joined in for the limited purpose of agreeing to the substitution of Peak LP as a Limited Partner of the Partnership in lieu of P.A. Peak, Inc.:

P. A. Peak, Inc.,
a Delaware corporation

By:
   ----------------------------------------
         Preston A. Peak, President

                                    EXHIBIT A
                         Transfer Restriction Agreement

                                   SCHEDULE I

                 Capital Contributions under Original Agreement



      GENERAL PARTNER:

      DORCHESTER MINERALS                        $    1.99
      MANAGEMENT GP LLC


      LIMITED PARTNERS:

      VAUGHN                                     $  576.13
      SAM                                           576.13
      SAOG                                          561.81
      PEAK LP                                       136.97
      RALEY GP                                      136.87
                                                 ---------
                                                 $1,990.00

                                   SCHEDULE II

                  Additional Capital Contributions Pursuant to
                             Contribution Agreement





                                                  PROPERTY CONTRIBUTED            FAIR MARKET VALUE
                                                  --------------------            -----------------
   GENERAL PARTNER:

   DORCHESTER MINERALS MANAGEMENT GP LLC

   LIMITED PARTNERS:

   VAUGHN
   SAM
   SAOG
   PEAK LP
   RALEY GP
            ---------------------------------------------------------------------------------------


                                    EXHIBIT C

                      FORM OF TRANSFER RESTRICTION AGREEMENT

                         TRANSFER RESTRICTION AGREEMENT
                    OF DORCHESTER MINERALS MANAGEMENT GP LLC
                      AND DORCHESTER MINERALS MANAGEMENT LP

                                DECEMBER 13, 2001

                                TABLE OF CONTENTS



                                                                                                               PAGE
                                                                                                               ----
I.      DEFINITIONS...............................................................................................1

         Section 1.1.    Definitions..............................................................................1


II.     RESTRICTIONS ON TRANSFER..................................................................................4

         Section 2.1.    General Restriction on Transfer..........................................................4

         Section 2.2.    No Separate Transfers of Company Ownership and Partnership Ownership Interests...........4

         Section 2.3.    Securities Laws Restrictions.............................................................5

         Section 2.4.    Continuation of Restrictions After Transfer..............................................5


III.    PERMITTED TRANSFERS.......................................................................................5

         Section 3.1.    Permitted Affiliate Transfers............................................................5

         Section 3.2.    Permitted Familial Transfers.............................................................5

         Section 3.3.    Pledges and Security Interests...........................................................6


IV.     PERMITTED SALES SUBJECT TO RIGHT OF FIRST REFUSAL.........................................................6

         Section 4.1.    Sale of Ownership Interests..............................................................6

         Section 4.2.    Notice of Sale...........................................................................6

         Section 4.3.    Right of First Refusal...................................................................6

         Section 4.4.    Exercise of Option.......................................................................6

         Section 4.5.    Allocation of Interest Among Remaining Holders...........................................7

         Section 4.6.    Closing of Sale..........................................................................7

         Section 4.7.    Failure to Exercise Option...............................................................7


V.      PURCHASE OPTIONS..........................................................................................7

         Section 5.1.    Purchase Events..........................................................................7

         Section 5.2.    Notice of Sale...........................................................................9

         Section 5.3.    Purchase Option..........................................................................9

         Section 5.4.    Exercise of Purchase Option..............................................................9

         Section 5.5.    Allocation of Interest Among Remaining Holders...........................................9

         Section 5.6.    Closing of Sale..........................................................................9

         Section 5.7.    Failure to Exercise Option...............................................................9

         Section 5.8.    Purchase Price..........................................................................10

                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                                                               PAGE
                                                                                                               ----
         Section 5.9.    Procedure for Appraisal and Determination of Fair Market Value..........................10

         Section 5.10.   Effect on Seller's Interest.............................................................10

         Section 5.11.   Applicability to Transferees............................................................11

VI.     TAKE ALONG RIGHT.........................................................................................11

         Section 6.1.    Transactions Covered....................................................................11

         Section 6.2.    Notice..................................................................................11

         Section 6.3.    Election to Participate.................................................................11

         Section 6.4.    Title...................................................................................12


VII.    OTHER PROVISIONS APPLICABLE TO TRANSFERS.................................................................12

         Section 7.1.    Waiver of Rights to Object..............................................................12

VIII.   NOTICES..................................................................................................12

         Section 8.1.    Methods of Giving Notice................................................................12

         Section 8.2.    Waiver of Notice........................................................................12

IX.     MISCELLANEOUS............................................................................................12

         Section 9.1.    Execution in Counterparts...............................................................12

         Section 9.2.    Address and Notice......................................................................12

         Section 9.3.    Further Assurances......................................................................14

         Section 9.4.    Titles and Captions.....................................................................14

         Section 9.5.    Number and Gender of Pronouns...........................................................14

         Section 9.6.    Entire Agreement........................................................................14

         Section 9.7.    Amendment...............................................................................14

         Section 9.8.    Agreement Binding.......................................................................14

         Section 9.9.    Waiver..................................................................................14

         Section 9.10.   Remedies................................................................................15

         Section 9.11.   GOVERNING LAW...........................................................................15

         Section 9.12.   DISPUTE RESOLUTION......................................................................15

         Section 9.13.   WAIVER..................................................................................17

         Section 9.14.   U.S. Dollars............................................................................18

                         TRANSFER RESTRICTION AGREEMENT
                    OF DORCHESTER MINERALS MANAGEMENT GP LLC
                      AND DORCHESTER MINERALS MANAGEMENT LP


         This Transfer Restriction Agreement (the "Agreement") dated as of December 13, 2001 (the "Effective Date"), is entered into by and among Dorchester Minerals Management LP, a Delaware limited partnership (the "Partnership"), Dorchester Minerals Management GP LLC, a Delaware limited liability company (the "Company"), SAM Partners, Ltd., a Texas limited partnership ("SAM"), Vaughn Petroleum, Ltd., a Texas limited partnership ("Vaughn"), Smith Allen Oil & Gas, Inc., a Texas corporation ("SAOG"), P.A. Peak Holdings LP, a Delaware limited partnership ("Peak LP") and James E. Raley General Partnership, a Delaware general partnership ("Raley GP"). Each of SAM, Vaughn, SAOG, Peak LP and Raley GP is a "Holder " and, collectively, they are sometimes referred to as the "Holders."

                                   WITNESSETH

         WHEREAS, the Holders are the members of the Company and the limited partners of the Partnership of which the Company is the general partner;

         WHEREAS, the Amended and Restated Limited Liability Company Agreement of Dorchester Minerals Management GP LLC (the "LLC Agreement") and the Amended and Restated Limited Partnership Agreement of Dorchester Minerals Management LP ("Limited Partnership Agreement"), each of which has been executed and delivered by the Holders contemporaneously with this Agreement, each contemplates that the Holders, in their capacities as members of the Company and limited partners of the Partnership, will become parties to this Agreement providing for certain restrictions upon the transfer of, and certain rights to purchase and obligations to sell, ownership interests held by the Holders in the Company and limited partnership interests held by the Holders in the Partnership;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree upon the terms and conditions set forth herein:

                                 I. DEFINITIONS

         Section 1.1. Definitions. The following terms shall have the following meanings when used in this Agreement:

         "AAA" means the American Arbitration Association and the office thereof located in Dallas, Texas.

         "Acceptance Notice" shall mean a notice by a Remaining Holder to a Selling Holder that the Remaining Holder is exercising its right to purchase Ownership Interests of the Selling Holder pursuant to Article IV or Article V, as applicable.

         "Affiliate" shall mean, with respect to any Person, (i) any other Person or Group of Persons beneficially owning eighty percent (80%) or more of the outstanding equity ownership interests of such Person, (ii) any other Person eighty percent (80%) or more of the outstanding equity ownership interests of which are beneficially owned by such Person or (iii) any other Person eighty percent (80%) or more of the outstanding equity ownership interests of which are beneficially owned by a third Person or Group of Persons who beneficially own eighty percent (80%) or more of the outstanding voting securities of such Person.

         "Affiliate Transfer" shall have the meaning set forth in Section 3.1 of the Agreement.

         "Agreement" shall mean this Transfer Restriction Agreement.

         "Beneficially own," "beneficially owned" and "beneficial ownership" shall mean voting power which includes the power to vote, or to direct the voting of, a security and investment power, which includes the power to dispose or to direct the disposition of, a security.

         "Business Day" shall mean any day other than Saturday or Sunday or any other day upon which banks in Dallas, Texas are permitted or required by law to close.

         "Company" shall have the meaning set forth in the Preamble to this Agreement.

         "Company Ownership Interest" shall mean the member interest in the Company held by a Holder.

         "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

         "Electing Participant" shall have the meaning set forth in Section 6.3 of this Agreement.

         "Electing Purchasers" shall mean the Remaining Holders who elect to participate in the purchase of a Selling Holder's Ownership Interest pursuant to
Article IV or Article V, as applicable.

         "Familial Transfer" shall have the meaning set forth in Section 3.2 of this Agreement.

         "Family Members" shall mean as to any individual only such individual's spouse, son(s), daughter(s), grandchildren, mother, father, aunt(s), uncle(s), niece(s) or nephew(s) and shall include any Person so related by adoption if adopted before age eighteen (18).

         "Group of Persons" shall mean not more than five (5) Persons.

         "Holder" or "Holders" shall mean SAM, Vaughn, SAOG, Peak LP, Raley GP and any assignee of all or any part of their respective interests in the Company or the Partnership.

         "Holder Consent" shall mean (i) as to a proposed transfer to another Holder, approval by both (A) Partners owning a majority of the Partnership Ownership Interest (measured by Partnership Ownership Percentage) and (B) Members owning a majority of the Company Ownership Interest (measured by Company Ownership Percentage) and (ii) as to a proposed transfer to a Person other than another Holder, approval by both (A) Partners owning a majority of the Partnership Ownership Interest (measured by Partnership Ownership Percentage) owned by Partners not involved in the proposed transfer and (B) Members owning a majority of the Company Ownership Interest (measured by Company Ownership Percentage) owned by Members not involved in the proposed transfer. Holder Consent may be given or withheld in the sole discretion of the Members and Partners.

         "LLC Agreement" shall have the meaning set forth in the Preamble to this Agreement.

         "Limited Partnership Agreement" shall have the meaning set forth in the Preamble to this Agreement.

         "Majority Seller" shall have the meaning set forth in Section 6.1 hereof.

         "Member" or "Members" shall mean SAM, Vaughn, SAOG, Peak LP, Raley GP and any assignee of all or any part of their respective interests in the Company who is admitted to the Company as a Member in conformity with the provisions of the LLC Agreement.

         "Offered Interest" shall mean a Selling Holder's Ownership Interest that is subject to purchase under Article IV or Article V, as applicable.

         "Option Period" shall mean the sixty (60) day period specified in
Section 4.3 or Section 5.3, as applicable.

         "Ownership Interests" of a Holder shall mean, collectively, the Partnership Ownership Interest and the Company Ownership Interest held by such Holder.

         "Partner" or "Partners" shall mean SAM, Vaughn, SAOG, Peak LP, Raley GP and any assignee of all or any part of their respective interests in the Partnership who is admitted to the Partnership as a Partner in conformity with the provisions of the Limited Partnership Agreement.

         "Partnership" shall have the meaning set forth in the Preamble to this Agreement.

         "Partnership Ownership Interest" shall mean the limited partnership interest in the Partnership held by a Holder.

         "Partnership Ownership Percentage" shall mean the percentage of the limited partnership interest in the Partnership held by a Holder and shall mean 20.5% for Vaughn, 20.5% for SAM, 20.0% for SAOG, 19.5% for Peak LP and 19.5% for Raley GP, until adjusted in accordance with the Limited Partnership Agreement.

         "Person" shall mean an individual person, partnership, limited partnership, limited liability company, trust, corporation or other entity or organization.

         "Pro Rata Portion" shall mean a portion of an Offered Interest represented by a fraction, the numerator of which is the Proportionate Share of the purchasing Holder and the denominator of which is the total of the Proportionate Shares of all the purchasing Holders.

         "Proportionate Share" shall mean the "Ownership Percentage" (as determined in accordance with the LLC Agreement) of a Holder divided by the total "Ownership Percentage" (as determined in accordance with the LLC Agreement) of all Holders.

         "Purchase Event" shall have the meaning set forth in Section 5.1 hereof.

         "Purchase Event Notice" shall have the meaning set forth in Section 5.2 hereof.

         "Remaining Holders" shall mean all Holders other than the Selling Holder or, in the case of Article VI, other than the Holder or Holders comprising the Majority Seller.

         "RFR Notice" shall have the meaning set forth in Section 4.2 hereof.

         "Selling Holder" shall mean a Holder whose Ownership Interest is the subject of a sale under Article IV or a purchase option under Article V.

         "Selling Party" shall have the meaning set forth in Section 6.3 hereof.

         "Subject Interest" shall have the meaning set forth in Section 6.2 hereof.

         "Take Along Notice" shall have the meaning set forth in Section 6.2 hereof.

         "Take Along Option Period" shall have the meaning set forth in Section
6.3 hereof.

         "Third Appraiser" shall have the meaning set forth in Section 5.9 hereof.

                          II. RESTRICTIONS ON TRANSFER

         Section 2.1. General Restriction on Transfer. Except as expressly provided to the contrary in this Agreement, no Holder may assign, sell or otherwise transfer by operation of law or otherwise, any of its right, title or interest or any portion thereof of such Holder's Ownership Interest unless such Holder shall first obtain Holder Consent and comply with the requirements of
Article IV hereof. Any purported or attempted assignment, sale or transfer of all or any part of a Holder's Ownership Interest made in violation of this Agreement shall be null and void.

         Section 2.2. No Separate Transfers of Company Ownership and Partnership Ownership Interests. The provisions of this Section 2.2 shall apply to all assignments, sales or other transfer of Ownership Interests, whether or not permitted under any other provision of this Agreement. It is the intent of the parties hereto that assignments, sales and other transfers of Company Ownership Interests and Partnership Ownership Interests be made only as a unit so that the ownership of the Company Ownership Interests and the Partnership Ownership Interests are held in the same relative proportions by the Holders or other owners thereof. Accordingly, no Holder may assign, sell or otherwise transfer all or any portion of a Company Ownership Interest or a Partnership Ownership Interest to any Person, including, without limitation, pursuant to an assignment, sale or other transfer permitted under other provisions of this Agreement, unless the Holder also simultaneously assigns, sells or transfers to the same Person the same relative portion of his respective Partnership Ownership Interest or Company Ownership Interest.

         Section 2.3. Securities Laws Restrictions. Notwithstanding any other provision of this Agreement, no transfer of an Ownership Interest may be made if the transfer would violate any federal or state securities laws. The Company or the Partnership may require evidence satisfactory to it in its reasonable discretion of compliance with such laws.

         Section 2.4. Continuation of Restrictions After Transfer. In the event of any permitted transfer of an Ownership Interest pursuant to this Agreement, the interest so transferred shall remain subject to all terms and provisions of this Agreement, including this Section 2.4, and the transferee shall be deemed, by accepting the interest so transferred, to have assumed all the liabilities and unperformed obligations, under this Agreement or otherwise, which are appurtenant to the interest so transferred; shall hold such interest subject to all unperformed obligations of the transferor Holder; and shall agree in writing to the foregoing if requested by the Company or any Holder.

                            III. PERMITTED TRANSFERS

         Section 3.1. Permitted Affiliate Transfers. Notwithstanding Section 2.1 hereof, but subject to Sections 2.2 and 2.3 and Article V hereof, without the consent of the other Holders and without compliance with Articles IV or VI, any Holder may transfer any or all of its Ownership Interest to:

                           (i) any Affiliate of such Holder; or

                           (ii) any liquidating trust or other trust if a Person
                  or Group of Persons who beneficially own all of the equity ownership interests in the Holder are collectively the beneficiaries of eighty percent (80%) or more of the assets of such trust.

A transfer permitted under this Section 3.1 is referred to herein as an "Affiliate Transfer".

         Section 3.2. Permitted Familial Transfers. Notwithstanding Section 2.1 hereof, but subject to Sections 2.2 and 2.3 and Article V hereof, without the consent of the other Holders and without compliance with Articles IV or VI, any Holder may transfer any or all of its Ownership Interest to:

                           (i) any Family Member of such Holder or of a Person
                  who is the beneficial owner of a majority of the equity ownership interests of such Holder;

                           (ii) any partnership, limited partnership, limited
                  liability company, corporation or other entity or organization eighty percent (80%) or more of the equity ownership interests of which are beneficially owned, collectively, by one or more Family Member(s) of such Holder or of a Person who is the beneficial owner of a majority of the equity ownership interests of such Holder; or

                           (iii) any trust, if one or more Family Members of
                  such Holder or of a Person who is the beneficial owner of a majority of the equity ownership interests in such Holder are collectively the beneficiaries of eighty percent (80%) or more of the assets of such trust.

The provisions of this Section 3.2 shall not be applicable to transfers that are also subject to Section 5.1(x) hereof. A transfer permitted under this Section
3.2 is referred to herein as a "Familial Transfer".

         Section 3.3. Pledges and Security Interests. Notwithstanding Section
2.1 hereof, but subject to Sections 2.2, 2.3 and Article V hereof, without the consent of the other Holders and without compliance with Articles IV and VI, any Holder may pledge or grant a security interest in its Ownership Interest to a bank or other lending institution to secure an obligation for borrowed money created in a bona fide financing transaction (a "Pledge") provided that the pledgee or holder of the security interest shall agree in writing, for the benefit of the other Holders, (i) that the Ownership Interest that is the subject of such pledge or security interest is subject to this Agreement, (ii) to give each Member not less than sixty (60) days prior written notice of any proposed foreclosure, sale, taking or other disposition of any Ownership Interest pursuant to, as a result of or in connection with such Pledge, and
(iii) that the rights of the Members under Article V hereof, including, without limitation, Sections 5.1(xii) and 5.11 thereof, shall apply to any such proposed foreclosure, sale, taking or other disposition and to the Ownership Interest subject to such Pledge.


              IV. PERMITTED SALES SUBJECT TO RIGHT OF FIRST REFUSAL

         Section 4.1. Sale of Ownership Interests. If the Selling Holder desires to effect a Sale, as hereinafter defined, of all or a part of its Ownership Interest to any Person other than pursuant to Sections 3.1 or 3.2 hereof, then, in addition to obtaining Holder Consent pursuant to Section 2.1, the Selling Holder shall comply with the provisions of this Article IV. For purposes of this Agreement, the term "Sale" shall mean any transfer for value of any Ownership Interests, directly or indirectly, including, without limitation, any such transfer pursuant to a transaction, or a series of related transactions, as a consequence of which any Ownership Interests are assigned or transferred to an Affiliate of the transferor of such Ownership Interests, which Affiliate simultaneously or subsequently engages in any business combination with a Person which is not an Affiliate of the original transferor of such Ownership Interest.

         Section 4.2. Notice of Sale. The Selling Holder must give written notice (the "RFR Notice") to all Remaining Holders of the specific terms and provisions of the proposed sale, including therewith copies of all relevant documents and other information pertaining to the proposed transaction.

         Section 4.3. Right of First Refusal. The delivery of the RFR Notice shall automatically grant to the Remaining Holders an option to purchase the Ownership Interest or portion thereof being offered for sale (an "Offered Interest") on the same terms and provisions specified therein for a period of ninety (90) days from the date of the RFR Notice (an "Option Period").

         Section 4.4. Exercise of Option. The Remaining Holders shall give written notice to the Selling Holder prior to the expiration of the Option Period (an "Acceptance Notice"), if they desire to exercise their option to purchase the Offered Interest.

         Section 4.5. Allocation of Interest Among Remaining Holders. The Acceptance Notice shall specify the portion of the Offered Interest that each Remaining Holder who elects to participate (an "Electing Purchaser") in the purchase desires to purchase. The Electing Purchasers, collectively, may not purchase less than all of the Offered Interest. If the Electing Purchasers cannot agree upon the portion of the Offered Interest that each shall purchase, each Electing Purchaser may send a separate Acceptance Notice agreeing to purchase its Pro Rata Portion of the Offered Interest. In that case, each Electing Purchaser shall be entitled to purchase its Pro Rata Portion of the Company Ownership Interest and Partnership Ownership Interest comprising the Offered Interest.

         Section 4.6. Closing of Sale. The closing of the sale of the Offered Interest to the Electing Purchasers shall take place at the principal place of business of the Company ten (10) days after the end of the Option Period (or, if such day is not a Business Day, the following Business Day), or at such other place and time as agreed to by the Selling Holder and the Electing Purchasers.

         Section 4.7. Failure to Exercise Option. Subject to Section 2.5 hereof, if the right of first refusal option under this Article IV is not exercised within the Option Period as to all of the Offered Interest, or if the Electing Purchasers default on their obligation to purchase all of the Offered Interest, the Selling Holder may sell or transfer all but not less than all of the Offered Interest within ten (10) days thereafter to the prospective purchaser named in the RFR Notice at a price and on terms no more favorable to such purchaser than described in the RFR Notice, during which time such transfer shall be considered a permitted transfer hereunder and the prospective purchaser a permitted transferee hereunder. The Selling Holder shall not otherwise sell or transfer the Offered Interest to any Person without again complying with the terms of this Agreement.

                               V. PURCHASE OPTIONS

         Section 5.1. Purchase Events. In the event that any of the following (each a "Purchase Event") shall have occurred to or in respect of a Selling Holder, the Remaining Holders shall have the right upon the terms set forth in this Article V to purchase the entire Ownership Interest of the Selling Holder (or, in the case of a Purchase Event pursuant to Section 5.1(x) below, such portion of the Selling Holder's Ownership Interest as is assigned, sold, or otherwise transferred as described in Section 5.1(x)):

                           (i) the Selling Holder shall make an assignment for
                  the benefit of creditors, commence (as the debtor) a case in bankruptcy, or commence (as the debtor) any proceeding under any other insolvency law; or

                           (ii) a case in bankruptcy or any other proceeding
                  under any other insolvency law is commenced against the Selling Holder (as the debtor) and is consented to by the Selling Holder or remains undismissed for sixty (60) days, or the Selling Holder consents to or admits the material allegations against it in any such case or proceeding; or

                           (iii) a trustee, receiver, agent, liquidator or
                  sequestrator (however named) is appointed with respect to the Selling Holder (as the debtor) and is consented to by the Selling Holder or remains undismissed for sixty (60) days, or the Selling Holder consents to or admits the material allegations against it in any such case or proceeding; or

                           (iv) a trustee, receiver, agent, liquidator or
                  sequestrator (however named) is appointed or authorized to take charge of all or substantially all of the property of the Selling Holder for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of creditors and such appointment or authorization is consented to by the Selling Holder or is not overturned within ninety (90) days; or

                           (v) the Selling Holder shall suffer any writ of
                  attachment or execution or any similar process to be issued or levied against the interests of the Selling Holder in the Ownership Interest which is not released, stayed, bonded or vacated within ninety (90) days after its issue or levy; or

                           (vi) the Selling Holder shall fail to perform any of
                  its obligations under this Agreement in a material respect and such failure continues for a period of at least thirty (30) days after written notice thereof from the Company, the Partnership or any Holder; or

                           (vii) any attempted assignment or hypothecation by
                  the Selling Holder of any of its rights or interest in the Company, the LLC Agreement, the Partnership, the Limited Partnership Agreement or this Agreement, except as expressly permitted by this Agreement; or

                           (viii) the Selling Holder shall commence to dissolve
                  or wind-up and liquidate the assets of its business otherwise than in connection with a transfer permitted under Section 3.1 or 3.2; or

                           (ix) the Selling Holder shall become deceased or be
                  declared legally incompetent to administer his affairs and either an executor, administrator or guardian of such Selling Holder's estate has not been appointed within ninety (90) days of such event or such Selling Holder's interest is not transferred pursuant to a Familial Transfer within one (1) year of such event; or

                           (x) as a result of a divorce, separation or other
                  domestic relations or family law proceeding an order is entered purporting to assign, transfer or divide ownership of, or to require the Selling Holder to assign, sell or otherwise transfer, all or any interest in Selling Holder's Ownership Interest, and either such order is not overturned within ninety (90) days or Selling Holder has not otherwise obtained sole ownership of the Ownership Interest within such period; or

                           (xi) the Selling Holder or any Affiliate thereof, by
                  entry of a final judgment, order or decree of a court or governmental agency having proper jurisdiction, shall be declared guilty of a felony involving moral turpitude, fraud or wrongdoing in connection with any business activity.

                           (xii) any Person to whom a pledge or security
                  interest has been granted pursuant to Section 3.3 hereof gives notice of any proposed foreclosure, sale, taking or other disposition of any Ownership Interest of the Selling Holder or otherwise initiates, or attempts to initiate, any exercise of rights of foreclosure, sale, taking or other disposition with respect to any Ownership Interest of the Selling Holder.

         Section 5.2. Notice of Sale. As soon as reasonably practicable following the occurrence of a Purchase Event, the Selling Holder shall give written notice (the "Purchase Event Notice") of the Purchase Event to all Remaining Holders. If the Selling Holder shall fail or refuse to give the Purchase Event Notice, the Company may, but shall have no obligation to, give the Purchase Event Notice.

         Section 5.3. Purchase Option. During the sixty (60) day period following receipt of the Purchase Event Notice, the Remaining Holders may elect to exercise their right to purchase the Selling Holder's Ownership Interest (an "Offered Interest") under this Section 5.3 (an "Option Period"). Then upon the expiration of the Option Period such right to purchase the Selling Holder's Ownership Interest hereunder shall terminate, unless and until another Purchase Event shall occur with respect to the Selling Holder at which time the provisions of this Article V shall again be applicable to such Selling Holder's Ownership Interest.

         Section 5.4. Exercise of Purchase Option. The Remaining Holders shall give written notice to the Selling Holder prior to the expiration of the Option Period (an "Acceptance Notice"), if they desire to exercise their option to purchase the Offered Interest.

         Section 5.5. Allocation of Interest Among Remaining Holders. The Acceptance Notice shall specify the portion of the Offered Interest that each Remaining Holders who elects to participate (an "Electing Purchaser") in the purchase shall purchase. The Electing Purchasers, collectively, may not purchase less than all of the Offered Interest. If the Electing Purchasers cannot agree upon the portion of the Offered Interest that each shall purchase, each Electing Purchasers may send a separate Acceptance Notice agreeing to purchase its Pro Rata Portion of the Offered Interest. In that case, each Electing Purchaser shall be entitled to purchase its Pro Rata Portion of the Company Ownership Interest and Partnership Ownership Interest comprising the Offered Interest.

         Section 5.6. Closing of Sale. The closing of the sale of the Offered Interest to the Electing Purchasers shall take place at the principal place of business of the Company thirty (30) days after the end of (i) the Option Period (or, if such day is not a Business Day, the following Business Day), or (ii) such longer period as may be required to complete the appraisal under Section 5.9, or at such other place and time as agreed to by the Selling Holder and the Electing Purchaser.

         Section 5.7. Failure to Exercise Option. If the purchase option under this Article V is not exercised within the Option Period as to all of the Offered Interest, or if the Electing

Purchasers default on their obligation to purchase all of the Offered Interest, the Selling Holder shall not otherwise sell or transfer any of the Offered Interest to any Person without again complying with the terms of this Agreement.

         Section 5.8. Purchase Price. The amount of the purchase price for the Selling Holder's Ownership Interest (unless agreed upon by the Selling Holder and the Remaining Holders electing to participate in the purchase) shall be determined in accordance with Section 5.9 hereof.

         Section 5.9. Procedure for Appraisal and Determination of Fair Market Value. Unless the Electing Purchasers and Selling Holder shall mutually agree upon the value for the Offered Interest, the value of the Offered Interest shall be determined by appraisal hereunder. The appraised value of the Offered Interest shall be determined within thirty (30) days after selection, by a single independent appraiser selected by agreement between the Electing Purchasers and Selling Holder (or its estate or representative) and such appraiser in turn may rely on other experts. If the Electing Purchasers and Selling Holder (or its estate or representative) cannot agree on a single independent appraiser within thirty (30) days after the delivery of the Acceptance Notice by the Electing Purchasers to the Selling Holder, then the Electing Purchasers, as a group, and the Selling Holder (or its estate or representative) shall each designate an independent appraiser, which appraisers shall meet within ten (10) days after their designation and proceed to determine the value of the Offered Interest within thirty (30) days of such initial meeting. If, during such thirty (30) day period, the two appraisers cannot reach agreement on the value of the Offered Interest, then, if the higher appraisal does not equal or exceed 105% of the lower appraisal, the arithmetic average of the appraisals designated by the appraisers shall be deemed to be the value of the Offered Interest; provided, however, that if the higher appraisal exceeds 105% of the lower appraisal, then the appraisers shall jointly appoint a third appraiser (the "Third Appraiser") within ten (10) days after the expiration of such thirty (30) day period, whereupon the appraisal that is neither the highest nor the lowest of the three (3) appraisals shall be deemed to be the value of the Offered Interest and be binding and conclusive on the parties hereto. If any appraiser shall fail, refuse or become unable to act, a new appraiser shall be appointed in his place following the same method as was originally followed with respect to the appraiser to be replaced. If a single independent appraiser is selected by agreement between the Electing Purchasers, as a group, and the Selling Holder (or its estate or representative), the fees and expenses of such appraiser shall be borne equally by such parties; if the Electing Purchasers, as a group, and the Selling Holder (or its estate or representative) each designate appraisers, the fees and expenses of each such designated appraiser shall be borne by the party designating same; and if a Third Appraiser is designated, the fees and expenses of such Third Appraiser shall be borne equally by the Electing Purchasers and the Selling Holder (or its estate or representative). Any appraiser designated to serve in accordance with this Section 5.9 shall be independent of the party designating such appraiser. The determination of the value of the Offered Interest hereunder shall be conclusive on all parties. At any time during or following the determination of the value of the Offered Interest by any appraiser, the Electing Purchasers may elect to terminate their exercise of the option to purchase the Offered Interest, but in that case, the Electing Purchasers shall pay the fees and expenses of the appraiser selected by the Selling Holder and Third Appraiser, as well as its own appraiser.

         Section 5.10. Effect on Seller's Interest. Without limiting the generality of any other provision of this Agreement, upon the sale of the Offered Interest under this Article V, the

Selling Holder, without further action, will have no rights in the Partnership or the Company or against the Partnership or the Company or any Member or Partner other than the right to receive payment for the Offered Interest in accordance with this Article.

         Section 5.11. Applicability to Transferees. The rights of the Remaining Holders under this Article V shall not be affected or diminished by any assignment, sale or transfer of an Ownership Interest effected in connection with any Purchase Event or any order purporting to effect or to require any such assignment, sale or transfer, and any such Ownership Interest shall remain subject to the provisions of this Agreement irrespective of any such assignment, sale or transfer, whether or not completed, and the assignee, purchaser or transferee shall take subject to the provisions of this Agreement and shall be bound thereby to the same extent as the Selling Holder.

                              VI. TAKE ALONG RIGHT

         Section 6.1. Transactions Covered. In the event that one or more Holders who collectively hold a majority of the Ownership Interests ("Majority Seller") propose to transfer all or any part of its or their Ownership Interests constituting majority of all the Ownership Interests in a single transaction or a series of related transactions to any Person other than pursuant to an Affiliate Transfer, a Familial Transfer or a Pledge, then such Holder or Holders shall first comply with this Article VI in addition to compliance with Article IV hereof.

         Section 6.2. Notice. The Majority Seller shall give written notice (the "Take Along Notice") to each Remaining Holder, contemporaneously with the RFR Notice under Section 4.2 and, to the extent not specified therein, identifying that portion of the Majority Seller's Ownership Interest which it desires to transfer (the "Subject Interest"), the intended method of the transfer, the price the Majority Seller desires to receive for the Subject Interest, the proposed transfer date, and all other pertinent terms thereof, including, if known, the identity of any proposed buyer or buyers of the Subject Interest.

         Section 6.3. Election to Participate. Any Remaining Holder may elect to participate in the contemplated transfer by delivering a written notice to the Majority Seller, within sixty (60) days (the "Take-Along Option Period") after receipt of the Take Along Notice, specifying that portion of the Remaining Holder's Ownership Interest (which may be all of such Ownership Interest) which such Remaining Holder elects to sell. Each such Remaining Holder who so elects (an "Electing Participant") shall have the right to transfer in the contemplated transaction, at the same price and on the same terms, all or any portion of its Ownership Interest, except as limited in the following sentence. If the Electing Participants and the Majority Seller (singularly, a "Selling Party", and collectively, the "Selling Parties") in the aggregate elect to sell a larger portion of the Ownership Interest than the proposed buyer or buyers wish to purchase, then each Selling Party shall be entitled to sell to such buyer or buyers that percentage of its Ownership Interest which is equal to the percentage of the Ownership Interest to be so purchased by such buyer or buyers from all the Selling Parties multiplied by a fraction the numerator of which is the percentage of the Ownership Interest such Selling Party has specified in its notice under the first sentence of this Section that it elects to sell (without reference to the limitation imposed by this sentence) and the denominator of which is the aggregate percentage of the Ownership Interests all of such Selling Parties elect to sell (without reference to the limitation imposed by this sentence).

         Section 6.4. Title. The Ownership Interest proposed to be transferred by each Majority Seller and Electing Participant shall be transferred free and clear of all liens, claims and encumbrances of any kind (other than those imposed by federal and state securities laws, this Agreement, the LLC Agreement or the Limited Partnership Agreement).

                  VII. OTHER PROVISIONS APPLICABLE TO TRANSFERS

         Section 7.1. Waiver of Rights to Object. All Holders acknowledge that the methods provided for in this Agreement for determining the price of an Offered Interest, a Subject Interest or an Ownership Interest are fair as to dates used, notices, terms and in all other respects, and are administratively and in substance superior to other methods. Each Holder waives any right that it may have to use any other method to determine the value of any Offered Interest, a Subject Interest or an Ownership Interest in connection with this Agreement.

                                  VIII. NOTICES

         Section 8.1. Methods of Giving Notice. Whenever any notice is required to be given to any Holder under the provisions of any applicable law or this Agreement, it shall be given in writing and delivered personally or delivered by facsimile communication to such Holder at such address (and at such member facsimile) as appears on the books of the Company, and such notice shall be deemed to be given at the time the recipient actually receives the notice in the case of personal delivery or the sender receives electronic confirmation of delivery with respect to any notice given by facsimile communication.

         Section 8.2. Waiver of Notice. Whenever any notice is required to be given to any Holder under the provisions of any applicable law or this Agreement, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                IX. MISCELLANEOUS

         Section 9.1. Execution in Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

         Section 9.2. Address and Notice. The address of each Holder for all purposes shall be as follows:


                           If to Vaughn:
                           3738 Oak Lawn Ave., Suite 101
                           Dallas, Texas  75219
                           Attention: Benny D. Duncan
                           Telecopy No.: (214) 522-7433

                           With copies to:
                           Joe Dannenmaier
                           Thompson & Knight L.L.P.
                           1700 Pacific Avenue, Suite 3300
                           Dallas, Texas 75201
                           Telecopy No.: (214) 969-1751


                           If to SAM:
                           3738 Oak Lawn Ave., Suite 300
                           Dallas, Texas 75219
                           Attention: H. C. Allen, Jr.
                           Telecopy No.: (214) 559-0301

                           With copies to:
                           Joe Dannenmaier
                           Thompson & Knight L.L.P.
                           1700 Pacific Avenue, Suite 3300
                           Dallas, Texas 75201
                           Telecopy No.: (214) 969-1751


                           If to SAOG:
                           3738 Oak Lawn Ave., Suite 300
                           Dallas, Texas 75219
                           Attention: William Casey McManemin
                           Telecopy No.: (214) 559-0301

                           With copies to:
                           Joe Dannenmaier
                           Thompson & Knight L.L.P.
                           1700 Pacific Avenue, Suite 3300
                           Dallas, Texas 75201
                           Telecopy No.: (214) 969-1751


                           If to Peak LP:
                           1919 S. Shiloh Rd.
                           Suite 600 - LB48
                           Garland, Texas 75042
                           Attention: Preston A. Peak
                           Telecopy No.: (972) 864-9095

                           With copies to:
                           Bryan E. Bishop
                           LOCKE LIDDELL & SAPP LLP
                           2200 Ross Avenue, Suite 2200
                           Dallas, Texas 75201-6776
                           Telecopy No.: (214) 740-8800

                           If to Raley GP:
                           1919 S. Shiloh Rd.
                           Suite 600 - LB48
                           Garland, Texas 75042
                           Attention: James E. Raley
                           Telecopy No.: (972) 864-9095

                           With copies to:
                           Bryan E. Bishop
                           LOCKE LIDDELL & SAPP LLP
                           2200 Ross Avenue, Suite 2200
                           Dallas, Texas 75201-6776
                           Telecopy No.: (214) 740-8800




or such other address or addresses of which any Holders shall have given the other Holders notice. Any notice shall be in accordance with Section 8.1.

         Section 9.3. Further Assurances. Each Holder hereby covenants and agrees to execute and deliver such instruments as may be reasonably requested by any other Holder to convey any interest or to take any other action required or permitted under this Agreement.

         Section 9.4. Titles and Captions. All article, section, or subsection titles or captions contained in this Agreement or the table of contents hereof are for convenience only and shall not be deemed part of the context of this Agreement.

         Section 9.5. Number and Gender of Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         Section 9.6. Entire Agreement. This Agreement, together with the LLC Agreement and the Limited Partnership Agreement, contains the entire understanding between and among the Holders and supersedes any prior understandings and agreements between and among them respecting the subject matter of this Agreement.

         Section 9.7. Amendment. This Agreement may be amended or modified only by a written document executed by all the Holders.

         Section 9.8. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of the Holders.

         Section 9.9. Waiver. No failure by any Holder to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition. Any Holder by the issuance of written notice may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of any other Holder. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term, and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         Section 9.10. Remedies. The rights and remedies of the Holders set forth in this Agreement shall not be mutually exclusive or exclusive of any right, power or privilege provided by law or in equity or otherwise and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof or of any legal, equitable or other right. Each of the Holders confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, or shall limit or affect any rights at law or by statute or otherwise of any Holder aggrieved as against another Holder for a breach or threatened breach of any provision hereof, it being the intention of this section to make clear the agreement of the Holder that the respective rights and obligations of the Holders hereunder shall be enforceable in equity as well as at law or otherwise.

         Section 9.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

         Section 9.12. DISPUTE RESOLUTION.

                  (a) NEGOTIATION. THE PARTIES SHALL ATTEMPT TO RESOLVE ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION, BREACH, OR VALIDITY OF THIS AGREEMENT, PROMPTLY BY GOOD FAITH NEGOTIATION AMONG EXECUTIVES WHO HAVE AUTHORITY TO RESOLVE THE CONTROVERSY. ANY PARTY MAY GIVE THE OTHER PARTIES WRITTEN NOTICE OF ANY DISPUTE NOT RESOLVED IN THE NORMAL COURSE OF BUSINESS. WITHIN 10 DAYS AFTER DELIVERY OF THE NOTICE, THE RECEIVING PARTY SHALL SUBMIT TO THE OTHERS A WRITTEN RESPONSE. THE NOTICE AND THE RESPONSE SHALL INCLUDE
         (A) A STATEMENT OF THE PARTIES' CONCERNS AND PERSPECTIVES ON THE ISSUES IN DISPUTE, (B) A SUMMARY OF SUPPORTING FACTS AND CIRCUMSTANCES AND (C) THE IDENTITY OF THE EXECUTIVE WHO WILL REPRESENT THAT PARTY AND OF ANY OTHER PERSON WHO WILL ACCOMPANY THE EXECUTIVE. WITHIN 15 DAYS AFTER DELIVERY OF THE ORIGINAL NOTICE, THE EXECUTIVES OF THE PARTIES SHALL MEET AT A MUTUALLY ACCEPTABLE TIME AND PLACE, AND THEREAFTER AS OFTEN AS THEY REASONABLY DEEM NECESSARY, TO ATTEMPT TO RESOLVE THE DISPUTE. ALL NEGOTIATIONS PURSUANT TO THIS CLAUSE AND CLAUSE (B) BELOW ARE CONFIDENTIAL AND SHALL BE TREATED AS COMPROMISE AND SETTLEMENT NEGOTIATIONS FOR PURPOSES OF APPLICABLE RULES OF EVIDENCE.

                  (b) MEDIATION. IF A DISPUTE HAS NOT BEEN RESOLVED BY DISCUSSION BETWEEN OR AMONG THE PARTIES WITHIN 20 DAYS OF THE DISPUTING PARTNERS' NOTICE, ANY PARTY MAY BY NOTICE TO THE

         OTHER PARTIES WITH WHOM SUCH DISPUTE EXISTS REQUIRE MEDIATION OF THE DISPUTE, WHICH NOTICE SHALL IDENTIFY THE NAMES OF NO FEWER THAN THREE
         (3) POTENTIAL MEDIATORS. EACH PARTY AMONG WHOM THE DISPUTE EXISTS WILL IN GOOD FAITH ATTEMPT TO AGREE UPON A MEDIATOR AND AGREES TO PARTICIPATE IN MEDIATION OF THE DISPUTE IN GOOD FAITH. IF THE PARTIES ARE UNABLE TO AGREE UPON A MEDIATOR WITHIN FIFTEEN (15) DAYS AFTER SUCH NOTICE, THE PARTIES AGREE TO PROCEED TO MEDIATION UNDER THE COMMERCIAL MEDIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT ON THE DATE OF THIS AGREEMENT. IF SUCH DISPUTE SHALL NOT HAVE BEEN RESOLVED BY MEDIATION WITHIN THE TIME PERIOD SPECIFIED N SUBSECTION (C) BELOW, ARBITRATION MAY BE INITIATED PURSUANT TO SUBSECTION (C) BELOW. ALL EXPENSES OF THE MEDIATOR SHALL BE EQUALLY SHARED BY THE PARTIES AMONG WHOM THE DISPUTE EXISTS.

                  (c) BINDING ARBITRATION.

                           (i) ANY DISPUTE ARISING OUT OF OR RELATING TO THIS
                  AGREEMENT OR THE BREACH, TERMINATION, OR VALIDITY OF THE AGREEMENT WHICH HAS NOT BEEN RESOLVED BY MEDIATION WITHIN 30 DAYS OF THE INITIATION OF SUCH PROCEDURE, OR WHICH HAS NOT BEEN RESOLVED PRIOR TO THE TERMINATION OF MEDIATION, SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") IN EFFECT ON THE DATE OF THIS AGREEMENT. IF A PARTY TO A DISPUTE FAILS TO PARTICIPATE IN MEDIATION, THE OTHERS MAY INITIATE ARBITRATION BEFORE EXPIRATION OF THE ABOVE PERIOD. IF THE AMOUNT OF THE CLAIM ASSERTED BY ANY PARTY IN THE ARBITRATION EXCEEDS $1,000,000, THE PARTNERS AGREE THAT THE AMERICAN ARBITRATION ASSOCIATION OPTIONAL PROCEDURES FOR LARGE, COMPLEX COMMERCIAL DISPUTES WILL BE APPLIED TO THE DISPUTE.

                           (ii) THE AAA SHALL SUGGEST A PANEL OF ARBITRATORS,
                  EACH OF WHOM SHALL BE KNOWLEDGEABLE WITH RESPECT TO THE SUBJECT MATTER OF THE DISPUTE. ARBITRATION SHALL BE BEFORE A SOLE ARBITRATOR IF THE DISPUTING PARTNERS AGREE ON THE SELECTION OF A SOLE ARBITRATOR. IF NOT, ARBITRATION SHALL BE BEFORE THREE INDEPENDENT AND IMPARTIAL ARBITRATORS, ALL OF WHOM SHALL BE APPOINTED BY THE AAA IN ACCORDANCE WITH ITS RULES.

                           (iii) THE PLACE OF ARBITRATION SHALL BE DALLAS,
                  TEXAS.

                           (iv) THE ARBITRATOR(S) ARE NOT EMPOWERED TO AWARD
                  DAMAGES IN EXCESS OF COMPENSATORY DAMAGES.

                           (v) THE AWARD RENDERED BY THE ARBITRATORS SHALL BE IN
                  WRITING AND SHALL INCLUDE A STATEMENT OF THE FACTUAL BASES AND THE LEGAL CONCLUSIONS RELIED UPON BY THE ARBITRATORS IN MAKING SUCH AWARD. THE ARBITRATORS SHALL DECIDE THE DISPUTE IN COMPLIANCE WITH THE APPLICABLE SUBSTANTIVE LAW AND CONSISTENT WITH THE PROVISIONS OF THE AGREEMENT, INCLUDING LIMITS ON DAMAGES. THE AWARD RENDERED BY THE ARBITRATOR(S) SHALL BE FINAL AND BINDING, AND JUDGMENT UPON THE AWARD MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF.

                           (vi) ALL MATTERS RELATING TO THE ENFORCEABILITY OF
                  THIS ARBITRATION AGREEMENT AND ANY AWARD RENDERED PURSUANT TO THIS AGREEMENT SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. Section 1-16. THE ARBITRATOR(S) SHALL APPLY THE SUBSTANTIVE LAW OF THE STATE OF DELAWARE, EXCLUSIVE OF ANY CONFLICT OF LAW RULES.

                           (vii) EACH PARTNER IS REQUIRED TO CONTINUE TO PERFORM
                  ITS OBLIGATIONS UNDER THIS CONTRACT PENDING FINAL RESOLUTION OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS CONTRACT, UNLESS TO DO SO WOULD BE IMPOSSIBLE OR IMPRACTICABLE UNDER THE CIRCUMSTANCES.

                           (viii) NOTHING IN THIS SECTION 9.12 SHALL LIMIT THE
                  PARTNERS' RIGHTS TO OBTAIN PROVISIONAL, ANCILLARY OR EQUITABLE RELIEF FROM A COURT OF COMPETENT JURISDICTION.

         (d) EXPENSES. EACH PARTY SHALL PAY ITS OWN EXPENSES OF ARBITRATION AND THE EXPENSES OF THE ARBITRATORS SHALL BE EQUALLY SHARED; PROVIDED, HOWEVER, IF IN THE OPINION OF THE ARBITRATORS ANY CLAIM BY EITHER PARTY HEREUNDER OR ANY DEFENSE OR OBJECTION THERETO BY THE OTHER PARTY WAS UNREASONABLE AND NOT MADE IN GOOD FAITH, THE ARBITRATORS MAY ASSESS, AS PART OF THE AWARD, ALL OR ANY PART OF THE ARBITRATION EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) OF THE OTHER PARTY AND OF THE ARBITRATORS AGAINST THE PARTY RAISING SUCH UNREASONABLE CLAIM, DEFENSE, OR OBJECTION. NOTHING HEREIN SET FORTH SHALL PREVENT THE PARTIES FROM SETTLING ANY DISPUTE BY MUTUAL AGREEMENT AT ANY TIME.

         Section 9.13. WAIVER. EACH HOLDER WAIVES ANY RIGHT THAT THE HOLDER MAY HAVE TO COMMENCE ANY ACTION IN ANY COURT WITH RESPECT TO ANY DISPUTE AMONG THE HOLDERS RELATING TO OR ARISING UNDER THIS

AGREEMENT OR THE RIGHTS OR OBLIGATIONS OF ANY HOLDER HEREUNDER, OTHER THAN AN ACTION BROUGHT TO ENFORCE THE ARBITRATION PROVISIONS OF SECTION 9.12 HEREOF. THE HOLDERS AGREE THAT ANY SUCH ACTION SHALL BE BROUGHT (AND VENUE FOR ANY SUCH ACTION SHALL BE APPROPRIATE) IN DALLAS, TEXAS.

         Section 9.14. U.S. Dollars. Any reference in this Agreement to "dollars," "funds" or "sums" or any amounts denoted with a "$" shall be references to United States dollars.

                      [FOLLOWING ARE THE SIGNATURE PAGES.]

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement on the 13th day of December, 2001.

THE COMPANY

DORCHESTER MINERALS MANAGEMENT GP LLC,
         a Delaware limited liability company



         By:
            --------------------------------------------------
         Name:
              ------------------------------------------------
         Title:
               -----------------------------------------------



THE PARTNERSHIP

DORCHESTER MINERALS MANAGEMENT LP,
         a Delaware limited partnership

By:      DORCHESTER MINERALS MANAGEMENT GP LLC, its general partner



         By:
            --------------------------------------------------
         Name:
              ------------------------------------------------
         Title:
               -----------------------------------------------


THE HOLDERS

SAM PARTNERS, LTD.

By:      SAM Partners Management, Inc., its general partner



         By:
            --------------------------------------------------
                  H. C. Allen, Jr., Secretary



VAUGHN PETROLEUM, LTD.

By:      VPL (GP), LLC, its general partner



         By:
            --------------------------------------------------
         Name:
              ------------------------------------------------
         Title:
               -----------------------------------------------

SMITH ALLEN OIL & GAS, INC.



By:
   --------------------------------------------------
         William Casey McManemin, Vice President



P.A. PEAK HOLDINGS LP, a Delaware limited partnership

By:      Peak Limited Liability Company No. 1,
         a Texas limited liability company, its General Partner


         By:
            --------------------------------------------------
                  Preston A. Peak, President



JAMES E. RALEY GENERAL PARTNERSHIP,
         a Texas general partnership

By:      YELAR GP LLC, a Texas limited liability company,
         its General Partner



         By:
            --------------------------------------------------
                  James E. Raley, President



By:      YELAR LP, a Texas limited partnership,
         its General Partner



         By:
            --------------------------------------------------
                  James E. Raley, President

                                                                      EXHIBIT D

                         PERCENTAGE INTERESTS IN DMMLLC


                                                         Percentage
                                                        Interests in
                                                           DMMLLC
                                                        ------------
SAM Partners, Ltd.                                         20.5%

Vaughn Petroleum, Ltd.                                     20.5%

Smith Allen Oil & Gas, Inc.                                20.0%

P.A. Peak, Inc. (P.A.
Peak Holdings LP)                                          19.5%

James E. Raley, Inc. (James
E. Raley General
Partnership)
                                                           19.5%

                                                                       EXHIBIT E

                   FORM OF ASSIGNMENT OF PARTNERSHIP INTEREST

         THIS ASSIGNMENT OF PARTNERSHIP INTEREST (this "Assignment") is made and entered into effective this ____ day of ___________, ______, by and between ____________________, a ___________________ ("Assignor") and Dorchester Minerals
Management LP, a Delaware limited partnership ("Assignee").

                                   WITNESSETH

[*Alternative for general partners of RRC:

         WHEREAS, Assignor owns a 2% general partnership interest in the capital and profits of Dorchester Minerals, L.P., a Delaware limited partnership (the "Partnership"), relating solely to the assets of the Partnership previously owned by Republic Royalty Company (the "Partnership Interest")].

[*Alternative for general partner of SAOG:

         WHEREAS, Assignor owns a 4% general partnership interest in the capital and profits of Dorchester Minerals, L.P., a Delaware limited partnership (the "Partnership"), relating solely to the assets of the Partnership previously owned by Spinnaker Royalty Company, L.P. (the "Partnership Interest")].

[*Alternative for general partners of DHL:

         WHEREAS, Assignor owns ______________ Common Units of Dorchester Minerals, L.P., a Delaware limited partnership (the "Partnership"), representing limited partnership interests in the Partnership (the "Partnership Interest")].

         WHEREAS, Assignee desires to acquire from Assignor and Assignor desires to assign to Assignee, the Partnership Interest in the Partnership.

         NOW, THEREFORE, in consideration of the premises, warranties and mutual covenants set forth herein, the parties hereto agree as follows:

         1. Assignment. Assignor hereby assigns to Assignee, and Assignee hereby acquires from Assignor the Partnership Interest, including but not limited to, that portion of the rights, title and interests of Assignor in and to the properties (real and personal), capital, cash flow distributions and profits and losses of the Partnership which are allocable to the Partnership Interest. From and after the date hereof, Assignor shall have no rights, title or interests in the Partnership. [*For DHL general partners: Assignor is delivering herewith to Assignee the certificate representing the Partnership Interest, properly endorsed to Assignee.]

         2. Effective Date. The Assignment herein is effective as of the date first set forth above, and from and after that date that portion of the net profits or net losses of the Partnership allocable to the Partnership Interest shall be credited to Assignee and Assignor shall have no interests therein or claims thereto.

         3. Future Cooperation on Subsequent Documents. Assignor and Assignee mutually agree to cooperate at all times from and after the date hereof with respect to the supplying of any information requested by the other regarding any of the matters described in this Assignment, and each agrees to execute such further deeds, bills of sale and assignments as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the transactions described herein.

         4. Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

         5. Modification and Waiver. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         6. Governing Law. This Assignment shall be governed by, and construed in accordance with the laws of, the State of Texas (without regard to principles of conflict of laws).

         7. Counterparts. This Assignment may be executed in any number of counterparts each of which shall be an original and all of which shall together constitute one and the same agreement.

                      [The next page is the signature page]

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment to be effective as of the date first written above.



                                    ASSIGNOR:


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    ASSIGNEE:

                                    DORCHESTER MINERALS
                                    MANAGEMENT LP

                                    By:  Dorchester Minerals Management GP LLC,
                                         its general partner

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------